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                                                                   EXHIBIT 99.07

                     FINANCIAL INSTITUTIONS RETIREMENT FUND

                                  REGULATIONS

                                   governing

                      THE COMPREHENSIVE RETIREMENT PROGRAM

                     25TH REVISION, EFFECTIVE JUNE 30, 2002
                            (Subject to IRS Approval)

           108 CORPORATE PARK DRIVE     -      WHITE PLAINS, NY  10604

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                     FINANCIAL INSTITUTIONS RETIREMENT FUND

                          Established December 1, 1943

A non-profit, IRS qualified, tax-exempt, pension plan and trust through which Federal Home Loan Banks, Savings and Loan Associations and similar institutions, or any other federally insured financial institutions (including those organizations serving them) may cooperate in providing for the retirement of their employees. These Regulations, including the Appendices attached hereto, contain the governing provisions of the Retirement Fund's Comprehensive Retirement Program, a plan which provides retirement and death benefits. All contributions to the Retirement Fund are commingled, and all assets of the Retirement Fund are invested on a pooled basis, without allocation to individual employers or employees. All amounts payable by the Retirement Fund are a general charge upon all its assets.

Effective June 30, 2002 (including amendments through July 1, 2002), except as otherwise provided, the Financial Institutions Retirement Fund's Comprehensive Retirement Program is hereby amended and restated in its entirety to provide as follows:
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                                TABLE OF CONTENTS

ARTICLE I          DEFINITIONS............................................     1

ARTICLE II         PARTICIPATION AND MEMBERSHIP...........................    14

     Section 1.    Employer Participation.................................    14

     Section 2.    Employee Membership....................................    15

ARTICLE III        SERVICE................................................    18

     Section 1.    Benefit Service........................................    18

     Section 2.    Vesting Service........................................    19

ARTICLE IV         BASIC BENEFITS.........................................    20

     Section 1.    Normal Retirement......................................    20

     Section 2.    Early Retirement.......................................    20

     Section 3.    Death Benefits.........................................    24

     Section 4.    Post-Age 65 Accruals...................................    30

ARTICLE V          BENEFIT FORMULAS AND ADDITIONAL BENEFITS...............    31

     Section 1.    Normal Retirement Benefit Formulas.....................    31

     Section 2.    Early Retirement Factors...............................    55

     Section 3.    Disability Retirement Benefit..........................    56

     Section 4.    Additional Death Benefits..............................    58

     Section 5.    Retirement Adjustment Payment..........................    60

     Section 6.    Post-Retirement Supplements............................    60

     Section 7.    Supplemental Early Retirement Window Benefit...........    62

     Section 8.    Reduction in Accrual Rate for Certain Employees........    66

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
ARTICLE VI         OPTIONAL FORMS OF PAYMENT..............................    67

     Section 1.    Options................................................    67

     Section 2.    Conditions of Election.................................    68

ARTICLE VII        METHOD OF PAYMENT......................................    69

ARTICLE VIII       RESTORATION OF A Retiree TO SERVICE....................    76

ARTICLE IX         CONTRIBUTIONS..........................................    77

     Section 1.    Engagement of Actuary..................................    77

     Section 2.    Single Plan............................................    77

     Section 3.    Contributions by Employers.............................    77

     Section 4.    Administrative Expenses................................    78

     Section 5.    Contributions by Members...............................    79

     Section 6.    Contribution Requirements for Benefit Improvements.....    80

     Section 7.    Return of Contributions to Employer....................    81

ARTICLE X          EFFECTS OF VARIOUS EVENTS ON MEMBERSHIP AND SERVICE....    82

     Section 1.    Termination of Membership..............................    82

     Section 2.    Reinstatement of Membership and Service................    82

     Section 3.    Inactive Membership....................................    83

     Section 4.    Leaves of Absence......................................    84

     Section 5.    Service With a Controlled Corporation..................    86

     Section 6.    Uniform Applicability of Rules.........................    86

ARTICLE XI         MISCELLANEOUS PROVISIONS...............................    87

     Section 1.    Limitations on Benefits Required by the IRC............    87

     Section 2.    Small Benefits.........................................    92

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
     Section 3.    Amounts Payable to Incompetents, Minors or Estates.....   93

     Section 4.    Non-alienation of Amounts Payable......................   93

     Section 5.    Unclaimed Benefits.....................................   94

     Section 6.    Top Heavy Provisions...................................   94

     Section 7.    Transfer of Assets and Liabilities from Prior Plan.....   97

     Section 8.    Supplemental Retirement Allowance......................   98

ARTICLE XII        WITHDRAWAL OF PARTICIPATING EMPLOYER...................  100

     Section 1.    Notice and Effect......................................  100

     Section 2.    Distributable Fund.....................................  103

     Section 3.    Payment of Distributable Fund..........................  106

     Section 4.    Partial Termination....................................  108

     Section 5.    Transfer to Qualified Successor Plan...................  108

     Section 6.    Special Procedures Upon Conservatorship
                   or Receivership........................................  108

ARTICLE XIII       TERMINATION OF THE TRUST...............................  111

ARTICLE XIV        ADMINISTRATION AND MANAGEMENT OF FUND..................  108

     Section 1.    Administration.........................................  115

     Section 2.    Dispute Resolution.....................................  117

     Section 3.    Management.............................................  119

     Section 4.    Information and Communications.........................  122

ARTICLE XV         AMENDMENTS.............................................  126

ARTICLE XVI        INTERPRETATION.........................................  127

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                                   REGULATIONS

                           As amended to July 1, 2002

                              ARTICLE I DEFINITIONS

The following words and phrases as used in these Regulations shall have the following meanings:

(1)   Abbreviations used in the following text shall mean:

      IRS                U.S. Internal Revenue Service

      IRS Regulations    Regulations under the U.S. Internal Revenue Code

      IRC                U.S. Internal Revenue Code of 1986, as amended

      ERISA Employee Retirement Income Security Act of 1974, as amended

      PBGC               Pension Benefit Guaranty Corporation

      DOL                U.S. Department of Labor

(2) "ACCUMULATED CONTRIBUTIONS" - The amount of benefit standing to the credit of a Member representing the contributions made by the Member together with Regular Interest thereon as determined in accordance with ERISA.

(3) "ACTUARIAL INCREASE ADJUSTMENT FACTOR" - The monthly increase to the Member's Retirement Allowance beginning as of the Member's Normal Retirement Date. Such monthly increase shall be determined as follows:

 Age                   Adjustment
 ---                   ----------
65-70                 .8% per month
70-75                1.0% per month
75-80                1.2% per month
80-85                1.5% per month
85-90                1.9% per month
90-95                2.5% per month
95 and older         3.4% per month

                                        1

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(4)   "BENEFICIARY" - In accordance with Article IV, Section 3 and applicable law, the person or persons, other than a Contingent Annuitant, designated to receive any amount payable upon the death of a Member or Retiree. Such designation may be made or changed only by the Member or Retiree on a form provided by, and filed with, the Retirement Fund prior to the Member's death. If no Beneficiary is designated, or if the designated Beneficiary predeceases the Member or Retiree, then (except as provided in Article IV, Section 3(C) or Article VI, Section 1, Option 2) any such amount payable shall be paid to the estate of such Member or Retiree upon the Member's or Retiree's death.

(5) "BENEFIT SERVICE" - The period of Service counted in determining a Member's benefits as described in Article III.

(6) "BOARD" - The Board of Directors provided for in Article XIV to direct the operations of the Retirement Fund.

(7) "BREAK IN SERVICE" - A Period of Severance of at least 12 consecutive months.

(8)   "CCL" - For purposes of Subsections (E), (F), (G), (H), (I), (J), (K),
      (L), (M), (N), (O), (P), (Q) and (S) of Article V, Section 1 (except as otherwise provided in the following paragraph), the average of the taxable wage bases in effect under Section 230 of the Social Security Act as of the beginning of each Plan Year included in the 35-year period ending with the last day of the calendar year preceding the calendar year in which the Member attains (or will attain) his social security retirement age, as defined in Section 415(b)(8) of the IRC. However, commencing with the Plan Year beginning on July 1, 1995, CCL shall mean the average of the taxable wage bases in effect under Section 230 of the Social Security Act as of the beginning of each Plan Year included in the 35-year period ending with the last day of the calendar year in which the Member attains (or will attain) his social security retirement age, as defined in Section 415(b)(8) of the IRC.

      The taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the

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      beginning of the Plan Year for which the determination is being made. In addition, a Member's CCL for a Plan Year beginning before the 35-year period referred to in this paragraph shall be the taxable wage base in effect as of the beginning of such Plan Year.

      For purposes of Subsections (G), (H), (I), (J), (K), (L), (M), (N), (O),
      (P), (Q) and (S) of Article V, Section 1, in lieu of the foregoing definition of CCL, an Employer may elect, on a uniform basis for its Members, to define CCL as the greater of $10,000 or one-half of the "covered compensation" (as defined in Section 1,401 (l)-1(c)(7) of the IRS Regulations) of an individual who attains his social security retirement age in the calendar year in which the Plan Year begins.

(9) "CAREER AVERAGE SALARY" - The average annual Salary during the period of Benefit Service.

(10)  "CASH BALANCE ACCOUNT" - The Cash Balance Account as defined in Article V,
      Section 1(R).

(11) "CHANGE OF CONTROL" - A Buyout, Merger, or Substantial Change of Ownership. For this purpose, these terms shall have the following meaning:

            "BUYOUT" - A transaction or series of related transactions by which the Employer is sold, either through the sale of a Controlling Interest in the Employer's voting stock or through the sale of all or substantially all of the Employer's assets, to a party not having a Controlling Interest in the Employer's voting stock.

            "MERGER" - A transaction or series of transactions wherein the Employer is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Employer's voting stock own less than a Controlling Interest in the voting stock of the combined entity.

            "CONTROLLING INTEREST" - The ownership, either directly or indirectly, of more than 20% of the Employer's voting stock.

                                        3

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            "SUBSTANTIAL CHANGE OF OWNERSHIP" - A transaction or series of transactions in which a Controlling Interest in the Employer is acquired by or for a person or persons or business entity, which person(s) or entity did not own, either directly or indirectly, a Controlling Interest in the Employer.

(12) "COMMENCEMENT DATE" - The date on which an Employer begins to participate in the Retirement Fund's Comprehensive Retirement Program.

(13) "COMMUTED VALUE" - The present value of a series of future installment payments discounted at the rate of 7% per annum.

(14) "CONTINGENT ANNUITANT" - A person designated to receive a continuing allowance under one of the options of, and in accordance with, Article VI upon the death of a Retiree.

(15) "DISABILITY RETIREMENT DATE" - The first day of the month coincident with or next following the date on which the Member separates from active employment by reason of disability.

(16) "EARLY RETIREMENT DATE" - The first day of the month coincident with or next following the Member's termination of employment and the Member's attainment of (i) age 45, (ii) age 55, or (iii) age 55 plus the completion of ten (10) years of Vesting Service, as designated by the Employer.

(17) "EFFECTIVE DATE" - Except as otherwise noted herein, the effective date of the Regulations, as amended and restated, is June 30, 2002 (including amendments effective through July 1, 2002).

(18) "EMPLOYEE" - Unless an Employer elects otherwise or as necessary to satisfy the requirements of IRC Sections 410(b) and 401(a)(26) and the IRS Regulations thereunder, any person in the Service of an Employer who receives a Salary, and any Leased Employees. If an individual receives no income from an Employer other than commissions and such Employer does not elect to include commissions as Salary under Section (43) of this Article, then such individual shall not be treated as an Employee for purposes of the Regulations.

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      Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Members of the Retirement Fund.

(19) "EMPLOYER" - Any institution which has adopted the Regulations and participates in the Retirement Fund, having applied, qualified and been approved in accordance with Article II, Section 1.

(20)  "ENROLLMENT DATE" - The date on which an Employee becomes a Member.

(21) "EQUIVALENT VALUE" - A benefit of equivalent value when computed on the basis of tables, developed taking into account actuarial assumptions and interest rates, which tables were last adopted for this purpose by the Board and specified in Appendix A attached hereto or based upon an interest rate and mortality table designated by the Employer; provided, however, that the interest rate used to determine the Equivalent Value of a benefit for purposes of Article VII, Section 2(B) and Article XI,
      Section 2, shall not be greater than the rate prescribed under Article VII, Section 2(B).

(22) "HIGH-5 SALARY" - The average annual Salary over the 5 consecutive years of highest Salary during Benefit Service (or during all the years of Benefit Service if less than 5).

(23) "HIGH-3 SALARY" - The average annual Salary over the 3 consecutive years of highest Salary during Benefit Service (or during all the years of Benefit Service if less than 3).

(24) "HIGHLY COMPENSATED EMPLOYEE" - For Plan Years beginning after December 31, 1996, an Employee or a Member (i) who is a five percent owner at any time during the look-back year or determination year, or (ii) (a) who is employed during the determination year and who during the look-back year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to the IRC and IRS Regulations thereunder for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

                                        5

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      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the calendar year ending within the determination year.

      The top-paid group shall consist of the top twenty percent of the Employees when ranked on the basis of compensation paid by the Employer.

      The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the IRC and the IRS Regulations thereunder.

      For Plan Years beginning after December 31, 1996, the family member aggregation rules of Section 414(q)(6) of the IRC (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

(25)  "HOUR OF SERVICE" -

      (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

      (B) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this Subsection (B) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (B) will be calculated and credited pursuant to Section 2530.200b-2 of the DOL Regulations which is incorporated herein by this reference; and

      (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service will not be credited both under Subsection (A) or (B), as the case may be, and under this Subsection (C). These hours will be credited to the Employee for the computation period or periods to which the award or

                                        6

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            agreement pertains rather than the computation period in which the award, agreement or payment is made.

            Hours of Service will be credited for employment with other members of an affiliated service group (under IRC Section 414(m)), a controlled group of corporations (under IRC Section 414(b)), or a group of trades or businesses under common control (under IRC
            Section 414(c)), of which the Employer is a member, and any other entity required to be aggregated with such Employer pursuant to IRC
            Section 414(o).

            Hours of Service will also be credited for any individual considered an Employee for purposes of the Regulations under IRC Section 414(n) or Section 414(o).

(26) "LEASED EMPLOYEE" - Any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the IRC) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. Benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

(27) "LIMITATION YEAR" - For purposes of applying the limitations of Section 415 of the IRC, the "Limitation Year" shall be the twelve consecutive month period beginning January 1 and ending December 31.

(28) "MEMBER" - An Employee enrolled in the membership of the Retirement Fund's Comprehensive Retirement Program as provided in Article II, Section 2.

(29) "NON-HIGHLY COMPENSATED EMPLOYEE" - An Employee who is not a Highly Compensated Employee.

(30) "NORMAL RETIREMENT DATE" - The first day of the month coincident with or next following the Member's 65th birthday or, if later, the date of his termination of

                                        7

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      employment; except that if the Member shall have attained age 65 before his Employer's Commencement Date, than his Normal Retirement Date shall be such Member's termination of employment.

(31) "PBGC INTEREST RATE" - The interest rate used by the PBGC, as of the date of distribution, for purposes of determining the present value of a lump sum distribution on plan termination.

(32)  "PENSION EQUITY BENEFIT" - The Pension Equity Benefit as defined in
      Article V, Section 1(S).

(33) "PERIOD OF SEVERANCE" - A continuous period of time during which the Employee is not employed by an Employer and commences on an Employee's severance from service date. An Employee's severance from service date is the date the Employee retires, quits or is discharged or, if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

(34)  "PLAN YEAR" - A 12-month period ending June 30.

(35) "QUALIFIED DOMESTIC RELATIONS ORDER" - Any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Board to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the IRC.

(36) "REGULAR INTEREST" - Interest at the rate or rates adopted from time to time by the Board for the purpose of computing interest on the contributions made by a Member; provided, however, for Plan Years beginning on or after July 1, 1988 interest compounded annually at the rate of 120 percent of the applicable Federal mid-term rate as in effect under IRC Section 1274 for the first month of the Plan Year.

(37) "REGULATIONS" - The Regulations of the Retirement Fund, as the same may be amended from time to time.

(38) "REQUIRED BEGINNING DATE" - Effective for distributions made on or after January 1, 1997, the Required Beginning Date shall be the later of the April 1 of the

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      calendar year following (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires, except that the Required Beginning Date for a five-percent owner shall be the April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2.

      Any Member attaining age 70 1/2 in years after 1995 who continues in service may elect by April 1 of the calendar year following the calendar year in which the Member attained age 70 1/2 (or by December 31, 1997 in the case of a Member attaining age 70 1/2 in 1996) to defer distributions until the April 1 of the calendar year following the calendar year in which the Member retires. If no such election is made, the Member will begin receiving distributions by the April 1 of the calendar year following the calendar year in which the Member attained age 70 1/2 (or by December 31, 1997 in the case of a Member attaining age 70 1/2 in 1996).

      Any Member attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence distributions by the April 1 of the calendar year following the calendar year in which the Member retires. If such election is made, there is a new annuity starting date upon recommencement.

      A Member is treated as a five-percent owner for purposes of this section if such Member is a five-percent owner as defined in Section 416 of the IRC at any time during the Plan Year ending with or within the calendar year in which such five-percent owner attains age 70 1/2.

      Once distributions have begun to a five-percent owner under this section, the distributions must continue, even if the Member ceases to be a five-percent owner in a subsequent year.

(39) "RETIREE" - A former Member who has been retired under Article IV or XII (including one who terminated with a vested benefit and deferred commencement of his Retirement Allowance).

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(40)  "RETIREMENT ALLOWANCE" - The annual lifetime allowance payable to a
      Retiree under Articles IV and V.

(41)  "RETIREMENT DATE" - The date as of which a Member becomes a Retiree under
      Article IV or XII.

(42) "RETIREMENT FUND" - The Financial Institutions Retirement Fund (formerly known as Savings Associations Retirement Fund) consisting of and governed by the Regulations and Trust which together constitute a tax-qualified employee retirement benefit plan.

(43) "SALARY" - An Employer shall adopt, on a uniform basis for its Members and in accordance with the applicable provisions of the IRC and IRS Regulations, one of the following definitions of Salary:

      (A) (1) Regular, basic salary or wage rate as of January 1 of the calendar year or the Member's date of employment, if later.

          (2) Regular, basic salary or wage rate as of January 1 of the calendar year or the Member's date of employment, if later, plus overtime payments earned in the immediately preceding calendar year.

          (3) Regular, basic salary or wage rate as of January 1 of the calendar year, or the Member's date of employment, if later, plus overtime payments and bonuses earned in the immediately preceding calendar year.

          (4) Salary, as defined in Paragraph (1), (2) or (3) of this Subsection (A), plus commissions earned in the immediately preceding calendar year, but not to exceed such amount of commissions as the Employer shall designate.

      (B) (1) Regular, basic salary or wage rate as in effect for each month of the calendar year.

          (2) Regular, basic salary or wage rate as in effect for each month of the calendar year, plus overtime payments earned in each such month.

      (3) Regular, basic salary or wage rate as in effect for each month of the calendar year, plus overtime payments and bonuses earned in each such month.

      (4)   Salary, as defined in Paragraph (1), (2) or (3) of this Subsection
            (B), plus commissions earned in the current calendar year, but not to exceed such amount of commissions as the Employer shall designate.

(C) Total taxable compensation as reported on a Member's IRS Form W-2 (exclusive of any compensation deferred from a prior year) for the calendar year.

For purposes of the definition of "Salary" under Subsection (B) or Subsection
(C) of this Article I (43), Salary shall be deemed to be earned uniformly over each month of Benefit Service during the calendar year.

For purposes of the definition of "Salary," Special Payments and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member to a cafeteria plan under Section 125 of the IRC or, effective for Plan Years beginning on or after January 1, 1998, qualified transportation fringe benefits under Section 132(f) of the IRC unless the Employer specifically elects to exclude such contributions or benefits) shall be excluded. Amounts voluntarily deferred by a Member under Section 401
(k) of the IRC shall be included as Salary. If an Employer elects to include commissions in the definition of Salary adopted under this Article I (43), the amount of commissions to be included shall, at the Employer's option which shall be uniformly applied, be reduced, but not below zero, to an amount by which a fixed dollar amount specified by the Employer exceeds the Member's Salary excluding commissions. Accordingly, if a Member's Salary, excluding commissions, equals or exceeds the applicable fixed dollar amount, then no commissions will be included as Salary.

For all purposes of this Article I (43), only a Member's first $200,000 (adjusted for cost of living in accordance with Section 401(a)(17) of the IRC) of Salary shall be taken into account. Effective July 1, 1994, "Salary," as otherwise defined above, shall be limited to a Member's first $150,000 (as adjusted for cost-of-living and otherwise limited or modified in accordance with
      Section 401(a)(17) of the IRC and applicable IRS rulings and IRS Regulations); provided, however that a Member's accrued benefit determined in accordance with the Regulations shall not be less than the accrued benefit of such Member determined as of June 30, 1994.

      Subject to the IRC, any definition of "Salary" adopted by an Employer under Section (43) of this Article I shall be applied to all years of a Member's Benefit Service; provided, however, if an Employer so elects, the definition of Salary adopted under this Section (43) shall be applied only to a Member's years of Benefit Service completed subsequent to the effective date of the Employer's adoption of such definition of Salary.

(44) "SERVICE" - Employment with an Employer. A period of employment shall commence or recommence as of the first day the Employee is credited with an Hour of Service. In accordance with DOL Regulations Section 2530.200b-2(b) and (c), Service includes (i) periods of vacation, (ii) periods of layoff, (iii) periods of absence authorized by an employer for sickness, temporary disability or personal reasons, and (iv) if and to the extent required by federal law, service in the Armed Forces of the United States.

      In addition to the foregoing in this Section (44), Service shall include employment with other entities required to be aggregated with an Employer under IRC Section 414(b), (c), (m) or (o) and shall include an individual's employment with an Employer during the period for which such individual is not eligible for membership in the Retirement Fund's Comprehensive Retirement Program pursuant to Article II, Section 2(B).

(45) "SPECIAL PAYMENTS" - Deferred compensation in the year deferred and in the year paid, vacation pay, severance pay, moving expenses, and fringe benefits.

(46) "SPOUSE" - Except as otherwise provided by a Qualified Domestic Relations Order, the individual to whom a Member or Retiree was married on the earlier of

      (i) the date of his death or (ii) the first date of the period for which his Retirement Allowance commences.

(47) "STRAIGHT LIFE ANNUITY" - The normal Retirement Allowance elected by the Employer where all payments shall cease and no further amounts shall be due and payable upon the Retiree's death.

(48) "TRUST" - The Trust established in respect of the Regulations under the Declaration of Trust made as of July 15, 1943, as amended, in which the Regulations are incorporated by reference.

(49)  "TRUSTEE" - The Trustee of the Trust.

(50) "VESTING SERVICE" - The period of Service counted in determining a Member's eligibility for early retirement as described in Article III.

(51)  The masculine pronoun wherever used shall include the feminine pronoun.

                     ARTICLE II PARTICIPATION AND MEMBERSHIP

SECTION 1. EMPLOYER PARTICIPATION

Any federally insured financial institution or other organization serving it may apply to the Board for participation in the Retirement Fund's Comprehensive Retirement Program if (A) as of its Commencement Date and in accordance with
Section 410(b) of the IRC and the IRS Regulations (i) the percentage of Non-highly Compensated Employees who will benefit under the Regulations is at least 70% of the percentage of Highly Compensated Employees who will benefit under the Regulations (excluding such employees as are permitted to be excluded under IRS Regulations), or (ii) the average benefit percentage test (as defined in Section 410(b)(2) of the IRC and the IRS Regulations) will be satisfied with respect to the Employer, and (B) as of its Commencement Date and in accordance with Section 401(a)(26) of the IRC and the IRS Regulations, at least 50 (or, if a lesser number results, 40%) of the Employer's Employees will benefit under the Retirement Fund. An Employer may, at its option, subject to the provisions of the Regulations and applicable law, adopt different features and provisions (a different basis of participation) for different definable groups of employees, including for employees acquired pursuant to a merger or acquisition. The Employer will be required to demonstrate that this Section 1 and all other applicable IRC and IRS Regulations continue to be satisfied following the adoption of a different basis of participation for separate and definable groups of employees. The applicant shall submit the formal application and all required information, and the Board, in its discretion, shall decide upon admittance and determine the Commencement Date. The Board may, in its discretion and at such times as it may determine, require an affirmative showing by an Employer of its continued compliance with the requirements of Sections 410(b), 401(a)(4), and
Section 401(a)(26) of the IRC and IRS Regulations. Should an Employer determine that its basis of participation does not comply with the requirements of Section 410(b), 401(a)(4) or 401(a)(26) of the IRC and IRS Regulations, the Employer shall be permitted to expand membership in the Retirement Fund to satisfy such requirements as long as such amendment complies with applicable law. Initial and continued participation shall be subject to continued compliance with the IRC and IRS Regulations in order that the Retirement Fund be maintained as a trust qualified under Section 401 (a) of the IRC. Notwithstanding anything in this
Section 1 to the contrary, any Member of the Retirement Fund's Comprehensive Retirement Program who is transferred to a governmental or quasi-governmental agency serving the financial industry shall continue as a Member of the Retirement Fund's Comprehensive Retirement Program provided that such Member's employing agency has adopted the Regulations.

SECTION 2. EMPLOYEE MEMBERSHIP

(A) Every Employee, except as provided in Subsection (B) of this Section 2, shall be enrolled as a Member of the Retirement Fund's Comprehensive Retirement Program on the latest of:

      (1)   His Employer's Commencement Date; or

      (2) The first day of the month coincident with or next following the date he is hired by his Employer; or

      (3) The first day of the month coincident with or next following the expiration of any waiting period established with the Retirement Fund by his Employer and made uniformly applicable to its Employees, which period may not extend beyond the later of his completion of one year of Service or attainment of age 21. Such waiting period shall be inapplicable, however, in the cases of restoration and reinstatement of Service described in Article VIII and Article X,
            Section 2, respectively, except for those Employees who have received a complete distribution of their benefits on account of the withdrawal of their Employer from participation in the Retirement Fund under Article XII or who have elected to transfer their accrued benefits to a qualified successor plan on account of such withdrawal from participation in the Retirement Fund under Article XII; or

      (4) The first day of the month coincident with or next following the date he is no longer ineligible under Subsection (B) of this Section; or

      (5) In the case of an Employer with respect to whom Employees were excluded from eligibility for membership pursuant to Paragraph (1) of

            Subsection (B) of this Section 2, as in effect on June 30, 1988 (Employees hired on or after attainment of age 60 were ineligible), at such Employer's option, with respect to any Employee who had attained age 60 prior to being hired and who has an Hour of Service on or after July 1, 1988 the applicable enrollment date otherwise provided under this Subsection (A) and determined without regard to Paragraph (1) of Subsection (B) of this Section 2 as in effect on June 30, 1988.

(B) An Employee shall not be eligible for membership if he is in one of the following classes for which his Employer has requested, and the Retirement Fund has granted, subject to continuing compliance with applicable provisions of the IRC and ERISA, exclusion:

      (1) Those who are covered by another designated pension plan of their Employer.

      (2) Those who are compensated on an hourly basis - whereby compensation for each pay period {without regard to paid absences) is determined by multiplying the hourly wage rate by the actual number of Hours of Service completed.

      (3) Those who are hired under a written agreement which (i) precludes membership in the Retirement Fund and (ii) provides for a specific period of employment not in excess of one year.

      (4) Those Employees of an entity, designated by the Employer, who were employed by the designated entity immediately prior to the Employer's acquisition of such entity.

      (5)   Those who are hired on or after a date specified by the Employer.

      (6)   Those who are Leased Employees.

      (7)   Those who are employed at a bona-fide geographical location.

(C) Every Employee, except as provided in Subsection (D) of this Section 2, shall, as a condition of his employment, agree to become a Member when eligible and shall be enrolled as a Member by his Employer as of the date he becomes eligible. However, no person shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Retirement Fund.

(D) An Employee who is in Service on his Employer's Commencement Date may elect not to become a Member by filing with the Retirement Fund, within 60 days after he becomes eligible, written notice of such election wherein he waives all present and prospective benefits which he would otherwise have as a Member. An Employee who files such notice shall be excluded from membership upon receipt by the Retirement Fund of such notice. Thereafter, he may become a Member only if he files an enrollment application within five years of the later of such Commencement Date or the date he becomes eligible for membership, and furnishes evidence of good health satisfactory to the Retirement Fund.

(E) If, on the date a Member is enrolled, his Employer does not expect him to complete at least 1,000 Hours of Service in the next 12 consecutive month period, the Member shall be placed forthwith on inactive membership under
      Article X, Section 3.

(F) Membership shall not confer any legal rights upon any Employee or other person against any Employer, nor shall it interfere with the right of any Employer to discharge any Employee.

                               ARTICLE III SERVICE

SECTION 1. BENEFIT SERVICE

(A) Benefit Service is the period of Service counted in determining a Member's benefits (subject to Articles IV and V). It is the sum of Membership Service and Prior Service.

(B) Membership Service is the years and months of Service rendered by a Member from his Enrollment Date to the date of termination of his membership, which date shall be the date immediately preceding his applicable Retirement Date. Subject to Article X, a Member shall be credited with one month of Membership Service for each calendar month of enrolled membership during which an Hour of Service is credited.

(C) Prior Service is the years and months of Service rendered by a Member through the day preceding his Employer's Commencement Date, for which his Employer will allow credit on a uniform basis. At the Employer's option and in a uniform and nondiscriminatory manner, an Employer shall have the right to count, as Prior Service under this Subsection (C), any period of Service not otherwise taken into account pursuant to this Article.

      Notwithstanding the foregoing, an Employer may, with the consent of the Retirement Fund, determine as Prior Service of any Employee a period of his continuous employment with (i) an organization which has been merged or consolidated with, or substantially all the assets of which have been acquired by, the Employer and (ii) the Federal Home Loan Bank Board which preceded employment with such Employer, provided that such determination be uniformly applicable to all continuing Employees who have been employed by such organization and enrolled in the membership of the Retirement Fund.

      An Employer may, upon such terms and conditions as the Retirement Fund and the IRS shall approve, provide benefits in respect of any person covered by a prior retirement plan of the Employer which was qualified under
      Section 401 (a) of the IRC and in connection therewith transfer funds from such plan to the

      Retirement Fund so long as such transferred funds are applied so that each Member affected thereby would receive a benefit immediately after the transfer, if the Retirement Fund then terminated, at least equal to the benefit he would have received upon the termination of the prior plan immediately before such transfer.

SECTION 2. VESTING SERVICE

For purposes of determining an Employee's eligibility for early retirement and subject to any adjustment required by Article X, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of employment or reemployment with an Employer and ending on the date a Break in Service begins, except as otherwise provided in this Section 2. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

If an Employer is a member of an affiliated service group (under IRC Section 414(m)), a controlled group of corporations (under IRC Section 414(b)), or a group of trades or businesses under common control (under IRC Section 414(c)), or any other entity required to be aggregated with the employer pursuant to IRS
Section 414(o), Vesting Service will be credited for any employment for any period of time for any other member of such group. Vesting Service will also be credited for any individual required under IRC Section 414(n) or Section 414(o) to be considered an Employee of an employer aggregated under IRC Section 414(b),
(c), or (m).

Should an Employer that has never maintained a defined benefit pension plan commence participation in the Retirement Fund, such Employer may elect not to grant to its Employees Vesting Service credit for any service preceding the Employer's Commencement Date, except as required under Article X, Section 2. An Employer's election not to provide prior Vesting Service credit shall not affect the Employer's option to provide prior Benefit Service credit under Section 1 of this Article III for such Employees.

                            ARTICLE IV BASIC BENEFITS

All the benefits described in Articles IV and V are provided on a uniform basis for the Members of an Employer, except as otherwise provided under Article II,
Section 1 or under Article V, Section 8.

SECTION 1. NORMAL RETIREMENT

(A) Any Member who attains age 65 while in Service shall be fully vested and retired on his Normal Retirement Date.

(B) The annual normal Retirement Allowance payable as of a Member's Normal Retirement Date shall be determined under the benefit formula elected by the Employer under Article V, Section 1. In the case of a Member who retires after attaining age 65, such Member's Retirement Allowance shall be the greater of (i) the Member's Retirement Allowance based on his years of Benefit Service as of his Retirement Date, or (ii) the Member's Retirement Allowance as of the first day of the month coincident with or next following the later of (x) the Member's attainment of age 65 or (y) the Member's Employer's Commencement Date, increased by the Actuarial Increase Adjustment Factor for benefit formulas defined in Article V, Sections 1(A) through 1(Q).

(C) In lieu of having his normal Retirement Allowance commence as of his Normal Retirement Date, a Member may elect to have such allowance commence in an increased amount as of the first day of any month subsequent to his Normal Retirement Date but not later than his Required Beginning Date. For benefit formulas defined in Article V, Sections 1(A) through 1(Q), the regular Retirement Allowance of such a Member shall be increased by the Actuarial Increase Adjustment Factor.

SECTION 2. EARLY RETIREMENT

(A) Any Member whose Service is terminated before attainment of age 65 and who has a nonforfeitable right to all or a portion of the Retirement Allowance provided by his Employer's contributions may, upon written application filed with the Retirement Fund, be retired as of his Early Retirement Date.

(B)   (i)   With respect to the benefit formulas described in Article V,
            Sections 1(A), 1(B), 1(C), 1(F), 1(J), 1(K), 1(L), and 1(M), the
            annual early Retirement Allowance payable before age 65 shall be equal to a percentage of the annual Retirement Allowance otherwise payable as of the Member's Normal Retirement Date, calculated on the basis of his Salary (career average, High-5 or High-3, whichever is applicable) and the Benefit Service as of his Early Retirement Date.

      (ii) With respect to the benefit formulas described in Article V, Sections 1(D), 1(E), 1(G), 1(H), 1(I), 1(N), 1(O), 1(P), and 1(Q)
            the annual early Retirement Allowance payable before age 65 shall be equal to, as adjusted pursuant to the following sentence, a percentage of the annual Retirement Allowance otherwise payable as of the Member's Normal Retirement Date calculated on the basis of his Salary (High-5 or High-3, whichever is applicable) as of his Early Retirement Date and the Benefit Service he would have completed as of his Normal Retirement Date. The amount determined under the preceding sentence shall be multiplied by a fraction, the numerator of which is the actual years and months of Benefit Service the Member has completed as of his Early Retirement Date and the denominator of which is the number of years and months of Benefit Service which the Member would have completed as of his Normal Retirement Date.

      (iii) With respect to the Cash Balance Account formulas described in
            Article V, Section 1(R), the annual early Retirement Allowance payable before age 65 shall be equal to a percentage of the normal Retirement Allowance amount determined at the Member's Retirement Date under Article V, Section 2(A).

      (iv)  With respect to the Pension Equity Benefit formulas described in
            Article V, Section 1(S), the annual early Retirement Allowance payable before age 65 shall be equal to a percentage of the normal Retirement Allowance amount determined at the Member's Retirement Date under Article V, Section 2(A).

      (v)   The percentage applied in Subsection (B)(i) through (B)(iv) of this
            Section 2 shall be further adjusted by the Member's vesting percentage at early retirement from the following tables, as adopted by his Employer:

                         TABLE I

Completed Years of                       Vesting
 Vesting Service                        Percentage
------------------                      ----------
Less than 5                                  0%
5 or more                                  100%

                         TABLE II

Completed Years of                       Vesting
 Vesting Service                        Percentage
------------------                      ----------
Less than 2                                 0%
     2                                     20%
     3                                     40%
     4                                     60%
     5                                     80%
6 or more                                 100%

                         TABLE III

Completed Years of                       Vesting
 Vesting Service                        Percentage
------------------                      ----------
Less than 2                                 0%
     2                                     20%
     3                                     40%
     4                                     60%
5 or more                                 100%

                         TABLE IV

Completed Years of                      Vesting
 Vesting Service                       Percentage
------------------                     ----------
Less than 3                                0%
3 or more                                100%

                         TABLE V

Completed Years of                          Vesting
 Vesting Service                          Percentage
------------------                        ----------
Less than 3                                    0%
    3                                         20%
    4                                         40%
    5                                         60%
    6                                         80%
7 or more                                    100%

(C) In lieu of having his early Retirement Allowance commence at age 65 under Subsection (B) of this Section 2, a Member may elect to have such allowance commence in an increased amount as of the first day of any month subsequent to his attainment of age 65 but not later than his Required Beginning Date. The regular Retirement Allowance of such a Member shall be increased by the Actuarial Increase Adjustment Factor.

(D) In lieu of the Retirement Allowance payable at age 65 under Section 1, a Member may elect to have his early Retirement Allowance commence in a reduced amount as of the first day of any month coincident with or subsequent to his Early Retirement Date. Notwithstanding the above, if a Member elects to terminate employment pursuant to Article V, Section 7, such Member may elect to have his early Retirement Allowance commence in a reduced amount as of the first day of any month subsequent to his termination of employment. If a Member so elects, his annual early Retirement Allowance shall be equal to a percentage of his annual early Retirement Allowance otherwise payable under Subsection (B) of this
      Section 2. Such percentage shall be determined by the Member's age at commencement of his Retirement Allowance using the factors adopted by his Employer pursuant to Article V, Section 2.

      Notwithstanding anything in this Section 2 to the contrary, an Employer may elect to provide that any early Retirement Allowance which commences after a Member's attainment of age 60 or 62, as designated by the Employer in its election, shall not be reduced because of the commencement of such allowance before the Member's Normal Retirement Date; provided, however, an Employer may not elect to provide such an unreduced early Retirement Allowance if the

      Employer has elected to provide any of the normal retirement benefit formulas described in Article V, Section 1(E), (F), (G), (H), (I), (J),
      (K), (L), (M), (N), (O), (P), (Q), (R), or (S). In the case of an
      Employer's election pursuant to this Subsection (D) to provide an unreduced early Retirement Allowance upon a Member's attainment of age 60 or 62, as designated by the Employer, the early retirement factors adopted by the Employer shall apply to the commencement of the Member's Retirement Allowance prior to the Member's attainment of age 60 or 62, as applicable.

(E) Notwithstanding anything in this Article IV to the contrary, in the case of a Member who has terminated Service with the Employer with a nonforfeitable interest in his Retirement Allowance (as determined in accordance with Article IV, Section 2(B)(iii)) and who is eligible for disability benefits under the Federal Social Security Act, such Member may elect to commence to receive his disability retirement benefits under this
      Section 2 regardless of the Member's age at such time. In the event of the payment of such disability retirement benefits as provided in this Subsection (E), such benefits shall be the Equivalent Value of the disabled Member's early Retirement Allowance as determined by the Retirement Fund in accordance with the IRC, ERISA and applicable governmental regulations to reflect the early commencement of the payment thereof.

(F) Notwithstanding anything in this Article IV to the contrary, an Employer may, at its option, elect to fully vest the Retirement Allowances of Employees whose employment is terminated pursuant to a corporate transaction as long as such election does not discriminate in favor of Highly Compensated Employees.

SECTION 3. DEATH BENEFITS

(A) Subject to the provisions of Subsections (B), (G) and (H) of this Section 3, upon the death of a Member who was eligible for early retirement at the time of his death, is survived by a Spouse and whose Employer has not elected a Straight Life Annuity as the payment form for the Member's normal Retirement Allowance, the Equivalent Value of 120 monthly installments of his Retirement

      Allowance, determined as if he had retired as of the first day of the month during which he died, but not less than his Accumulated Contributions, if any, shall be paid in the form of a life annuity to such Spouse, as Beneficiary, unless such Spouse elects a lump sum or an installment form of payment under Subsection (D) of this Section 3; provided, however, that if such Member's Spouse had consented in writing to the Member's designation of a different Beneficiary, such death benefit will be paid to such designated Beneficiary. Any such non-spousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member eligible for early retirement at the time of his death is not survived by a Spouse, such death benefit will be paid to his designated Beneficiary or, if there is no designated Beneficiary, to the Member's estate. If the Member was not eligible for early retirement at the time of death, no death benefit other than the refund of his Accumulated Contributions, if any, shall be payable.

(B) Upon the death of a Member who was eligible for early retirement and who was survived by a Spouse entitled to receive the death benefit determined under Subsection (A) of this Section 3 or under Article V, Section 4, whichever is applicable, such death benefit shall not be less than the Equivalent Value of one-half of the Option 3 allowance under Article VI,
      Section 1, as if such Spouse had been designated Contingent Annuitant.

      Upon the death of a Member who was eligible for early retirement and who was survived by a Spouse not entitled to a death benefit under Subsection
      (A) of this Section 3 or under Article V, Section 4, due to the Employer's adoption of a Straight Life Annuity as the payment form for the Member's normal Retirement Allowance, such spousal death benefit shall be equal to the Equivalent Value of one-half of the Option 3 allowance under Article VI, Section 1, as if such Spouse had been designated Contingent Annuitant.

(C) Upon the death of a Retiree who died before 120 monthly installments of his Retirement Allowance had been paid and was survived by a Spouse and at the time of his death no optional form of payment under Article VI was in effect, the Commuted Value of such unpaid installments shall be paid in a lump sum to his

      Spouse as Beneficiary; provided, however, that if such Retiree's Spouse had consented in writing to the designation of a different Beneficiary, the death benefit will be paid to such designated Beneficiary. Any such non-spousal designation may be revoked by the Retiree without spousal consent at any time prior to the Retiree's death. If a Retiree is not survived by a Spouse at the time of his death, the death benefit will be paid to his designated Beneficiary or, if there is no designated Beneficiary, to the Retiree's estate.

      Notwithstanding the preceding paragraph, if an Employer elects a Straight Life Annuity as the payment form for the Member's normal Retirement Allowance, upon the death of a Retiree who was not survived by a Spouse, no death benefit other than a refund of Accumulated Contributions, if any, shall be payable, unless the Employer elects to provide a death benefit prior to commencement of benefit payments equal to the present value of the Member's Accrued Benefit, or unless an optional form of payment under
      Article VI was in effect at the time of the Retiree's death.

(D)   (1)   Upon written request filed with the Retirement Fund by the Member or
            Retiree, or if no such request had been made prior to the time of death, then upon written application filed by the Beneficiary prior to payment of any amount on account of the death of the Member or Retiree, the lump sum payment provided for in Subsection (A), (B) or
            (C) of this Section 3 may be converted into installments over a period of up to 10 years for a spousal Beneficiary, or over a period of up to 5 years for a non-spousal Beneficiary, computed with interest as specified by the Retirement Fund, and should the Beneficiary die before having received all such installments, the Equivalent Value of the unpaid installments using such interest rate shall be paid in a lump sum to the Beneficiary's estate.

      (2) If a Member or Retiree dies before distribution of his Retirement Allowance commences, distribution of the Member's or Retiree's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

            (a) if any portion of the Member's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

            (b) if the designated beneficiary is the Member's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Member died and (2) December 31 of the calendar year in which the Member would have attained age 70 1/2.

      If the Member has not made an election pursuant to this Subsection (D) by the time of his or her death, the Member's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death. For purposes of this paragraph (2), if the Member's or Retiree's surviving Spouse dies after the Member or Retiree, but before payments to such Spouse begin, the provisions of this paragraph (2), with the exception of subparagraph (b) thereof, shall be applied as if the surviving Spouse was the Member or Retiree. Notwithstanding the foregoing, to the extent any Retirement Allowance provides for payments after a Retiree's death to a Beneficiary other than the Retiree's Spouse, such payments shall be made in accordance with Section 401 (a)(9) of the IRC and the IRS Regulations thereunder.

(E)   Special provisions:

      (i) If a Member who is eligible for early retirement dies after termination of Service and prior to his Retirement Date, his death benefit shall be determined under Subsection (A) of this Section 3, or Article V, Section 4(A), whichever is applicable. If such a Member dies on or after his Retirement Date, the death benefit shall be determined under Subsection (B) of this Section 3 or Article V,
            Section 4(B), whichever is applicable.

      (ii) If a disability Retiree dies within 90 days after his separation from active employment, his death benefit, if any, shall be determined under Subsection (A) of this Section 3, or Article V,
            Section 4(A), whichever is applicable, and shall be reduced (but not below zero) by the sum of any retirement payments made.

(F) Upon the death of a Retiree whose Retirement Allowance has commenced, any death benefit (if paid in installments) shall be distributed to his Beneficiary at least as rapidly as under the method being used as of the date of the Retiree's death.

(G) In lieu of any death benefit otherwise payable under this Section 3, the Beneficiary of a Member who has a vested Cash Balance Account shall be entitled to a death benefit under this paragraph if the Member dies prior to the Member's Retirement Date. If the Member's Beneficiary is not his surviving Spouse, payment of the death benefit shall be made in a single lump sum payment equal to the vested Cash Balance Account as soon as practicable after the death of the Member. If the Member's Beneficiary is his surviving Spouse, payment shall be made as an annuity for the life of the surviving Spouse unless the surviving Spouse elects to receive the vested Cash Balance Account as a lump sum payment. If the death benefit is paid as an annuity, it shall be the actuarial equivalent of the Cash Balance Account using the actuarial equivalent basis, as provided under
      Article V, Section 1 (R)(1). Any other provision of the

      Retirement Fund Regulations notwithstanding, if the value of the Member's vested Cash Balance Account is not more than $3,500 at his date of death, payment of the death benefit, attributable to such vested Cash Balance Account, shall be made to the Beneficiary in a single lump sum payment as soon as practicable.

(H) In lieu of any death benefit otherwise payable under this Section 3, the Beneficiary of a Member who has a vested Pension Equity Benefit shall be entitled to a death benefit under this paragraph if the Member dies prior to the Member's Retirement Date. If the Member's Beneficiary is not his surviving Spouse, payment of the death benefit shall be made in a single lump sum payment equal to the vested Pension Equity Benefit as soon as practicable after the death of the Member. If the Member's Beneficiary is his surviving Spouse, payment shall be made as an annuity for the life of the surviving Spouse unless the surviving Spouse elects to receive the vested Pension Equity Benefit as a lump sum payment. If the death benefit is paid as an annuity, it shall be the actuarial equivalent of the Pension Equity Benefit using the actuarial equivalent basis, as provided under
      Article V, Section 1(R)(1). Any other provision of the Retirement Fund Regulations notwithstanding, if the value of the Member's vested Pension Equity Benefit is not more than $3,500 at his date of death, payment of the death benefit, attributable to such vested Pension Equity Benefit, shall be made to the Beneficiary in a single lump sum payment as soon as practicable.

(I)   An Employer may at its option elect to provide a death benefit under this
      Section 3 (subject to the provisions of Subsection (B) of this Section 3) which is equal to the greater of (i) the death benefit payable under either Article IV, Section 3(A) or Article V, Section 4(B), if either death benefit is applicable, or (ii) the lump sum value of the Member's vested Retirement Allowance calculated in accordance with Article VII,
      Section 2(B). Such death benefit shall be determined as if the Member had retired as of the first day of the month in which he died, but in no event shall be less than his Accumulated Contributions, if any.

SECTION 4. POST-AGE 65 ACCRUALS

Effective July 1, 1988, an Employee who had attained age 65 prior to July 1, 1988 will continue to accrue benefits in accordance with the Regulations. No benefits shall accrue with respect to such Employee's Service which occurred after the Employee's attainment of age 65 but prior to July 1, 1988; provided, however, an Employer may elect to provide benefit accruals with respect to such pre-July 1, 1988 Service.

                    ARTICLE V BENEFIT FORMULAS AND ADDITIONAL BENEFITS

SECTION 1. NORMAL RETIREMENT BENEFIT FORMULAS

An Employer may provide, on a uniform basis for its Members, one of the following normal retirement benefit formulas:

(A)   Nonintegrated Benefit Formulas

      The product of:

      (1) An annual accrual rate equal to any rate not less than .25% and not greater than 3% (determined in .25% increments), as designated by the Employer, multiplied by

      (2) The Member's (a) Career Average Salary, (b) High-5 Salary or (c) High-3 Salary, as designated by the Employer, multiplied by

      (3)   The number of years and months of Benefit Service.

(B)   Nonintegrated Benefit Formulas with a Benefit Service Cap

      The product of:

      (1) An annual accrual rate equal to any rate not less than .25% and not greater than 3% (determined in .25% increments), as designated by the Employer, multiplied by

      (2) The Member's (a) High-5 Salary or (b) High-3 Salary, as designated by the Employer, multiplied by

      (3) The number of years and months of Benefit Service up to a maximum of 20, 25, 30, 35, 40, 45 or 50 years, as designated by the Employer.

(C)   Partial High-5 or High-3 Salary Benefit Formulas

      The greater of (1) or (2):

      (1)   The product of:

            (i) An annual accrual rate equal to any rate not less than .25% and not greater than 3% (determined in .25% increments), as designated by the Employer, multiplied by

            (ii) The Member's (a) High-5 Salary or (b) High-3 Salary, as designated by the Employer, multiplied by

            (iii) The number of years and months of Benefit Service, multiplied by

            (iv) Any percentage less than 100% but equal to or greater than 50%, as designated by the Employer.

      (2)   The product of:

            (i) An annual accrual rate equal to any rate not less than .25% and not greater than 3% (determined in .25% increments), as designated by the Employer under Subsection (C)(1)(i) of this
                  Section 1, multiplied by

            (ii)  The Member's Career Average Salary, multiplied by

            (iii) The number of years and months of Benefit Service.

(D)   Nonintegrated Fixed Percentage Formulas

      The product of:

      (1) Any percentage not less than 10% and not greater than 80%, as designated by the Employer, multiplied by

      (2) The Member's (a) High-5 Salary or (b) High-3 Salary, as designated by the Employer, for each Member who completes a minimum number of years of Benefit Service equal to 25 or 30 years of Benefit Service as of his Normal Retirement Date, as designated by the Employer.

      If a Member does not complete the required minimum number of years of Benefit Service as of his Normal Retirement Date, his Retirement Allowance under this Subsection (D) shall be multiplied by a fraction, the numerator of which is the number of years and months of Benefit Service completed as of his Normal Retirement Date and the denominator of which is the required minimum number of years of Benefit Service.

(E)   1.5% Integrated Benefit Formula With Career Average Minimum

      The product of:

      (1) 1.0% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 1.5% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2)   The number of years and months of Benefit Service.

            (a) In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date, the Member's Retirement Allowance, with respect to such years of Benefit Service in excess of 35, will be equal to 1.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula in this Section 1(E), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 1.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL. In no event will the Member's normal Retirement Allowance computed under this Section 1(E) be less than the product of:

            (a)   1.5%, multiplied by

            (b)   The Member's Career Average Salary, multiplied by

            (c)   The number of years and months of Benefit Service.

(F)   2% Integrated Benefit Formula With Career Average Minimum

      The product of:

      (a) 1.5% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 2.0% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (b)   The number of years and months of Benefit Service.

            In the event a Member has completed more than 35 years of Benefit Service as of the date of his termination of employment, the Member's Retirement Allowance, with respect to such years of Benefit Service in excess of 35, will be equal to 2.0% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula in this
            Section 1(F), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 2.0% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

            In no event will the Member's normal Retirement Allowance computed under this Section 1(F) be less than the product of:

            (a)   2.0%, multiplied by

            (b)   The Member's Career Average Salary, multiplied by

            (c)   The number of years and months of Benefit Service.

(G)   1.5% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 1.0% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 1.5% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years. In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years, will be equal to 1.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula in this Section 1(G), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 1.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

(H)   1.75% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 1.25% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 1.75% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years, will be equal to 1.75% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(H), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 1.75% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

(I)   1.85% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 1.25% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 1.85% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years, will be equal to 1.85% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(I), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 1.85% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

(J)   2% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 1.5% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 2.0% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of the date of his termination of employment and the

            Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years, will be equal to 2.0% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula in this
            Section 1(J), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 2.0% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

(K)   2.25% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 1.75% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 2.25% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years will be equal to 2.25% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(K), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 2.25% of the Member's High-5 (or High-3) Salary both above and below the CCL.

(L)   2.5% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 2.0% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 2.5% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years, will be equal to 2.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(L), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 2.5% of the Member's High-5 (or High-3) Salary, both above and below the CCL.

(M)   2.75% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 2.25% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 2.75% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's

            Retirement Allowance, with respect to Benefit Service in excess of 35 years will be equal to 2.75% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(M), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 2.75% of the Member's High-5 (or High-3) Salary both above and below the CCL.

(N)   3% Integrated Benefit Formula Without Career Average Minimum

      The product of:

      (1) 2.5% of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus 3.0% of the Member's High-5 (or High-3) Salary above the CCL, multiplied by

      (2) The number of years and months of Benefit Service, up to a maximum, if any, specified by the Employer, of 20, 25, 30 or 35 years.

            In the event a Member has completed more than 35 years of Benefit Service as of his Normal Retirement Date and the Employer has not specified a maximum number of years of Benefit Service, the Member's Retirement Allowance, with respect to Benefit Service in excess of 35 years will be equal to 3% of the Member's High-5 (or High-3) Salary, both above and below the CCL. At the Employer's election, with respect to Benefit Service completed prior to the Employer's adoption of the integrated benefit formula provided in this Section 1(N), the Retirement Allowance computed with respect to such Benefit Service shall be determined by applying an annual accrual rate of 3.0% of the Member's High-5 (or High-3) Salary both above and below the CCL.

(O) Integrated Fixed Percentage Formulas with 25 Years of Benefit Service Requirement

      The product of:

      (1) Any percentage commencing with 25% and not exceeding 62.5% (in increments of 6.25%), as designated by the Employer, of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus

      (2) The sum of (i) the percentage designated in paragraph (1) of this Subsection (O) and (ii) 12.5% multiplied by the Member's High-5 (or High-3) Salary above the CCL, for each Member who completes 25 years of Benefit Service as of his Normal Retirement Date.

      If a Member does not complete 25 years of Benefit Service as of his Normal Retirement Date, his Retirement Allowance under this Section 1(O) shall be multiplied by a fraction, the numerator of which is the number of years and months of Benefit Service completed as of his Normal Retirement Date and the denominator of which is 25.

(P) Integrated Fixed Percentage Formulas with 30 Years of Benefit Service Requirement

      The product of:

      (1) Any percentage commencing with 30% and not exceeding 75% (in increments of 7.5%), as designated by the Employer, of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL, plus

      (2) The sum of (i) the percentage designated in paragraph (1) of this Subsection (P) and (ii) 15% multiplied by the Member's High-5 (or High-3) Salary above the CCL, for each Member who completes 30 years of Benefit Service as of his Normal Retirement Date.

      If a Member does not complete 30 years of Benefit Service as of his Normal Retirement Date his Retirement Allowance under this Section 1(P) shall be multiplied by a fraction, the numerator of which is the number of years and months of Benefit Service completed as of his Normal Retirement Date and the denominator of which is 30.

(Q) Integrated Fixed Percentage Formulas with 35 Years of Benefit Service Requirement. The product of:

      (1) Any percentage commencing with 35% and not exceeding 82.5% as designated by the Employer of the Member's High-5 (or High-3, as designated by the Employer) Salary up to the CCL,

      (2) The sum of (i) the percentage designated in paragraph (1) of this Subsection (Q) and (ii) 17.5% multiplied by the Member's High-5 (or High-3) Salary above the CCL for each Member who completes 35 years of Benefit Service as of his Normal Retirement Date.

            If a Member does not complete 35 years of Benefit Service as of his Normal Retirement Date, his Retirement Allowance under this Section 1(Q) shall be multiplied by a fraction, the numerator of which is the number of years and months of Benefit Service completed as of his Normal Retirement Date and the denominator of which is 35.

(R)   Cash Balance Accounts

      (1) In lieu of the benefits provided under any other Section of this Subsection 1, an Employer may elect to provide, for its eligible Members, benefits under this Section 1(R). A Member's accrued benefit under this Section 1(R) shall be his Cash Balance Account calculated hereunder with hypothetical interest allocations to normal retirement age and then converted to the normal Retirement Allowance, but subject to the additional and minimum benefit provisions of (3) below. The Cash Balance Account is not an actual account to which Retirement Fund assets and investment income are allocated. A Member's Cash Balance Account balance shall be credited with interest at the rate specified in Subsection (2)(iv) to the Member's Retirement Date. The normal Retirement Allowance at the Member's normal retirement age shall be computed using the following actuarial basis:

                        (i) For Employers that offer a lump sum payment option under the Retirement Fund, the "applicable mortality table" under Section 417(e)(3)(A)(ii)(l) of the IRC and the interest rate which shall be the yield on 30-year Treasury Constant Maturities (or such other analogous rate prescribed by the IRS); or

                        (ii) for Employers that do not offer a lump sum payment option under the Retirement Fund, the George B. Buck 1989 unisex mortality table and eight (8%) percent interest.

            No employee contributions shall be required or allowed to a Cash Balance Account.

      (2) A Member's Cash Balance Account consists of the sum of the following hypothetical credits: a "Basic Employer Allocation," a "Supplemental Employer Allocation" (if any), an "Initial Employer Allocation" (if any) and an "Interest Allocation" credited on the Cash Balance Account balance. These hypothetical allocations are determined as follows:

            (i) Basic Employer Allocation. For each calendar year in which the Member has Salary, his Cash Balance Account shall receive, as of the last day of the calendar year, an allocation equal to the product of Salary and a percentage determined under one of the schedules enumerated below, as designated by the Employer.

                  a) Uniform Allocation Percentage. Any percentage between 4% and 15% (determined in 0.5% increments), as designated by the Employer.

                  b) Graded Allocation Percentage Depending on Attained Age with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 1% for each

                        "n" year age group thereafter but with no further increase after age 60. "n" may be 5 or 10 years as designated by the Employer. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                  c) Graded Allocation Percentage Depending on Attained Age with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 2% for each 10 year age group thereafter but with no further increase after age 60. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                  d) Graded Allocation Percentage Depending on Attained Age with Increases of 1%/2%. An initial percentage of 4% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 1% for each of the next four 5-year age groups and by 2% for each 10-year age group thereafter but with no further increase after age 60. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                  e) Graded Allocation Percentage Depending on Years of Benefit Service, with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for the first "n" years of Benefit Service, increasing by 1% for each "n" years thereafter but with no further allocation after the "m"th year of Benefit Service. "n" may be 5 or 10 years, and "m" may be 20, 25, 30, 35, 40 or unlimited years of

                        Benefit Service, both "n" and "m" as designated by the Employer.

                  f) Graded Allocation Percentage Depending on Years of Benefit Service, with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for the first 10 Years of Benefit Service, increasing by 2% for each "n" years thereafter but with no further allocation after the "m"th year of Benefit Service. "n" may be 5 or 10 years and "m" may be 20, 25, 30, 35, 40 or unlimited years of Benefit Service, as designated by the Employer.

                  g) Graded Allocation Percentage Depending on Years of Benefit Service with Increases of 1%/2%. An initial percentage of 4% or more (in increments of 1%), as designated by the Employer, for the first 5 Years of Benefit Service, increasing by 1% for each 5 years thereafter up to 20 years of Benefit Service, and increasing by 2% for each 10 years thereafter, but with no further allocation after the "m"th year of Benefit Service. "m" may be 20, 25, 30, 35, or 40 or unlimited years of Benefit Service, as designated by the Employer.

                  h) Graded Allocation Percentage Depending on Age-Service Points, with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 1% for each additional 10 points, up to a maximum of "m" points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" may be 60, 70, 80, 90 or 100, as designated by the Employer.

                  i) Graded Allocation Percentage Depending on Age Service Points, with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 2% for each additional 10 points up to a maximum of "m" points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" may be 60, 70, 80, 90 or 100, as designated by the Employer.

                  j) Graded Allocation Percentage Depending on Age-Service Points, with Increases of 1%/2%. An initial percentage of 4% or more (in increments of 1%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 1% for each additional 10 points up to a total of 69 points, plus 2% for each additional 10 points up to a maximum of "m" points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" may be 60, 70, 80, 90 or 100, as designated by the Employer.

            (ii) Supplemental Employer Allocation. For each Plan Year in which the Member has Salary in excess of the taxable wage base (as defined for purposes of the Old Age Survivor Disability Insurance portion of the Federal Insurance Contribution Act tax) for such year, his Cash Balance Account shall receive, as of the last day of the Plan Year, an additional 0% to 3% (in increments of

                  0.5%), as designated by the Employer, of the Member's Salary in excess of the taxable wage base in the year, (provided the percentage chosen does not cause the Retirement Fund to violate the backloading rules in Section 411(b) of the IRC for any actual or potential Member).

            (iii) Initial Employer Allocation. If the Employer so elects, each
                  Member who accrued a retirement benefit under the Retirement Fund at the date on which the Cash Balance Account becomes effective shall have his Cash Balance Account credited with an initial employer allocation equal to the actuarial equivalent lump sum present value of his accrued benefit under the Retirement Fund, reduced by the value of any Employee contributions, with such accrued benefit measured by the Member's normal Retirement Allowance commencing at his Normal Retirement Date under the Retirement Fund. The initial employer allocation shall be credited to the Member's Cash Balance Account on the first day of the first month in which his Employer elects to participate in this Cash Balance Account. For the purpose of this subparagraph, actuarial equivalent shall be based upon the actuarial equivalent basis as designated by the Employer.

            (iv) Interest Allocation. Each plan month beginning after the Employer elects to participate in the Cash Balance Account and prior to the date the Member commences distribution under the Retirement Fund, a Member's Cash Balance Account shall receive an Interest Allocation calculated as set forth below.

                        a) The annual interest rate used for a calendar year shall be determined as of the end of the prior calendar year and shall be one of the following, as designated by the Employer, or 4% if greater.

                              (1) The discount rate on 3-month Treasury Bills with a margin of an additional amount of 0 to 175 basis points (in 25 basis point increments), as designated by the Employer.

                              (2) The discount rate on 6-month or 12-month Treasury Bills with a margin of an additional amount of 0 to 150 basis points (in 25 basis point increments), both as designated by the Employer.

                              (3)   The yield on 1-year Treasury Constant
                                    Maturities with a margin of an additional amount of 0 to 100 basis points (in 25 basis point increments), as designated by the Employer.

                              (4)   The yield on 2-year or 3-year Treasury
                                    Constant Maturities with a margin of an
                                    additional amount of 0 to 50 basis points
                                    (in 25 basis point increments), both as
                                    designated by the Employer.

                              (5)   The yield on 5-year or 7-year Treasury
                                    Constant Maturities with a margin of an
                                    additional amount of 0 or 25 basis points, both as designated by the Employer.

                              (6) The yield on 10-year or longer Treasury Constant Maturities as designated by the Employer.

                              (7)   The change in the annual rate of the
                                    Consumer Price Index from the preceding year with a margin of an additional amount of 0 to 3% (in 0.5% increments), as designated by the Employer.

                        b) Interest will be credited monthly as of the last business day of each month. Each Member's Cash Balance Account will be increased by the monthly interest equivalent of the annual interest rate selected above.

            (3) Additional and Minimum Benefits. A Member whose Employer does not elect to make an Initial Employer Allocation under
                  (2)(iii) above shall have his accrued benefit increased by his accrued benefit immediately prior to the date on which the Cash Balance Account becomes effective, such additional accrued benefit being payable pursuant to the terms of his Employer's agreement under the Retirement Fund in effect on said date. A Member whose Employer makes an Initial Employer Allocation under (2)(iii) shall be entitled to an accrued benefit at least equal to his accrued benefit immediately prior to the date on which the Cash Balance Account becomes effective, such benefit being paid pursuant to the terms of his Employer's agreement under the Retirement Fund in effect on said date.

            (4) Special Transition Benefit. Provided that the Special Transition Benefit does not cause the plan to discriminate in favor of Highly Compensated Employees, the Employer may designate some or all of its Employees on the date the Cash Balance Account becomes effective to (i) continue to accrue benefits under the prior plan arrangement of the Employer for a designated period of time, (ii) provide an enhanced basis for determining the Initial Employer Allocation, or (iii) provide additional pay credits based upon a percentage of pay or based upon a percentage of pay for each year of Benefit Service.

(S)   Pension Equity Benefit

      (1)   In lieu of the benefits provided under any other Section of this
            Section 1, an Employer may elect to provide, on a uniform basis for its Members, benefits under this Section 1(S). A Member's accrued benefit under this Section 1(S) shall be his Pension Equity Benefit calculated hereunder, with interest to normal retirement age and then converted to the Member's normal Retirement Allowance, but subject to the additional and minimum benefit provisions of (3) below. Interest shall be a rate between 2% and 4% in .25% increments as chosen by the Employer. The normal Retirement Allowance at normal retirement age shall be computed on the basis in Article V, Section 1(R)(1). No employee contributions shall be required or allowed in determining the amount of a Pension Equity Benefit.

      (2) A Member's Pension Equity Benefit consists of the sum of a "Basic Employer Benefit," a "Supplemental Employer Benefit" (if any) and an "Initial Employer Benefit" (if any). These benefits are determined as follows:

                  (i) Basic Employer Benefit. The Member's High-5 Salary or High-3 Salary, as designated by the Employer, multiplied by the aggregate of the Member's core percentages determined, for each year of Benefit Service of the Member, under one of the schedules below, as designated by the Employer.

                        a) Uniform Core Percentage. Any percentage between 5% and 20% (determined in 0.25% increments), as designated by the Employer.

                        b) Graded Core Percentage Depending on Attained Age with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 1% for each "n" year age group thereafter but with no further increase after age 60. "n" may be 5 or 10 years as designated by the Employer. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                        c) Graded Core Percentage Depending on Attained Age with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 2% for each 10 year age group thereafter but with no further Increase after age 60. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                        d) Graded Core Percentage Depending on Attained Age with Increases of 1%/2%. An initial percentage of 4% or more (in increments of 1%), as designated by the Employer, for ages 0 to 29, increasing by 1% for each of the next four 5-year age groups and by 2% for each 10-year age group thereafter but with no further increase after age 60. The attained age for this purpose will be determined as the Member's age on his birthday in the year.

                        e) Graded Core Percentage Depending on Years of Service with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for the first "n" years of Benefit Service, increasing by 1% for each "n" years thereafter but with no further allocation after the "m"th year of Benefit Service. "n" may be 5 or 10 years, and "m" shall be 20, 25, 30, 35, 40 or unlimited years of Benefit Service, both "n" and "m" as designated by the Employer.

                        f) Graded Core Percentage Depending on Years of Service with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for the first 10 years of Benefit Service, increasing by 2% for each 10 years thereafter but with no further allocation after the "m"th year of Benefit Service, "m" shall be 20, 25, 30, 35, 40 or unlimited years of Benefit Service as designated by the Employer.

                        g) Graded Core Percentage Depending on Years of Service, with Increases of 1%/2%. An initial percentage of 4% or more (in increments of 1%), as designated by the Employer, for the first 5 years of Benefit Service, increasing by 1% for each 5 years thereafter up to 20 years of Benefit Service, and increasing by 2% for each 10 years thereafter, but with no further allocation after the "m"th year of Benefit Service. "m" shall be 20, 25, 30, 35, 40 or unlimited years of Benefit Service, as designated by the Employer.

                        h) Graded Core Percentage Depending on Age-Service Points, with Increases of 1%. An initial percentage of 3% or more (in increments of 1%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 1% for each additional 10 points, up to a maximum of "m" points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" shall be 60, 70, 80, 90 or 100, as designated by the Employer.

                        i) Graded Core Percentage Depending on Age-Service Points, with Increases of 2%. An initial percentage of 6% or more (in increments of 1%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 2% for each additional 10 points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" shall be 60, 70, 80, 90 or 100, as designated by the Employer.

                        j) Graded Core Percentage Depending on Age-Service Points, with Increases of 1%/2%. An initial percentage of 4% or more (in increments of

                              1.0%), as designated by the Employer, for any year in which the Member's points total 29 or less, plus 1% for each additional 10 points up to a total of 69 points, plus 2% for each additional 10 points. A Member's points in a Plan Year shall be the sum of his age on his birthday in the year plus his whole years of Benefit Service as of the end of the year. "m" shall be 60, 70, 80, 90 or 100, as designated by the Employer.

                  (ii) Supplemental Employer Benefit. The excess of the Member's High-5 Salary or High-3 Salary, as designated by the Employer under (2)(i) above, over the Member's CCL multiplied by the Member's Excess Percentage. The Member's Excess Percentage shall be calculated as 0% to 3% (in increments of 0.5%), as designated by the Employer (provided the percentage chosen does not cause the Retirement Fund to violate the backloading rules of IRC Section 411(b) for any actual or potential Member), for each year of Benefit Service of the Member.

                  (iii) Initial Employer Benefit. If the Employer so elects, each Member who accrued a retirement benefit under the Retirement Fund at the date on which the Pension Equity Benefit becomes effective shall have the aggregate of his Core Percentages and the aggregate of his Supplemental Percentages increased to reflect what the percentages would have been had the Pension Equity Benefit been in effect during all the Member's years of Benefit Service.

            (3) Additional and Minimum Benefits. A Member whose Employer does not elect to make an initial employer benefit allocation under (2)(iii) above shall have his accrued benefit increased by his accrued benefit immediately prior to the date on which the Pension Equity Benefit becomes effective, such additional accrued benefit being payable pursuant to the terms of his Employer's agreement under the plan on said date. A Member whose Employer makes an initial employer benefit allocation under (2)(iii) shall be entitled to an accrued benefit at least equal to his accrued benefit immediately prior to the date on which the Pension Equity Benefit becomes effective, such benefit being paid pursuant to the terms of his Employer's agreement under the Retirement Fund in effect on said date.

            (4) Special Transition Benefit. Provided that the Special Transition Benefit does not cause the Retirement Fund to discriminate in favor of Highly Compensated Employees, the Employer may designate some or all of its Employees on the date the Pension Equity Benefit becomes effective to continue to accrue benefits under the prior plan arrangement of the Employer under the Retirement Fund for a designated period of time.

For an Employer which had elected an integrated benefit formula prior to July 1, 1989, and which elects any of the integrated benefit formulas described in Subsection (E), (F), (G), (H), (I), (J), (K), (L), (M), (N), (O), (P), or (Q) of
this Section 1, if a Member's Retirement Allowance determined under the prior integration formula as of June 30, 1989 exceeds the Member's Retirement Allowance determined under the applicable integration formula described in Subsection (E), (F), (G), (H), (I), (J), (K), (L), (M), (N), (O), (P), or (Q),
then the higher Retirement Allowance will be payable.

Notwithstanding anything in this Section 1 to the contrary, in no event may an Employer's election to provide any of the benefit formulas described in this
Section 1 reduce a Member's accrued benefit below the amount of such accrued benefit determined as of the day immediately preceding the effective date for the Employer's election of such a benefit formula under this Section 1. In addition, a Member's

Retirement Allowance determined under the applicable integration formula described in Subsection (E), (F), (G), (H), (I), (J), (K), (L), (M), (N), (O),
(P), (Q), and (S) shall conform to the cumulative permitted disparity limit and the annual overall permitted disparity limit as provided under the IRS Regulations.

Should an Employer elect a benefit formula under this Section 1 which provides that its Member's Retirement Allowance will be calculated based upon Career Average Salary, the Employer may, at its option, elect to recalculate the Member's Salary under the Retirement Fund based upon the Member's High-5 Salary or High-3 Salary, as designated by the Employer, for Benefit Service accrued to the effective date of such amendment, provided that in no event shall the Member's recalculated benefit be less than the benefit calculated based upon the Member's Career Average Salary for the benefit accrued to the date of such amendment.

SECTION 2. EARLY RETIREMENT FACTORS

(A) An Employer shall designate early retirement factors to determine a Member's early retirement benefits or the Employer shall adopt one of the early retirement factor tables (with interpolation made to the nearest month) provided in Appendix E and attached hereto, except that if the Employer has adopted either the Cash Balance Account or the Pension Equity Benefit, the early retirement benefits shall be determined in accordance with the following paragraph.

      A Retiree's Cash Balance Account or Pension Equity Benefit shall be paid in accordance with the normal Retirement Allowance designated by the Employer based upon the actuarial equivalent basis provided in Article V,
      Section 1(R)(1).

      If a Retiree is married at the time his Retirement Allowance commences under this Section, the Equivalent Value of his Retirement Allowance shall be paid as a qualified joint and survivor annuity with his spouse as Contingent Annuitant under Option 2 or 3 of Section 1 of Article VI as designated by the Retiree, unless such Spouse consents in writing to permit the Retiree to elect a different form of allowance. If a Retiree is not married at the time his

      Retirement Allowance commences, his Retirement Allowance shall be paid under the plan's normal form of payment unless an optional form of allowance as described in Section 1 of Article VI is elected by the Retiree. Where an Employer has adopted a lump sum payment option and a Member elects to receive his Retirement Allowance attributable to his Cash Balance Account in the form of a lump sum payment, such payment shall be equal to the Retiree's Cash Balance Account balance. Where an Employer has adopted a lump sum payment option and a Member elects to receive his Retirement Allowance attributable to his Pension Equity Benefit in the form of a lump sum payment, such payment shall be equal to the Retiree's Pension Equity Benefit.

(B) If an Employer provides an integrated benefit formula, as described in Subsection (E), (F), (G), (H), (I), (J), (K), (L), (M), (N), (O), (P), or
      (Q) of Section 1 of this Article V, and adopts the early retirement factor table described in Table I(B) or (C), II(B) or (C) of Appendix E, then the early retirement factor with respect to a Member's Retirement Allowance attributable to Salary up to the CCL and computed in accordance with the accrual rate described in Subsection (E)(1), (F)(1), (G)(1), (H)(1),
      (I)(1), (J)(1), (K)(1), (L)(1), (M)(1), (N)(1), (O)(1), (P)(1), or Q(1) of
      Section 1 of this Article V (whichever shall apply), but only with respect to such Salary, shall be the applicable early retirement factor described in Appendix A.

(C) Any Employer may, at its option, elect to provide enhanced early retirement factors effective upon a Change of Control of the Employer.

SECTION 3. DISABILITY RETIREMENT BENEFIT

(A) If an Employer has provided this benefit since its Commencement Date, then each of its Members --

      (i) who is not an inactive Member or is not on a leave of absence, and for whom contributions have not been discontinued,

      (ii) who is separated from active employment by reason of disability after the earlier of one year of Membership Service or five years of Benefit Service but before attainment of age 65, and

      (iii) who is certified by physicians designated by the Retirement Fund to have a physical or mental impairment which (a) prevents him from doing any substantial gainful activity for which he is fitted by education, training or experience, and (b) is expected to last at least 12 months from the date of such separation or to result in death, shall, upon notice to the Retirement Fund within 13 months of such separation date, be retired as of his Disability Retirement Date. (Receipt of proof satisfactory to the Retirement Fund within 13 months after the date of such separation that the Member is eligible for, or is receiving, disability insurance benefits under Title II of the Federal Social Security Act will be deemed presumptive evidence of entitlement to a disability Retirement Allowance under this Subsection (A)).

      If an Employer adopts this benefit subsequent to its Commencement Date, then it shall be effective for each of its Members, subject to the above conditions, no earlier than one year after notification to the Retirement Fund of its adoption.

(B) The annual disability Retirement Allowance shall be the normal Retirement Allowance (determined under Article V, Section 1) on the basis of the Member's Salary and Benefit Service to his Disability Retirement Date, but shall not be less than 30% of his High-5 Salary.

      In no event shall the disability Retirement Allowance exceed the Retirement Allowance that the disabled Member would have received if he had continued in Service to his Normal Retirement Date and his Salary at disability had continued to such date.

(C) The Board may require any disability Retiree who has not attained age 65 to demonstrate continuing eligibility for disability retirement benefits as often as once a year. If such a Retiree refuses or cannot demonstrate to the satisfaction of the Board that he continues to be disabled within the definition of Subsection (A) of this Section 3, then his disability allowance shall be discontinued. The disability Retiree's disability Retirement Allowance will also cease if and when he returns to substantial gainful activity for which he is fitted by education, training or experience. In either case, it may be resumed if it is subsequently determined by the Board that the conditions of Subsection (A) of this
      Section 3 are again satisfied.

(D) If the Employer has adopted either the Cash Balance Account or the Pension Equity Benefit, then a Member who would otherwise qualify as disabled under (A) above shall not have his disability benefit calculated under subsection (B), but shall instead be treated as eligible for an early retirement benefit under Article V, Section 2. In lieu of the benefit described in the preceding sentence, an eligible Member may elect to receive the disability benefit to which he would have been entitled had he become disabled on the date his Employer adopted either the Cash Balance Account or the Pension Equity Benefit but without regard to the 30% of Salary minimum described in subsection (B) above. If the alternative benefit described in the preceding sentence is elected, the Cash Balance Account or the Pension Equity Benefit will continue to grow as if the Member had terminated with a vested benefit which he chose to defer.

SECTION 4. ADDITIONAL DEATH BENEFITS

(A)   In lieu of the basic death benefit, if any, provided under Article IV,
      Section 3(A), an Employer may adopt an active service death benefit which is payable upon the death of a Member in Service, for whom contributions have not been discontinued, to his Beneficiary in a lump sum equal to (i) plus (ii):

      (i) 100% of the Member's last 12 months' Salary, plus an additional 10% of such Salary for each year of Benefit Service until a maximum of 300% is attained for 20 or more years of Benefit Service. If death occurs prior to the completion of one year of Benefit Service, this part of the benefit shall be 100% of the Member's annual Salary as of his Enrollment Date if his Salary is determined under Section
            (43)(A) of Article I, or his annualized Salary based on all completed months of Benefit Service prior to death if Salary is determined under Section (43)(B) or Section (43)(C) of Article I.

      (ii)  The Member's Accumulated Contributions, if any.

      In no event shall such lump sum be less than the lump sum which would have been payable under either Article IV, Section 3(A) or Article V, Section 4(B), whichever is applicable.

(B)   In lieu of the basic death benefit, if any, provided under Article IV,
      Section 3(A), an Employer (or a successor to such Employer) which was participating in the Retirement Fund as of June 30, 1983 may adopt the "12 Times" retirement benefit which is payable upon the death of a Retiree, who had not elected an optional form of payment under Article VI, in a lump sum equal to the excess, if any, of (i) over (ii):

      (i) An amount equal to 12 times the Retiree's annual allowance immediately prior to the commencement of his Retirement Allowance, or as of the first day of the month in which his death occurred if he died before having received any payment of such allowance.

      (ii) The sum of the Retirement Allowance payments he had received, if any.

      This benefit shall also be payable upon the death of a Member who was eligible for early retirement at the time of death in lieu of the benefit which would have been payable under Article IV, Section 3(A).

(C)   In lieu of the basic death benefit, if any, provided under Article IV,
      Section 3(A), an Employer may adopt an active service death benefit which is payable upon the death of a Member in Service, for whom contributions have not been discontinued, to his Beneficiary in a lump sum equal to (i) a multiple of the Member's projected monthly Retirement Allowance which shall be not less than 50 times and not greater than 100 times the projected monthly Retirement Allowance plus (ii) the Member's Accumulated Contributions, if any.

      In no event shall such lump sum be less than the lump sum which would have been payable under either Article IV, Section 3(A) or Article V, Section 4(B), whichever is applicable.

      Should an Employer elect to provide the active service death benefit under this subsection (C) of Section 4, such provision shall not be effective until one (1) year following the adoption by the Employer unless the Employer provided such death benefit prior to the Employer's Commencement Date.

SECTION 5. RETIREMENT ADJUSTMENT PAYMENT

(A) An Employer which was participating as of June 30, 1983 may provide this benefit to those of its Members who (i) were enrolled prior to July 1, 1983 and (ii) retire after attainment of age 55.

(B) The Retirement Adjustment Payment shall be a single lump sum equal to three monthly installments of his Retirement Allowance (before any optional modification) determined and payable as of the date his Retirement Allowance payments commence. If a Retiree, who would otherwise be eligible to receive such a payment, dies prior to such date, his Retirement Adjustment Payment shall be determined as though his Retirement Allowance payments had commenced as of the first day of the month in which his death occurred, and shall be payable to his Beneficiary.

SECTION 6. POST-RETIREMENT SUPPLEMENTS

(A)   Annual 1%, 2% or 3% Increment:

      Subject to Section 11.1, an Employer may provide an annual increment which shall be paid to each of its Retirees who has attained age 66 and is receiving his annual Retirement Allowance. Each annual increment shall be an amount equal to 1%, 2% or 3%, as the Employer may elect, of the Retiree's annual Retirement Allowance multiplied by the number of years from the calendar year in which he attained age 65 to the current year at the end of which such increment is payable. Upon the Retiree's death, no further amount shall be payable in respect of this benefit, except that if he had elected a Contingent Annuitant under Article VI who is alive on the later of (a) the date of the Retiree's death or (b) the date the Retiree would have attained age 66, such Contingent Annuitant shall thereafter be entitled to an annual increment equal to 1%, 2% or 3%, as the case may be, of the Contingent Annuitant's annual allowance multiplied by the number of years from the calendar year in which the Retiree had attained age 65 (or would have attained age 65 if he died prior thereto) to the current year at the end of which such increment is payable. Upon the Contingent Annuitant's death, no further amount shall be payable in respect of this benefit.

(B)   Single Fixed Percentage Adjustment:

      Subject to Section 11.1, an Employer may provide, as of any January 1, a fixed percentage supplement for each of its then eligible Retirees, determined under one of the following formulas:

      (a) 1% or more of the annual Retirement Allowance for each completed year of retirement after attainment of the minimum under one of the following formulas.

      (b)   A single percentage uniformly applicable to all those eligible.

      For purposes of this Subsection (B), an eligible Retiree is one who (i) has retired prior to the effective date of the supplemental benefit described in this Subsection (B) and (ii) has attained the minimum age specified by his Employer. Such minimum age may be any age not less than 45 and not greater than 66, and shall apply uniformly to all Retirees of the Employer. The supplement shall be paid each January beginning with the effective date (providing the Retiree has begun receiving his annual allowance) and ending in the year in which the Retiree dies, except that if he had elected a Contingent Annuitant under Article VI who is alive on the date of the Retiree's death, such Contingent Annuitant shall thereafter be entitled to an annual supplement determined by multiplying the fixed percentage by the Contingent Annuitant's annual allowance and ending in the year in which the Contingent Annuitant dies. If the fixed percentage supplement provided for a Retiree is not paid due to the Retiree's deferral of commencement of allowance payments, it shall be paid beginning with the January 1 coincident with or following the date his Retirement Allowance payments commence and shall be determined by multiplying the fixed percentage provided by the Employer by the annual Retirement Allowance determined at the time payments commence.

SECTION 7. SUPPLEMENTAL EARLY RETIREMENT WINDOW BENEFIT

(A) Subject to the provisions of this Section 7 and Section 11.1, an Employer may provide for each Member who has satisfied the eligibility requirements specified in Subsection (D) of this Section 7, a supplemental early retirement window benefit determined pursuant to the formula elected in Subsection (E) of this Section 7 and payable in accordance with Articles IV and V. Any such supplemental early retirement window benefit shall not be deemed to be in lieu of any of the other additional benefits described in this Article V. A Member who does not meet the eligibility requirements of Subsection (D) of this Section 7 or who does not terminate employment within the time period described in Subsection (B) of this Section 7 will not be entitled to any additional benefits pursuant to this Section 7.

(B) The Employer shall select a time period of not less than 45 days nor more than 90 days from the effective date of its adoption of the supplemental early retirement window benefit during which an eligible Member may elect such benefit. A Member must agree to retire during the period described in the

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      preceding sentence in order to be eligible for the benefit, except that an
      Employer may, at its option, permit Employees who elect an early retirement window benefit to terminate employment at any time (or at any time during a period of time designated by the Employer) no later than six
      (6) months after the close of the window period described in the preceding sentence or, alternatively, to irrevocably designate a uniform termination date no later than six (6) months after the close of such window period.

(C) In order for an Employer to provide a supplemental early retirement window benefit pursuant to this Section 7, the following conditions must be satisfied:

      (1) At least five (5) Members must be eligible for the supplemental early retirement window benefit during the election period described in Subsection (B) of this Section 7;

      (2) The Employer must comply with all procedural rules established by the Retirement Fund with regard to the implementation and operation of such supplemental early retirement window benefit;

      (3) The Employer must indemnify the Retirement Fund in a manner satisfactory to the Retirement Fund against any and all losses and expenses incurred by the Retirement Fund (including reasonable legal fees) arising out of the Employer's adoption of the early retirement window benefit; and

      (4) Any other conditions which the Retirement Fund, the IRS or any other governmental authority might require.

(D) An Employer must establish an eligibility requirement, uniformly applicable to all of its Employees, which must be satisfied by a Member as of the effective date of the adoption of the supplemental early retirement window benefit in order for the Member to be eligible for such benefit. The eligibility requirement referred to in the preceding sentence can be:

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      (i)   A minimum age of not less than 45;

      (ii)  A minimum total of age and Vesting Service of not less than 70; or

      (iii) A minimum age of not less than 45 and a minimum number of years of Vesting Service where the specified years of Vesting Service of not less than five (5).

      Notwithstanding anything in this Subsection (D) of this Section 7 to the contrary, an Employer may elect to restrict the eligibility for the supplemental early retirement window benefit under this Section 7 to (i) those Members who are Non-highly Compensated Employees, (ii) those Members who are not inactive Members, as described in Article X, Section 3, (iii) those Members employed at a bona-fide geographical location or in a certain job function or job classification designated by the Employer,
      (iv) those Highly Compensated Employees who are excluded by their title at the election of the Employer, or (v) those Members who provide the Employer with a valid waiver of certain legal rights of the Member, provided that in such case the Employer shall have the sole responsibility to determine whether any such waiver is valid and enforceable under applicable law.

(E) Upon the termination of employment of an eligible Member who meets the eligibility requirements of Subsection (D) of this Section 7 within the period of time specified in Subsection (B) of this Section 7, the annual Retirement Allowance otherwise determined under Article IV and this
      Article V for such Member will be increased by the difference, if any, that results from determining such benefit based on one or more of the following:

      (1) the Benefit Service and Vesting Service credited to the Member as of his termination date, plus 1 to 10 years, as may be designated by the Employer in its election of this feature;

      (2) the early retirement reduction percentage (if any) based upon the Member's actual age at commencement of his Retirement Allowance

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

            plus 1 to 10 years, as may be designated by the Employer in its election of this feature;

      (3) no early retirement reduction, or a 1.5% or 3% early retirement reduction percentage for each year the Retirement Allowance commences before the Member's Normal Retirement Date, as may be designated by the Employer in its election of this feature; and/or

      (4) the addition of a fixed dollar amount, as may be designated by the Employer, to the Member's normal Retirement Allowance payable at the Member's age 65.

      The adoption by an Employer of any of the features described in this Subsection (E) of this Section 7 shall apply uniformly to all Members employed by such Employer who meet the eligibility requirements of Subsection (D) of this Section 7. In no event shall an increase in a Member's Retirement Allowance under the provisions of this Section 7 be deemed to increase such Member's Vesting Service or Benefit Service for any other purposes under the Comprehensive Retirement Program. Notwithstanding the foregoing in this Subsection (E) of this Section 7, if an Employer has elected to provide normal retirement benefits on the basis of one of the integrated benefit formulas described in Subsection (E),
      (F), (G), (H), (I), (J), (K), (L), (M), (N), (O), (P), or (Q) of Section 1
      of this Article V, the special early retirement reduction provided in Paragraph (2) of this Subsection (E) and the elimination of an early retirement reduction factor provided in Paragraph (3) of this Subsection
      (E) shall not apply; provided, however, such Employer may elect to provide any of such early retirement reductions but only with regard to a Member's benefit which accrues with respect to the Member's Salary up to the CCL.

(F) The Retirement Fund reserves the right to deny an Employer the right to adopt the supplemental early retirement window benefit described in this
      Section 7 if it determines, in its sole discretion, that the adoption by such Employer would result in the provision of benefits that would not satisfy the requirements of

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      IRC Section 401 (a)(4) (or any applicable IRS Regulations thereunder) or which would in any other way adversely affect the tax-qualified status of the Regulations and the tax-exempt status of the Trust under IRC Sections 401(a) and 501(a), respectively.

SECTION 8. REDUCTION IN ACCRUAL RATE FOR CERTAIN EMPLOYEES

An Employer may elect, on a prospective basis only, to reduce the benefit accrual rate which shall apply to the calculation of the normal retirement benefit with respect to certain Members, designated by the Employer, who constitute Highly Compensated Employees, provided that (i) the Employer certifies to the Retirement Fund in writing that such a reduction in the benefit accrual rate is required by the Office of Thrift Supervision or such other regulatory authority and (ii) the IRS approves such a reduction in the benefit accrual rate. If an Employer elects, in accordance with this Section 8, to reduce the accrual rate of certain Members, the Employer shall, to the extent a cessation of future benefit accruals is not required, select one of the benefit formulas provided in Article V, Section 1 to apply with respect to the future accrual of benefits for such Members.

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                      ARTICLE VI OPTIONAL FORMS OF PAYMENT

SECTION 1. OPTIONS

Any Member or Retiree may elect, subject to Section 2 of this Article VI, to convert his Retirement Allowance and the death benefit, if applicable, described in Article IV, Section 3(A), Article IV, Section 3(B) or in Article V, Section 4(B), whichever is applicable, to a retirement benefit of Equivalent Value under one of the following options:

Option 1.   A larger Retirement Allowance during the Retiree's life,
            but at his death all payments shall cease and no further amounts shall be due or payable. This option shall not apply to Members whose Employer adopted the Straight Life Annuity as the payment form for the Member's normal Retirement Allowance.

Option 2.   A modified Retirement Allowance to be paid to the Retiree
            for his life and, after his death, an allowance at the same rate to be paid to his Contingent Annuitant (should the latter survive the Retiree) for life commencing on the first day of the month in which the Retiree's death occurs. If both the Retiree and his Contingent
            Annuitant die before 120 monthly installments have been paid, the Commuted Value of such unpaid installments shall be paid in a lump sum to a Beneficiary designated by the Retiree, or, if there is no designated Beneficiary, to the estate of the survivor of the Retiree and his Contingent Annuitant (presuming the Retiree to be the survivor if they die within 24 hours of each other). Upon the death of the survivor of the Retiree and his Contingent Annuitant after 120 monthly installments have been paid, all payments shall cease and no further amounts shall be due or payable.

Option 3.   A modified Retirement Allowance to be paid to the Retiree
            for his life and, after his death, an allowance at one-half the rate to be paid to his Contingent Annuitant (should the latter survive the Retiree) for life commencing on the first day of the month in which the Retiree's death

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

            occurs. Upon the death of the survivor of the Retiree and his Contingent Annuitant, all payments shall cease and no further amounts shall be due or payable.

Option 4.   A revised Retirement Allowance during the Retiree's life
            with some other benefit payable upon his death, provided that such benefit be approved by the Retirement Fund and be in compliance with the applicable provisions of the IRC, including Section 401
            (a)(9) thereof.

SECTION 2. CONDITIONS OF ELECTION

(A) The procedure for making an election or revocation with respect to any of the options described in Section 1 of this Article VI shall be in compliance with ERISA, the IRC and, as applicable, Section 14.4 and shall be communicated by the Retirement Fund to the retiring Member. Thereafter the retiring Member shall have 90 days (or such longer period as may be required by ERISA) within which to make his election or revocation so long as it is filed with the Retirement Fund prior to the date on which his Retirement Allowance commences.

(B) If a retiring Member or his Contingent Annuitant dies before the date his Retirement Allowance commences or before the date he receives a lump sum settlement pursuant to Article VII, the benefit payable shall be the death benefit under Article IV or Article V, whichever is applicable, provided that such benefit shall not be less than the death benefit attributable to the form of payment, including a lump sum, elected or the regular form of payment, whichever is greater. If a disability Retiree whose allowance has already commenced dies during the 90 day period following the date of his separation from active employment, the election of any option shall be inoperative.

(C) No election under Option 2, 3 or 4 of Section 1 of this Article VI may be made which would result in an allowance to the Retiree of less than 50% of the Retirement Allowance he would have received under Article VI, Section 1, Option 1.

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                          ARTICLE VII METHOD OF PAYMENT

SECTION 1.

If a Retiree is married at the time his Retirement Allowance commences, his Retirement Allowance shall be paid as a qualified joint and survivor annuity with his Spouse as Contingent Annuitant, as described in Article VI, Section 1, Option 2 or 3, as designated by the Retiree, unless such Spouse consents in writing to permit the Retiree to elect a different form of allowance. If a Retiree is not married at the time his Retirement Allowance commences, his Retirement Allowance shall be paid as a life annuity unless an optional form of allowance as described in Article VI is elected by the Retiree. If an optional form of allowance as described in Article VI is not in effect with respect to a Retiree, his Retirement Allowance shall be paid to him during his life. Upon his death, a death benefit shall be payable if a death benefit is provided in accordance with Article IV, Section 3(C) or, if adopted by such Retiree's Employer, Article V, Section 4(B), For purposes of this Article VII, a Retiree is not married at the time that his Retirement Allowance commences if the Member or the Member's Spouse has obtained a court order of legal separation which has been entered by a court of competent jurisdiction prior to commencing payment of his Retirement Allowance.

SECTION 2.

(A) Unless a proper election is received by the Retirement Fund, all Retirement Allowances shall be payable in substantially equivalent monthly installments commencing as of his Required Beginning Date, except that:

      (1) A normal or early Retirement Allowance may be payable to a Retiree, by written election filed with the Retirement Fund, as of the first day of any month next following his Retirement Date, and

      (2) An early Retirement Allowance may not be commenced until the Retiree's Early Retirement Date, except as may otherwise be provided under Section 2(D) or 2 (E) of Article IV.

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

        Such installments shall continue during the life of the Retiree (except as provided otherwise under Article V, Section 3(C)), and the last installment shall be due the first day of the month in which his death occurs; except that if optional modification under Article VI has become effective the provisions thereof shall apply, and the last installment payable to a surviving Contingent Annuitant designated under such Article shall be due the first day of the month in which such Contingent Annuitant's death occurs.

(B) Notwithstanding the preceding Subsection (A) of this Section 2, a Retirement Allowance may be converted to a single lump sum payment of the Equivalent Value of such allowance, if an eligible Retiree as described below so elects prior to receiving his first monthly retirement payment, in the following cases:

      (a) Where that portion of the regular Retirement Allowance which is attributable to the Employer's contributions amounts to less than $600 per year on the date such Allowance would otherwise commence; or

      (b) Where the Employer has requested, and the Retirement Fund has approved, that a lump sum settlement be available and uniformly applicable upon attainment of any age between (and including) 45 and 65 as specified by the Employer (but not earlier than the minimum age specified in Article IV, Section 2(D) for the commencement of an early Retirement Allowance) to those of its Retirees who meet the following condition:

            (i) Receipt by the Retirement Fund of a consent (in the form prescribed by the Retirement Fund) of the Member's Spouse, if any, that such lump sum settlement be paid to the Retiree. (In any case where an Employer adopts this option and subsequently ceases to exist as an independent entity, the Retirement Committee of the Board may, in its discretion, substitute itself for such Employer for the purposes of this Article VII.)

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\
      (c) Where the Employer has requested, and the Retirement Fund has approved, that a lump sum settlement be available as described in the preceding paragraph, the Member may elect to have a portion of his Retirement Allowance commence in the form of an annuity with the remaining portion of his Retirement Allowance paid in the form of a partial lump sum with the lump sum portion determined at the election of the Member to be the Equivalent Value of 25%, 50%, or 75% of the Member's total Retirement Allowance.

      Effective October 1, 1995, the interest rate and mortality table used to calculate lump sum settlements shall be the applicable interest rate and mortality table as determined under Section 417(e) of the IRC and in accordance with the stability period and look-back month provisions described below, except that an Employer may elect to continue to apply the interest rate described in Subparagraphs (1) and (2) of the subsequent paragraph and the mortality assumptions which were in effect under the Regulations prior to October 1, 1995, in which case such pre-October interest rate and mortality assumptions shall apply until June 30, 2000.

      For those Employers who elected not to apply the interest and mortality table prescribed under Section 417(e) of the IRC until July 1, 2000, in no event shall the interest rate used to calculate lump sum settlements prior to July 1, 2000 exceed:

            (1) The PBGC Interest Rate if the present value of the lump sum settlement using the PBGC Interest Rate is less than $25,000, or

            (2) 120% of the PBGC Interest Rate if the present value of the lump sum settlement using the PBGC Interest Rate is $25,000 or greater; except that in no event shall such lump sum settlement computed pursuant to this Subparagraph (2) be reduced below $25,000.

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

      Effective July 1, 2000, the interest rate for all lump sum settlements shall be the applicable interest rate described in Section 417(e) of the IRC. The applicable interest rate is the rate of interest on 30-year Treasury Securities (or such other rate as may be prescribed by the Commissioner) for the third calendar month preceding the first day of the stability period. The stability period shall be the calendar month period that contains the annuity starting date for the distribution and for which the applicable interest rate remains constant. The applicable mortality table shall be the mortality table as set forth in IRS Revenue Ruling 95-6, 1995-1 C.B.80; provided, however, for distributions with annuity starting dates on or after December 31, 2002, the applicable mortality table shall be the mortality table as set forth in IRS Revenue Ruling 2001-62.

      Following the effective date of the amendment of the Regulations to replace the interest rate assumption that is based on the PBGC Interest Rate, and with respect to the calculation of lump sum settlements for which the annuity starting date occurs in the one-year period commencing at the time the plan amendment is effective, such lump sum value shall be determined using, whichever results in the larger distribution, the applicable interest rate (within the meaning of Section 417(e) of the IRC) determined for the second month preceding the month that contains the annuity starting date or the applicable interest rate for the third calendar month preceding the calendar month that contains the annuity starting date.

(C) In no event shall the lump sum settlement payable to a Member under Subsection (B) be less than the lump sum settlement value of the Member's accrued benefit as of September 30, 1995, if any, calculated using an interest rate, determined by the Retirement Fund by reference to the last month of a calendar quarter, which shall be the average of the 10 and 20-year U.S. Treasury Bond annual yields for such month, as reported in the Federal Reserve Statistical Release (H.15), rounded to the nearest .5%; provided, however, if the annual yield of 20-year U.S. Treasury Bonds is not published, such rate shall be the annual yield of 10-year U.S. Treasury Bonds. In the absence of the Federal Reserve Statistical Release, the Retirement Fund may obtain such annual yields from any other source it deems appropriate. The rate so determined shall be applicable to settlements to be paid in the calendar quarter beginning three months later.

(D) A lump sum settlement under Subsection (B) or (C) will be the present value, calculated on the basis of the specified interest rate, of the regular form of allowance which would otherwise be payable to the Retiree under the Regulations. It will be calculated and payable as of the date on which payment of the corresponding Retirement Allowance would otherwise commence, except that no settlement under Paragraph (b) of Subsection (B) is payable prior to the age specified therein.

(E) No Retirement Allowance or lump sum settlement shall be increased on account of any delay in payment beyond the date specified in this Article VII due to the Retiree's failure to properly file the application form furnished by the Retirement Fund or to otherwise accept such payment.

SECTION 3.

Notwithstanding anything herein to the contrary, if the Equivalent Value of a Member's vested benefit is zero, the Member shall be deemed to have received a distribution of such benefit upon termination of employment with his Employer and shall immediately forfeit the nonvested portion of his benefit. If a Member is deemed to receive a distribution pursuant to this Section 3, and the Member is restored to Service before the date the Member incurs a break in service of at least 60 consecutive months, then upon the reemployment of such Member, the Member's Vesting Service and Benefit Service shall be reinstated and his retirement benefits shall be restored to the amount of such benefits as of the date of the deemed distribution.

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

SECTION 4.

This Section 4 applies to distributions made on or after January 1, 1993. Solely to the extent required under applicable law and IRS Regulations, and notwithstanding any provision of the Regulations to the contrary that would otherwise limit a Distributee's election under this Section 4, a Distributee may elect, at the time and in the manner prescribed by the Board, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

For purpose of this Section 4, the following terms shall have the following meanings:

(A) Eligible Rollover Distribution: Solely to the extent required under applicable law and IRS Regulations, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401
      (a)(9) of the IRC; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(B) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the IRC, an individual retirement annuity described in Section 408(b) of the IRC, an annuity plan described in Section 403(a) of the IRC, or a qualified trust described in
      Section 401(a) of the IRC that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

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

(C) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Employee or former Employee.

(D) Direct Rollover: A Direct Rollover is a payment by the Retirement Fund to the Eligible Retirement Plan specified by the Distributee.

SECTION 5.

Unless the Member elects otherwise, distribution of his Retirement Allowance will begin no later than the 60th day after the latest of the close of the Plan Year in which:

      1.    the Member attains age 65;

      2. occurs the 10th anniversary of the year in which the Member commenced participation in the Retirement Fund; or,

      3.    the Member terminates Service with his Employer.

Notwithstanding the foregoing, the failure of a Member and Spouse to consent to a distribution before the Member attains age 65 shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 5.

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                ARTICLE VIII RESTORATION OF A RETIREE TO SERVICE

If a Retiree (or a terminated Member who is eligible for early retirement) is restored to Service at the rate of 1,000 or more Hours of Service a year, he shall be re-enrolled as an active Member as of his new employment date. If a Retiree returns to active membership he may, within six months following (i) his date of reemployment, or (ii) if such Retiree is first enrolled as an inactive Member pursuant to Article X, Section 3, his change in status to an active Member, make an irrevocable election to continue to receive the payment of his Retirement Allowance or to suspend the payment of his Retirement Allowance until his subsequent termination of Service or retirement in accordance with Section 2530.203-3 of the DOL Regulations; provided, however, if no such election is made, payment of such Member's Retirement Allowance shall continue in the form of payment previously chosen. Upon subsequent retirement, (i) his benefit shall be based on his Benefit Service before and after his previous retirement and his Salary during such service, but shall be reduced by the Equivalent Value of the benefits provided by the Retirement Fund, and (ii) any Retirement Adjustment Payment for which he is then eligible shall be reduced by the amount of any such payment made in respect of his previous retirement.

If a Retiree (or terminated Member who is eligible for early retirement) is restored to Service at the rate of less than 1,000 Hours of Service a year, he shall be re-enrolled as an inactive Member as of his new employment date. If it is determined that a Retiree, who was restored to Service at a rate of less than 1,000. Hours of Service per year, has completed at least 1,000 Hours of Service in any 12 consecutive month period, measured from the first day of such restoration to Service and then from each January 1 thereafter, Benefit Service shall be credited retroactively to the beginning of such period.

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                            ARTICLE IX CONTRIBUTIONS

SECTION 1. ENGAGEMENT OF ACTUARY

The Board shall engage an enrolled actuary to (i) recommend the actuarial funding method and the actuarial assumptions, tables, interest rates and other factors to be used in determining the cost of participating in the Retirement Fund, (ii) perform an annual actuarial valuation of the liabilities to determine the minimum contributions required to be made in accordance with such valuation to avoid an accumulated funding deficiency and the maximum contributions permitted to be made without exceeding the full funding limitation under the IRC, and (iii) determine each Employer's allocable share of the aggregate annual contribution to the Retirement Fund which is approved by the Board. The Board may adopt and modify from time to time any actuarially sound funding method which conforms with IRC and IRS Regulations as the funding method for the Retirement Fund.

SECTION 2. SINGLE PLAN

The Retirement Fund is a single plan which provides benefits to Members of all Employers participating in the Retirement Fund and their Beneficiaries. It is intended to satisfy the requirements of IRC Section 413(c) and IRS Regulation
Section 1.414(1)-1(b)(1). Accordingly, all Retirement Fund assets are available to pay benefits to all Members of the Retirement Fund and their Beneficiaries.

SECTION 3. CONTRIBUTIONS BY EMPLOYERS

(A) Each Employer shall contribute to the Retirement Fund the amount determined in accordance with the annual actuarial valuation of the Retirement Fund for such year, reflecting the benefits provided to its Employees under the Regulations. The contribution so determined may be proportionally increased as directed by the Board so that the total of all contributions remitted during the Plan Year from all participating Employers will not result in a funding deficiency under IRC Section 412.

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

(B) In determining each Employer's required contribution to the Retirement Fund, the actuary shall take into account each Employer's normal cost for the benefits provided to such Employer's Members under the Regulations, an annual amortization of any unfunded accrued actuarial liabilities and an annual amortization of actuarial experience gains and losses. In addition, the actuary may take into account such other factors which it deems relevant to determine the cost of an Employer's participation in the Retirement Fund and which are otherwise in accordance with IRC Sections 412 and 413(c).

(C) Effective for Plan Years commencing before July 1, 1989, during any period when the Retirement Fund is in full funding, the Board shall advise each Employer which is precluded from making contributions that would otherwise be required but for full funding, based on the advice of the actuary, of the amount of the contributions which would otherwise have been required. The future contribution requirements of each such Employer shall take into account an amortization of such unpaid contributions over such period of time and at such rate of interest as is determined by the Board.

(D) Notwithstanding any provision of the Regulations to the contrary, an Employer that is exempt from taxation under the IRC may elect to make contributions to the Retirement Fund in excess of the deduction limits under Section 404 of the IRC.

SECTION 4. ADMINISTRATIVE EXPENSES

Each Employer's share of all proper charges and expenses of administering the Regulations, as determined by the Board in accordance with Section 1(I) of
Article XIV shall be (i) charged against the assets of the Trust or (ii) remitted to the Retirement Fund based upon a schedule determined by the Board, but not less frequently than annually.

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

SECTION 5. CONTRIBUTIONS BY MEMBERS

(A) No Member shall contribute to the Retirement Fund unless his Employer elects to participate on a contributory basis thereby reducing its contributions under Section 3(A) of this Article IX. Each Member whose Employer does participate on such contributory basis shall contribute a level percentage of his Salary, as determined by the Board. The Board may modify contribution rates after any actuarial valuation, but any increase in contribution rates resulting therefrom shall apply only to Members enrolled subsequent to such increase.

(B) The Retirement Fund shall certify to the Employer the contribution rate applicable to each of its enrolling Members, and the Employer shall deduct from the Member's Salary his contribution based on such rate. All contributions of Members thus deducted shall be transmitted monthly by the Employer to the Retirement Fund and, upon receipt by the Retirement Fund, shall be credited to the individual accounts of the Members. Every Member shall be deemed to agree to the deductions provided for herein.

(C) A Member's Accumulated Contributions shall be fully vested but payable only in the form provided in the Regulations and in accordance with the spousal consent requirements of Article VII, Section 2 and IRC Sections 401(a)(11) and 417 and the IRS Regulations thereunder. For purposes of this provision, Accumulated Contributions as of any date may be commuted to a life annuity commencing on the Member's Normal Retirement Date by multiplying such Accumulated Contributions by an appropriate conversion factor as determined by the Retirement Fund in accordance with ERISA and
      Section 411 (c)(2) of the IRC.

(D) A person whose membership is terminated for any reason other than by death or disability retirement shall, upon filing with the Retirement Fund the designated form for giving notice thereof, be entitled to a refund of his Accumulated Contributions, if any, provided the spousal consent requirements are met as provided below:

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      (1)   In the case of a person whose membership is terminated by a break in service (prior to vesting under Article IV), such refund shall be in lieu of all other benefits otherwise payable on his account. If the Member's Accumulated Contributions amount to $3,500 or less, such amounts will be paid in a lump sum, upon such termination of Service. However, if the Member's Accumulated Contributions amount to more than $3,500, then if the Member does not elect to receive a refund of his Accumulated Contributions, such contributions shall be paid upon his attainment of age 65 in a lump sum, provided the Retirement Fund receives the appropriate spousal consent therefor or, otherwise, in the form of a qualified joint and survivor annuity. If such a terminated Member dies before withdrawing his Accumulated Contributions, or receiving the first payment of such annuity, the amount of such Accumulated Contributions shall be paid to his Beneficiary.

      (2) In the case of a person whose membership is terminated upon early or normal retirement, such refund shall be payable only prior to the commencement of his Retirement Allowance and shall be in lieu of the actuarial equivalent of that portion of his retirement benefit which is attributable to such Accumulated Contributions. The remaining portion of such retirement benefit, if any, shall be calculated in accordance with ERISA and paid to him as provided in Article VII.

SECTION 6. CONTRIBUTION REQUIREMENTS FOR BENEFIT IMPROVEMENTS

Notwithstanding anything in the Regulations to the contrary, in the event an Employer elects a benefit improvement under the Regulations for which contributions may not be made by an Employer (subject to Section 404 of the IRC) on a tax-deductible basis, such election shall be effective only to the extent the Retirement Fund determines that such benefit improvement may be adequately funded by such Employer, and to the extent the Retirement Fund actuary determines it necessary (such determination being performed in a uniform and nondiscriminatory manner), the Employer satisfies a creditworthiness test (as prescribed by the Retirement Fund) and

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

executes a cash collateral agreement granting the Retirement Fund a security interest in such assets as the Retirement Fund may reasonably require.

SECTION 7. RETURN OF CONTRIBUTIONS TO EMPLOYER

(A) The Retirement Fund is created for the exclusive benefit of Members, their Beneficiaries and Contingent Annuitants. Except as provided in Subsections
      (B) and (C) of this Section 7, at no time prior to the satisfaction of all liabilities under the Retirement Fund with respect to all Members and Retirees, their Beneficiaries and Contingent Annuitants shall any contributions to the Retirement Fund by an Employer be returned by the Retirement Fund to the Employer.

(B) In the case of a contribution that is made by an Employer by reason of a mistake of fact as determined by the Board, such Employer may request the return to it of such contribution, provided such refund is made within one year after the payment of the contribution.

(C) In the case of a contribution made by an Employer (other than an Employer that is exempt from taxation under the IRC), such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the IRC. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution, provided such refund is made within one year after the disallowance of the deduction.

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      ARTICLE X EFFECTS OF VARIOUS EVENTS ON MEMBERSHIP AND SERVICE

SECTION 1. TERMINATION OF MEMBERSHIP

Membership shall cease upon date of retirement, death, break in service, or withdrawal of the Employer's participation. For purposes of this Article X, a "break in service" commences when a non-vested Member's Service is terminated.

SECTION 2. REINSTATEMENT OF MEMBERSHIP AND SERVICE

If a person whose membership is terminated by a break in service is again employed by an Employer, he shall be re-enrolled as a Member as of his new employment date. Further, (i) if his break in service did not exceed 60 consecutive months, then his previous Vesting Service shall be reinstated, and if such break in service did not exceed 12 consecutive months, he shall also be credited with Vesting Service for the period of such break; (ii) if his break in service did exceed 60 consecutive months but did not exceed his previous Vesting Service, then his previous Vesting Service shall be reinstated; and (iii) if such Member had no vested interest in his Retirement Allowance, and his break in service did equal or exceed the greater of (x) 60 consecutive months or (y) his previous Vesting Service, then upon his reemployment he shall be treated as a new Employee for all purposes under the Regulations. Upon reinstatement of his Vesting Service, his previous Benefit Service shall also be reinstated provided he repays to the Retirement Fund, within 5 years of such re-enrollment, the amount of his Retirement Allowance which had been paid to him together with interest thereon, at a rate permitted by ERISA, from the date of the original payment of his Retirement Allowance to the date of repayment.

Solely for purposes of determining whether a break in service has occurred, an individual who has a maternity or paternity absence, as determined by the Retirement Fund in accordance with the IRC and ERISA, that continues beyond the first anniversary of the first day of absence by reason of a maternity or paternity absence shall incur a break in service on the date of the second anniversary of the first day of such maternity or paternity absence; provided, that the individual timely provides the Retirement Fund with such information as it shall require. For purposes of the

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Regulations, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

In the event a Member is no longer part of an eligible class of Employees and becomes ineligible to participate but has not incurred a break in service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Member incurs a break in service, eligibility will be determined under the break in service rules of the Regulations.

In the event an Employee who is not part of an eligible class of Employee becomes a part of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements provided in Section 2.2 and would have otherwise previously become a Member.

SECTION 3. INACTIVE MEMBERSHIP

If an Employer certifies to the Retirement Fund that it expects a Member to complete less than 1,000 Hours of Service in the 12 consecutive month period commencing on his Enrollment Date (or any January 1 thereafter), he shall be deemed an "inactive Member." This does not constitute a break in service. During a period of inactive membership (a) Vesting Service shall accrue, (b) Benefit Service shall not accrue, and (c) no contributions may be made by such inactive Member. If it is later determined that such Member has completed, or is expected to complete, at least 1,000 Hours of Service in any such period, then his regular membership shall be restored, and his Benefit Service shall be credited retroactively for such period. Inactive membership shall also be deemed to occur whenever a Member (a) is transferred from regular membership to a class of employees for which the Employer has requested, and the Retirement Fund has granted, exclusion pursuant to Article II, or to a non-participating corporation which is a member of a controlled group of corporations of the Employer (within the meaning of Section 1563(a) of the IRC) or (b) receives no income from an

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Employer other than commissions and such Employer, which previously included commissions as Salary, elects not to include commissions as Salary under Article I, Section 42 of the Regulations.

No benefit other than the refund of the Member's Accumulated Contributions, if any, is payable on account of disability or death incurred during inactive membership, except that if the Member is eligible for early retirement and dies during such period, his Beneficiary shall be entitled to the death benefit which would have been payable under Article IV, Section 3(B) or Article V, Section 4(B), whichever is applicable. Notwithstanding anything to the contrary under the Regulations, if a Member becomes an "inactive Member," he shall be permitted to elect to commence the payment of his Retirement Allowance at any time after his attainment of age 65 while an inactive Member. If an inactive Member has elected to commence the payment of his Retirement Allowance and, subsequent to the commencement of such allowance, the Member returns to active membership status and thus is no longer an inactive Member, such Member may elect to continue to receive his Retirement Allowance or to suspend the payment of his Retirement Allowance. Any benefits which accrue subsequent to the Member's return to active Member status shall be deemed to be provided to the extent of the Equivalent Value of any benefits paid (taking into account only those payments made in accordance with the applicable normal form of Retirement Allowance payable under the Regulations) to the Member; provided, however, in no event shall the Member's accrued benefit be reduced below such Member's accrued benefit as of the close of the Plan Year immediately preceding the Plan Year in which such additional benefits accrue.

SECTION 4. LEAVES OF ABSENCE

(A) Service crediting and membership shall continue during any approved leave of absence, provided that the Employer notifies the Retirement Fund of its intention to grant to a specific Employee or Member, pursuant to the Employer's policy which is uniformly applicable to all its Employees under similar circumstances, one of the leaves of absence described in Subsection (B) of this Section 4, and agrees to notify the Retirement Fund at the conclusion thereof.

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

(B) For purposes of the Regulations, the following are the only types of approved leaves of absence:

      TYPE 1

      Non-military leave granted to a Member for a period not in excess of one year during which contributions continue. Under this leave, Benefit Service continues to accrue and any benefit, except disability retirement, for which the Member is otherwise eligible may become payable during the period of the leave. Further, an Employer may elect that this leave be extended beyond the one-year period to cover a Member who is receiving payments under (i) a disability program of the Employer, or (ii) Title II of the Federal Social Security Act, but not beyond his Normal Retirement Date.

      TYPE 1A

      Special military leave granted to a Member who is required to report for military service pursuant to an involuntary call-up in the reserves, Under this leave, Benefit Service continues to accrue for the period of such military service and any benefit, except disability retirement, for which the Member is otherwise eligible may become payable during the period of the leave. This special military leave shall terminate upon the earlier to occur of (i) the Member's reemployment or (ii) 90 days after the Member completes such military service.

      TYPE 2

      Non-military leave or layoff granted to a Member for a period not in excess of one year during which no contributions are made. Under this leave, Vesting Service continues to accrue, but Benefit Service ceases to accrue. Benefit Service shall recommence upon termination of the leave and resumption of contributions.

      TYPE 3

      Military or other governmental service leave granted to a Member from which he returns directly to the Service of an Employer. Under this leave, Vesting Service continues to accrue, but Benefit Service ceases to accrue. Benefit Service shall

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

      recommence upon termination of the leave. However, such Benefit Service as did not accrue by reason of the absence may be credited retroactively to the Member at the election of the Employer on a uniform basis or as otherwise required by applicable law.

      No benefit, other than a refund of the Member's Accumulated Contributions, if any, is payable on account of disability or death incurred during a Type 2 or Type 3 leave under this Subsection (B), except that if the Member is eligible for early retirement and dies during any leave, his Beneficiary shall be entitled to the death benefit which would have been payable under Article IV, Section 3(B) or Article V, Section 4(B), whichever is applicable. At the termination of any leave, a break in service shall occur unless the Member is then vested or hired by an Employer.

(C) Notwithstanding any provision of the Regulations to the contrary, effective December 12, 1994, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414 (u) of the IRC.

SECTION 5. SERVICE WITH A CONTROLLED CORPORATION

In determining an Employee's Service for purposes of eligibility for membership under Article II and for vesting under Article IV, all Service with a corporation which is a member of a controlled group of corporations of the Employer (within the meaning of Section 1563(a) of the IRC) shall be taken into account.

SECTION 6. UNIFORM APPLICABILITY OF RULES

(D) Notwithstanding anything in the Regulations to the contrary, Service credited to each Employee and Member with respect to membership, vesting and benefits shall be determined by the Retirement Fund on a basis uniformly applicable to each Employee or Member similarly situated, in accordance with ERISA.

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

                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 1. LIMITATIONS ON BENEFITS REQUIRED BY THE IRC

(A) In order that the Retirement Fund be maintained as a qualified trust under the IRC, the benefits payable under the Regulations to or in respect of a Member shall be subject to the limitations set forth in this Section 1, notwithstanding any other provision of the Regulations. A Member's benefits to which this Section 1 is applicable are those attributable to his Employer's contributions, but excluding to the maximum extent permissible under the IRC (i) any allowance payable under Article VI to his Spouse as Contingent Annuitant, and (ii) any benefit which is not directly related to his Retirement Allowance. All defined benefit plans (whether or not terminated) of an Employer are to be treated as one defined benefit plan for purposes of applying the limitations on benefits described in this Section 1.

(B) The benefits to which this Section 1 is applicable may not for any Limitation Year exceed the actuarial equivalent (calculated as of the date of commencement of the Member's Retirement Allowance or his death, if earlier) of an annual single life annuity payable to the Member in an amount equal to the lesser of:

      (i)   $90,000 (the "Dollar Limitation"), or

      (ii) 100 percent of the Member's High-3 Year Average Compensation (the "Compensation Limitation"), subject, however, to the following provisions of this Article XI. For purposes of this Article XI, "High-3 Year Average Compensation" means a Member's average annual salary for the three consecutive years of Benefit Service during which his salary was highest (or for all the years of Benefit Service if less than 3). For purposes of determining a Member's "High-3 Year Average Compensation" under this Subsection (B), a Member's salary shall be determined in accordance with Section 1.415-2(d) of the IRS Regulations.

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

      For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Section 1, compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the IRC), and any amount which is contributed or deferred by the Member's Employer at the election of the Employee and which is not includible in the gross income of the Employees by reason of Sections 125, 457, and effective for Limitation Years beginning after January 1, 1998, Section 132(f)(4) of the IRC.

(C)   The limitations on the maximum amount of benefits contained in Subsection
      (B) of this Section 1 shall be adjusted as follows:

      (1) The Dollar Limitation shall be adjusted annually, for limitation years beginning after December 31, 1987, for increases in the cost-of-living on or after October 1, 1986 in accordance with the IRS Regulations.

      (2) In the case of a benefit beginning prior to a Member's social security retirement age, as defined in Section 415(b)(8) of the IRC, the Dollar Limitation applicable to such benefit shall be reduced in accordance with the IRS Regulations to an amount which is equal to a single life annuity commencing at the same time which is the actuarial Equivalent Value of a straight life annuity equal to the Dollar Limitation commencing at the Member's social security retirement age. The adjustment referred to in the preceding sentence shall be determined as follows:

            (i) If the annual benefit commences before the Member's social security retirement age, but on or after age 62, and the Member's social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Member attains age 65.

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

            (ii) If the annual benefit commences before the Member's social security retirement age, but on or after age 62, and the Member's social security retirement age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Member's social security retirement age.

            (iii) If the annual benefit of a Member commences prior to age 62, the defined benefit dollar limitation shall be the actuarial equivalent, determined in accordance with IRC Section 415 and IRS Regulations, of an annual benefit beginning at age 62, as determined in (i) or (ii) above, reduced for each month by which benefits commence before the month in which the Member attains age 62.

      (3) In the case of a benefit beginning after the Member's social security retirement age, the Dollar Limitation shall be increased in accordance with the IRS Regulations to an amount which is equal to a single life annuity commencing at the same time which is the Equivalent Value of a single life annuity equal to the Dollar Limitation commencing at the social security retirement age. For purposes of Paragraph (2) of this Subsection (C) and this Paragraph
            (3), the term "Equivalent Value" shall have the same meaning as described in Article I, except the interest rate assumption for purposes of such Paragraph (2) shall not be less than the greater of the interest rate assumption provided in the Regulations or five percent (5%), and the interest rate assumption for the purposes of this Paragraph (3) shall not be greater than the lesser of five percent (5%) or the rate specified in the Regulations,

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

      (4)   Notwithstanding the provisions of Subsection (B) and Paragraphs (1),
            (2) and (3) of this Subsection (C), the benefits payable to a Member from the Retirement Fund shall not be deemed to exceed the limitations of such provisions if (i) the retirement benefits payable with respect to such Member under the Retirement Fund and all other defined benefit plans of his Employer do not exceed $10,000 for the Plan Year, or for any prior Plan Year, and (ii) the Employer has not at any time maintained a defined contribution plan in which the Member participated.

      (5) In accordance with the IRC and the Regulations, if the Member has fewer than 10 years of membership in the Retirement Fund, the Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (computed to fractional parts of a year) of membership in the Retirement Fund, and the denominator of which is
            10. In the event a Member terminated employment with an Employer prior to August 3, 1992, the Dollar Limitation applicable to any amendment of the Regulations or election by the Employer under the Regulations, made on or after May 17, 1989 but before August 3, 1992, which improves benefits thereunder shall be subject to a separate 10 years of Retirement Fund membership requirement based only on years of Retirement Fund membership credited on or after the date of such amendment to, or election under, the Regulations; provided, however, an Employer may elect, no later than June 30, 1993, not to have a separate 10 years of Retirement Fund membership requirement apply to such benefit improvement; and provided, further, such election may not apply to any such benefit improvement provided pursuant to an early retirement window benefit under
            Article V, Section 7 unless (i) the amount of the benefit improvement would be provided under a nonqualified plan providing benefits which otherwise would be payable under the Retirement Fund but for certain legal restrictions, (ii) all such Members eligible for an early retirement window benefit under Article V, Section 7 are given notice that the portion of any such benefit which was restricted under the Retirement Fund would be provided through a nonqualified

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

            plan, and (iii) the Employer indemnifies the Board, the Retirement Fund, the employees of the Retirement Fund and such other person or persons as may be designated by the Board in such manner as shall be acceptable to the Board in its sole discretion. In accordance with the IRC and the IRS Regulations, if the Member has fewer than 10 years of Service, the Compensation Limitation shall be multiplied by a fraction, the numerator of which is the Member's years of Service (computed to fractional parts of a year) and the denominator of which is 10.

      (6) In no event shall Paragraph (5) of this Subsection (C) reduce the Dollar Limitation and the Compensation Limitation to an amount less than one-tenth of the applicable limitation (determined without regard to such Paragraph (5)).

(D) Notwithstanding the foregoing provisions of this Article XI, if a Member also participates in any defined contribution plan (as defined in Sections 414(i) and 415(k) of the IRC) maintained by the Employer (or any organization which is required to be aggregated with such Employer under
      Section 414(b), (c), (m) or (o) of the IRC), the sum of the Member's "Defined Benefit Fraction" (as defined in IRC Section 415(e)(2)) and the Member's "Defined Contribution Fraction" (as defined in IRC Section 415(e)(3)) shall not exceed 1.0. If a Member makes contributions to the Retirement Fund, the amount of such contributions shall be treated as an annual addition to a qualified defined contribution plan for purposes of
      Section 415 of the IRC.

      Notwithstanding the above, effective for Limitation.Years beginning on or after January 1, 2000, Section 415(e) of the IRC shall not apply.

(E) Notwithstanding the foregoing provisions of this Article XI, if the maximum limitation on Retirement Allowances with respect to any individual who was a Member prior to July 1, 1987 and whose Retirement Allowance (determined without regard to any changes in the Regulations after May 5, 1986 and without regard to cost of living adjustments occurring after May 5, 1986)

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      exceeds the limitations set forth in Subsection (B) of this Section 1, then, for purposes of such Subsection (B) and Sections 415(b) and (e) of the IRC, the Dollar Limitation with respect to such Member shall be equal to such Member's Retirement Allowance as of June 30, 1987; provided that, such Member's Retirement Allowance did not exceed the maximum limitation as in effect for all Plan Years commencing prior to July 1, 1987.

(F) The Retirement Fund may from time to time adjust or modify the maximum limitations applicable to a Member's benefits under this Section 1 as may be required or permitted by the IRC or ERISA prior to the date that payment of any of such benefits commences.

SECTION 2. SMALL BENEFITS

Following a Retiree's termination of employment, the Retirement Fund shall pay a Retiree, who has not begun to receive his Retirement Allowance, a lump sum equal to the Equivalent Value of his regular Retirement Allowance if such lump sum does not exceed $3,500. Such lump sum shall be in lieu of the Retirement Allowance which otherwise would be payable. If the Equivalent Value of a Member's vested accrued benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the accrued benefit is immediately distributable, the Member and the Member's Spouse (or where either the Member or the Spouse has died, the survivor) must consent to any distribution of such accrued benefit. The consent of the Member and the Member's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Retirement Fund shall notify the Member and the Member's Spouse of the right to defer any distribution until the Member's accrued benefit is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Retirement Fund in a manner that would satisfy the notice requirements of IRC Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However,

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distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the IRC do not apply, the Retirement Fund clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Member, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, only the Member need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the accrued benefit is immediately distributable. Neither the consent of the Member nor the Member's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the IRC.

SECTION 3. AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES

If the Retirement Fund shall find that any person to whom any amount is payable under the Regulations is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Retirement Fund therefor.

SECTION 4. NON-ALIENATION OF AMOUNTS PAYABLE

Except insofar as applicable law may otherwise require, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Regulations shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Retirement Fund in any manner be liable for or subject to the debts or liabilities of any persons entitled to any such amount payable; and further if for any reason any amount payable under the Regulations would not devolve upon such person entitled thereto, then the Board, in its discretion, may

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terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper.

SECTION 5. UNCLAIMED BENEFITS

If the Retirement Fund cannot ascertain the whereabouts of any person to whom an amount is payable under the Regulations, and, if after 5 years from the date such payment is due, a notice of such payment is mailed to the address of such person, as last shown on the records of the Retirement Fund, and within 3 months after such mailing such person has not filed with the Retirement Fund written claim therefor, the Board may direct that such payment and all remaining payments and other benefits, if any, otherwise payable on his account be cancelled and, to the extent permitted by ERISA, be applied to reduce contributions. Upon cancellation, the Retirement Fund shall have no further liability therefor, provided that any such amount payable shall be reinstated if such person subsequently makes a valid claim therefor.

SECTION 6. TOP HEAVY PROVISIONS

The provisions of this Section 6 shall apply and supersede all other provisions in the Regulations inconsistent therewith during each Plan Year with respect to which an Employer's plan constitutes a top heavy plan for purposes of the IRC.

(A) For purposes of this Section 6, the following terms shall have the meanings set forth below:

      (1) "Affiliate" - Any entity affiliated with any Employer within the meaning of Section 414(b), 414(c) or 414(m) of the IRC, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the IRC shall apply.

      (2) "Aggregation Group" - The group composed of each qualified retirement plan of the Employer or an affiliate in which a key employee is a participant and each other qualified retirement plan of the Employer or an affiliate which enables a plan of the Employer or an affiliate in which a

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            key employee is a participant to satisfy Section 401(a)(4) or 410 of the IRC. In addition, the Board may choose to treat any other qualified retirement plan as a member of the aggregation group if such aggregation group will continue to satisfy Sections 401(a)(4) and 410 of the IRC with such plan being taken into account.

      (3) "Determination Date" - the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

      (4) "Key Employee" - A "key employee" as defined in Sections 416(i)(1) and (5) of the IRC and IRS Regulations. For purposes of Section 416 of the IRC and for determining who is a Key Employee, an Employer which is not a corporation shall be deemed to have "officers" only for Plan Years beginning after June 30, 1985. For purposes of determining who is a key employee, compensation shall mean "compensation" as defined in Section 1.415-2(d) of the IRS Regulations.

      (5) "Top Heavy Ratio" - is a fraction, the numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the applicable Determination Date (including any part of any accrued benefit distributed in the five year period ending on the Determination Date), and the denominator of which is the sum of the present value of accrued benefits (including any part of any accrued benefits distributed in the five year period ending on the Determination Date).

(B) The Employer's plan under the Retirement Fund will be considered a top heavy plan for any Plan Year if the Employer's plan is determined to be a top heavy plan as of the last day of the immediately preceding Plan Year. For purposes of determining whether an Employer is maintaining a plan under the Retirement Fund which constitutes a top heavy plan, uniform actuarial assumptions which reflect reasonable mortality experience and reasonable interest rates shall be used. For purposes of Subsection (E)(1) of this Section 6, the present value of a Member's Retirement Allowance shall be determined as of the last day of the

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\
      immediately preceding Plan Year and shall include amounts distributed to or on behalf of the Member within the four immediately preceding Plan Years.

(C) For any Plan Year that an Employer's plan is determined to be a top heavy plan, only the first $200,000 (adjusted annually for years beginning on or after January 1, 1998, in accordance with IRS Regulations) (or, for Plan Years beginning on or after July 1, 1994, $150,000 (as adjusted for cost-of-living and otherwise limited or modified in accordance with
      Section 401(a)(17) of the IRC and applicable IRS rulings and IRS Regulations)) of compensation (as defined in Section 1.415-2(d) of the IRS Regulations) shall be credited to a Member for purposes of the Regulations.

(D) If an Employer's plan is a top heavy plan with respect to any Plan Year, the nonforfeitable percentage of the Retirement Allowance which is derived from Employer contributions on behalf of each Member who is credited with at least one Hour of Service on or after the date an Employer's plan becomes top heavy shall not be less than the amount determined in accordance with Table II set forth in Article IV, Section 2(B)(v).

(E)   (1)   Subject to the provisions of Subsection (F) of this Section 6, if an
            Employer's plan constitutes a top heavy plan, the Retirement
            Allowance derived from Employer contributions for each Member of the Employer who has completed a year of Membership Service and who is not a Key Employee shall not, at such point, be less than the product of (a) such Member's average Salary, multiplied by the (b) lesser of (i) 2% multiplied by the number of years (computed to fractional parts of a year) of Membership Service with the Employer or (ii) 20%. For purposes of the preceding sentence, years of Membership Service shall not include any year of Membership Service credited with respect to Plan Years which began prior to January 1, 1984, or any other year of Membership Service credited with respect to a Plan Year during which the an Employer's plan did not constitute a top heavy plan.

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      (2)   For purposes of this Subsection (E), average Salary shall mean the average of a Member's Salary for the period of five consecutive years of Service (or, if the Member does not have five consecutive years of Service, his actual number of consecutive years of Service) during which the Member had the greatest aggregate Salary.

(F)   (1)   For each Plan Year that an Employer's plan is a top heavy plan, 1.0 shall be substituted for 1.25 as the multiplicand of the Dollar
            Limitation in determining the denominator of the Defined Benefit
            Fraction and of the Defined Contribution Fraction for purposes of
            Section 415(e) of the IRC, except that this paragraph shall not apply effective for Limitation Years beginning on or after January
            1, 2000 due to the repeal of Section 415(e) of the IRC.

      (2)   If, after substituting 90% for 60% wherever the latter appears in
            Section 416(g) of the IRC, an Employer's plan is not determined to be a top heavy plan, the provisions of Paragraph (1) of this Subsection (F) shall not be applicable if the Retirement Allowance for each Member who is not a Key Employee is determined in accordance with Subsection (E)(1) of this Section 6, substituting 3% for 2% and 30% for 20% in this Subsection.

(G) The Board shall, to the maximum extent permitted by the IRC and in accordance with the governmental regulations, apply the provisions of this
      Section 6 by taking into account the benefits payable and the contributions made under the Financial Institutions Thrift Plan or any other qualified plan maintained by an Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

SECTION 7. TRANSFER OF ASSETS AND LIABILITIES FROM PRIOR PLAN

Provided that all benefits (including all optional forms of benefit) are protected in accordance with Section 411(d)(6) of the IRC (or any successor thereto) and the IRS Regulations thereunder, an Employer which adopts the Retirement Fund may, with the

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approval of the Board and in accordance with such administrative procedures as the Board may adopt, transfer the assets and liabilities under a tax-qualified retirement plan maintained by such Employer (the "prior plan") to the Retirement Fund with respect to retirees currently receiving benefits and participants with deferred vested benefits under the prior plan. As a condition to the Retirement Fund's acceptance of such assets and liabilities under the prior plan, the Employer shall provide, in a form and manner acceptable to the Board, (i) an indemnification agreement by the Employer providing for the indemnification of the Board, the Retirement Fund, employees of the Retirement Fund and such other person or persons as may be designated by the Board, (ii) a representation by the Employer's counsel that, among other things, the prior plan satisfies the requirements for qualification under the IRC, including, but not limited to
Section 401(a) thereunder, and (iii) evidence, satisfactory to the Board, that the Employer satisfies the appropriate capital requirements under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or such other similar statutory or regulatory requirement.

In addition to protecting those prior retirement plan benefits as required in the preceding paragraph, an Employer may preserve any other retirement plan options which are not required to be protected under Section 411(d)(6) of the IRC which the Board, in its discretion, determines to be legal and administratively feasible.

SECTION 8. SUPPLEMENTAL RETIREMENT ALLOWANCE

Each Member may elect to supplement his Retirement Allowance (the "Supplemental Retirement Allowance") by electing to transfer assets held on the Member's behalf in a defined contribution plan maintained by the Member's Employer (or an Individual Retirement Account funded exclusively from a distribution from a qualified plan maintained (or previously maintained) by his Employer) to the Retirement Fund if such election is made within one (1) year of the Member's commencement of benefit payments under the Retirement Fund and the Member did not elect to receive any portion of his Retirement Allowance in the form of a lump sum payment.

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Upon receipt of the Member's asset transfer, the Retirement Fund shall convert the amount transferred to the applicable normal retirement form, subject to the right to elect an optional form of payment with spousal consent, if applicable. The factor used to convert the amount transferred to the applicable annuity payment form shall be determined by (i) the interest factor mandated by the Retirement Protection Act of 1994 which shall be the monthly average 30 Year Treasury rate (or such other analogous rate prescribed by the IRS) with a three month look back from the asset transfer date plus .75%, and (ii) the GAM 83 mortality table (or such other mortality table as required by the IRS).

Should a Member die after transferring assets to the Retirement Fund pursuant to this Section 8 but prior to commencing payment of his Supplemental Retirement Allowance, the death benefit attributable to such transfer amount shall be paid in one lump sum to the Member's Spouse as Beneficiary; provided, however, that if such Retiree is not married or the Retiree's Spouse had consented in writing to the designation of a different Beneficiary, the transferred benefit will be paid to such designated Beneficiary.

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                ARTICLE XII WITHDRAWAL OF PARTICIPATING EMPLOYER

SECTION 1. NOTICE AND EFFECT

(A) Any Employer may withdraw from the Retirement Fund by giving the Retirement Fund written notice specifying a withdrawal date which shall not be earlier than the first day of the calendar quarter coincident with or next following 30 days after such notice is received by the Retirement Fund.

(B) The Retirement Fund may require any Employer to withdraw if the Retirement Fund determines that the Employer has failed to pay its contributions, charges or other assessments made by the Board, or to comply with any other provision of the Regulations or any other applicable provision of the IRC, ERISA, or the rulings and regulations promulgated thereunder. The withdrawal date specified by the Retirement Fund shall not be earlier than the first day of the calendar quarter coincident with or next following 30 days after it has given the Employer written notice.

(C) Upon any such Employer withdrawal, contributions shall be made to the withdrawal date specified in Subsection (A) or (B) of this Section 1, whichever shall apply. Any unpaid Employer contributions, charges or other assessments and any unliquidated lump sum costs of the Employer referred to in Article IX, Section 3 shall become immediately due and payable. Such unliquidated lump sum costs shall not be subject to any market value adjustment or withdrawal charge specified in Section 2 of this Article
      XII. All such obligations shall constitute a first lien on the Employer's assets and may be recorded by the Retirement Fund in any jurisdiction.

(D) Upon any such Employer withdrawal, the Retirement Fund shall notify the IRS and any other appropriate governmental authority in such manner as applicable law may require. Subject to any conditions which the IRS or other appropriate governmental authority may impose, disposition shall be made in accordance with this Article XII.

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

(E) In the event of an Employer withdrawal, no amount shall become payable by the Retirement Fund on or after such Employer's withdrawal date to or in respect of any of its Members (including those on leave of absence and inactive as described in Article X) except as provided in this Article XII, and no amount shall be payable to the Employer. To the maximum extent permitted by ERISA, the rights of all Retirees (including those who become Retirees as of the withdrawal date in accordance with Subsection (G) of this Section 1) from the Service of such Employer on or prior to its withdrawal date, and of Beneficiaries or Contingent Annuitants, who are drawing allowances from the Retirement Fund on account of the death of a former Member or Retiree of such Employer, shall be unaffected by the withdrawal of such Employer.

(F) If a qualified successor plan of the Employer, as defined below, is in effect on the withdrawal date, each Employee who is a Member on such date shall elect by written notice to the Retirement Fund either (i) to become an inactive Member as of that date, in which case his retirement benefit, if any, shall be based on Salary and Benefit Service to such date, or (ii) to be included in the computation of the distributable fund under
      Section 2 of this Article XII, in which case the amount representing the total present value of the retirement benefits of all such Members shall be transferred to the qualified successor plan pursuant to Section 3 of this Article XII. A Member who is not fully vested in his retirement benefit as of the transfer date and who elects inactive membership pursuant to this Subsection (F) shall continue to accrue Vesting Service for continued employment in accordance with Article X, Section 3. If a Member's retirement benefit under the qualified successor plan of the Employer later becomes nonforfeitable by reason of a complete or partial termination, then such inactive Member's retirement benefit with the Retirement Fund will also become nonforfeitable. For purposes of determining the vested interest of a Member who elects inactive membership pursuant to this Subsection (F), such Member's retirement benefits shall become vested in accordance with the Table set forth under Article IV,
      Section 2(B)(iii) which had been adopted by his Employer; provided, however, if the Employer withdrew from the Retirement Fund prior to July 1, 1989 with a qualified successor plan and had adopted a

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

      vesting schedule which required 10 years of service for 100% vesting, the retirement benefits of a Member who elected inactive membership and was still employed by the Employer as of July 1, 1989 shall become vested in accordance with the schedule set forth in Table I under Article IV,
      Section 2(B)(iii). Notwithstanding the foregoing, if the Employer does not certify to the Retirement Fund that the qualified successor plan provides retirement benefits comparable to those of the Retirement Fund as provided by the Employer under the Regulations, then each Member's retirement benefit payable under the Retirement Fund shall become nonforfeitable as of the Employer's withdrawal date.

      Notwithstanding anything in this Section 1(F) to the contrary, the Retirement Fund shall permit the transfer of Employee's accrued benefits under the Retirement Fund to a qualified successor plan without the consent of the Employees with respect to Employers which join the Retirement Fund on or after June 1, 1995 and thereafter withdraw from the Retirement Fund with a qualified successor plan, as defined below. Such Employers may elect at the time of withdrawal to give their Employees the option to keep their benefits with the Retirement Fund or transfer their benefits to the qualified successor plan.

(G) If no qualified successor plan of the Employer, as defined below, is in effect as of the withdrawal date, (1) the provisions of Sections 2 and 3 of this Article XII shall not apply, and (2) each Employee who is a Member on such date will become a Retiree, and his retirement benefit based upon Salary and Benefit Service to such date shall be nonforfeitable and payable in accordance with Article IV; provided, however, at the Employer's irrevocable election, which election must be made by the later of (i) the date of withdrawal or (ii) 90 days following the receipt of IRS approval with respect to such provision, and which election shall be effective only upon receipt of IRS approval, such retirement benefit shall be payable only upon such Employee's termination of employment.

(H) For purposes of this Article XII, a qualified successor plan is a defined benefit pension plan established by the withdrawing Employer which (i) has been

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      determined by the IRS to be a qualified and tax-exempt plan and trust within the meaning of the IRC, (ii) has provided the Retirement Fund with written certification by its appropriate fiduciaries that in the event of a transfer to such successor plan of the distributable fund described in
      Section 2 of this Article XII, the qualified successor plan shall be fully liable for the payment of the actuarial equivalent of all normal and early retirement benefits of the Members of such Employer (who consent to the transfer), had they elected instead to have become inactive Members as of the withdrawal date, and that the Retirement Fund shall not be liable for the payment of any part of such benefits, (iii) is intended to be maintained indefinitely and which will provide continuing benefit accruals at a rate at least equivalent to any of the benefit formulas available under the Regulations, as certified to the Retirement Fund by the Employer, on behalf of the participants thereunder, and (iv) meets such other requirements of the IRS, other appropriate governmental authority or of the Board which may apply.

(I)   The benefits of all Members who become inactive Members under this
      Section 1 will be payable upon termination of their Service with the Employer in accordance with Article IV. The benefits of the remaining Members will be included in the computation of the distributable fund under Section 2 of this Article XII. if no such Members remain, no distributable fund shall be determined.

SECTION 2. DISTRIBUTABLE FUND

(A)   In the event of a transfer to a qualified successor plan referred to in
      Section 1 of this Article XII, the Retirement Fund shall determine, as of the Employer's withdrawal date, the actuarial liability of the Retirement Fund in respect of the Members who had elected such transfer. The computation of such liability shall exclude all Retirees and any Employees who became inactive Members as of the withdrawal date in accordance with
      Section 1(F) of this Article XII. Such actuarial liability shall be computed as follows:

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      (1)   with respect to withdrawal dates occurring on or after January 1,
            1988, such actuarial liability shall be computed as the sum of the Member's accrued actuarial liabilities, with Salary projection, less the present value of any unfunded accrued actuarial liabilities of the withdrawing Employer, plus the present value of any credits due the withdrawing Employer. This computation shall be made as of the withdrawal date based on the annual actuarial valuation of the Retirement Fund which is used to determine the Employer contribution requirements.

(B) The actuarial liability determined under Subsection (A) of this Section 2 shall be reduced as follows:

      (1) In the case of an Employer which commenced participation when the market value of the Retirement Fund's assets was equal to or greater than the actuarial value -- if on the Employer's withdrawal date the percentage of market to actuarial value is less than 100%, then the reduction shall be the difference between such percentage and 100%.

      (2) In the case of an Employer which commenced participation when the market value of the Retirement Fund's assets was less than the actuarial value -- if on the Employer's withdrawal date the percentage of market to actuarial value is less than such percentage at commencement, then the reduction shall be the relative difference between the percentage at the withdrawal date and the percentage at the Commencement Date.

      (3) In the case of an Employer which commenced participation when the market value of the Retirement Fund's assets was equal to or greater than the actuarial value -- if on the Employer's withdrawal date the ratio of the market value to actuarial value is greater than 100% but less than such ratio as of the Employer's Commencement Date, the reduction in the actuarial liability shall be the relative difference between the ratio at the withdrawal date and the ratio at the Commencement Date.

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      For purposes of this Subsection (B), the market and actuarial values of the Retirement Fund's assets as of any date shall exclude the Cash Flow Match Portfolio (a fixed income portion of the Retirement Fund's investments which is not affected, for purposes of the annual actuarial valuation, by fluctuations in market value) and shall be those values which have been determined by the Retirement Fund and shown on the Retirement Fund's records. The actuarial value of the Retirement Fund's assets shall be computed as of the withdrawal date in accordance with the asset valuation method used in the annual actuarial valuation of the Retirement Fund which determined the Employer contribution requirements.

      The withdrawal liability shall be adjusted based on a quarterly actuarial valuation of the Retirement Fund as of the withdrawal date if the ratio of the market value of the Retirement Fund's assets to the actuarial value as of the withdrawal date was less than the ratio as of the July 1 immediately preceding the withdrawal date. The computation of the actuarial liability shall continue to be made as of the withdrawal date based on the annual actuarial valuation of the Retirement Fund which determined the Employer contribution for the Plan Year in which the withdrawal is effective if the ratio of the market value of the Retirement Fund's assets to the actuarial value as of the withdrawal date is equal to or greater than the ratio as of the July 1 immediately preceding the withdrawal date.

(C) A withdrawal charge shall thereafter be deducted in an amount equal to the greater of (i) 0.5% of the actuarial liability, or (ii) one year's administrative fee for such withdrawing Employer.

(D) The amount of the actuarial liability remaining after making the above adjustments is the "distributable fund" which shall be transferred to the successor plan in accordance with Section 3 of this Article XII. In no event will such total transfer be less than the present value of the retirement benefits payable at age 65, based upon Salary and Benefit Service to the withdrawal date, of all Members included in such transfer as a result of their election under Section 1(F) of this Article XII, using for the purpose of this computation the

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      interest rates used by the PBGC to value deferred and immediate retirement benefits for terminating plans as of the withdrawal date.

SECTION 3. PAYMENT OF DISTRIBUTABLE FUND

(A) The portion of the distributable fund representing the present value of each Member's retirement benefit, as computed in accordance with the second sentence of Section 2(D) of this Article XII, but not less than 50% of the distributable fund, plus interest determined as described below from the withdrawal date to the date of transfer, shall be transferred in a lump sum to the qualified successor plan as soon as practicable (but no earlier than 30 days) following receipt by the Retirement Fund of (a) each Member's written consent to the transfer and his release of all claims against the Retirement Fund arising out of his membership, (b) the qualified successor plan's favorable determination letter from the IRS that such plan satisfies the then current qualification and tax-exemption requirements of the IRC or a representation from the Employer maintaining such qualified successor plan to the same effect, and (c) a copy of the Employer's submission to the IRS of the successor plan's Notice of Transfer (IRS Form 5310A) of the distributable fund. Upon the Retirement Fund's receipt of the foregoing, it shall submit to the IRS notice of the Employer's withdrawal. The remaining amount of the distributable fund, if any, shall be transferred to the qualified successor plan in approximately equal annual installments over a period of 3 years with the first payment being made on or about the first anniversary of the withdrawal date. Interest on all unpaid amounts will be credited to date of payment, but not less than once a year, based upon the Three Year Treasury Constant Maturity rate in effect on (a) the withdrawal date if the withdrawal date is on or after January 1, 1994 or (b) January 1, 1994 if the withdrawal date is prior to January 1, 1994. The Three Year Constant Maturity Rate in effect on a specific date shall be the rate published in Federal Reserve Statistical Release for the week ending on the Friday coinciding with or immediately preceding the specific date in the preceding sentence. In the absence of the Release, the Retirement Fund may obtain such rate from any other source it deems appropriate. In order that the Retirement Fund be

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      maintained as a qualified trust under the IRC, no amount can be payable on or after the date of termination, within the meaning of the IRC, of the qualified successor plan.

(B) Notwithstanding anything to the contrary contained herein, upon receipt by the Retirement Fund of a request from a federal governmental entity, as statutory receiver for a withdrawn Employer (when such request is made after the initial lump sum transfer of the portion of the distributable fund representing the present value of each affected Member's Retirement Allowance as provided for in subsection (A) of this Section 3 and following payment of the first installment), provided the federal governmental entity became statutory receiver for the withdrawn Employer following such Employer's withdrawal from the Retirement Fund and establishment of a qualified successor plan, the Retirement Fund may, in its sole discretion and subject to any conditions provided herein or otherwise, accelerate the transfer of the remaining amount of the distributable fund, if any, to the qualified successor plan maintained by the Employer for which such governmental entity acts as receiver. The amount of any such accelerated lump sum payment of the distributable fund shall be adjusted to reflect the payment of such fund in advance of the installment payment dates. Any request by a federal governmental entity, as statutory receiver for a withdrawn Employer, to accelerate the transfer of the remaining amount of the distributable fund shall be accompanied by a certification to the effect that such governmental entity was duly appointed as receiver, citing the statutory authority therefor, and that such appointment continues in effect as of the date of the accelerated payment request. Prior to any such accelerated lump sum payment of the distributable fund, such governmental entity shall indemnify the Retirement Fund, in such form and manner as is acceptable to the Retirement Fund, for the full amount of all reasonable legal fees, costs and expenses (including damages) which arise from any claims made against the Retirement Fund by participants under the qualified successor plan of the Employer in receivership because of the lump sum payment by the Retirement Fund. If no payments have been made, the participating Employer will be deemed to have

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      withdrawn from the Retirement Fund without a qualified successor plan, and all Members will become Retirees of the Retirement Fund.

SECTION 4. PARTIAL TERMINATION

If any governmental authority or the Retirement Fund determines that a partial termination (within the meaning of the IRC or ERISA) of the Retirement Fund has occurred, then (i) the rights of all its affected Members to their retirement benefits accrued to the partial termination date shall be nonforfeitable, and
(ii) the provisions of Article XII, which in the opinion of the Retirement Fund are necessary for the distribution of its assets, shall apply.

SECTION 5. TRANSFER TO QUALIFIED SUCCESSOR PLAN

No transfer of assets and liabilities of the Retirement Fund to a qualified successor plan (whether by merger or consolidation with such qualified successor plan or otherwise) shall be made unless each Member would, if either the Employer's or Employers' participation in the Retirement Fund or such qualified successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Employer's or Employers' participation in the Retirement Fund had then been terminated. The Retirement Fund may also require appropriate indemnification from the Employer or Employers maintaining such qualified successor plan before making such a transfer.

SECTION 6. SPECIAL PROCEDURES UPON CONSERVATORSHIP OR RECEIVERSHIP

(A) Notwithstanding anything in the Regulations to the contrary and in accordance with such administrative procedures, requirements and conditions as the Board shall adopt, if an Employer participating in the Retirement Fund is placed into conservatorship or receivership by the Resolution Trust Corporation ("RTC") (or such other appropriate governmental authority), the provisions of this Section 6 shall apply.

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

(B)   (i)   If an Employer is placed into conservatorship by RTC, such
            Employer's participation in the Retirement Fund will continue uninterrupted without any formal action by RTC or the Employer and retirement benefits will continue to accrue for its Members.

      (ii) If the Employer is placed into receivership by RTC, RTC will have sixty (60) days (unless within such 60-day period RTC requests an extension for up to thirty (30) days and the Retirement Fund in its sole discretion approves such request) from the date the Employer was placed into receivership to reaffirm the Employer's participation in the Retirement Fund in which event benefits shall continue to accrue from the date the Employer was placed into receivership. Alternatively, RTC may elect to improve benefits as of the date of receivership in such manner as shall be prescribed by the Retirement Fund, provided in such case the Employer has a sufficient accounting credit under the Retirement Fund to offset the cost of such benefit improvements. The credit described in the preceding sentence, which for purposes of this Section 6 shall be referred to as "FECO," represents with respect to an Employer an accounting credit entry on the books and records of the Retirement Fund which may be applied solely to offset an Employer's contribution obligations to the Retirement Fund. FECO may not be transferred by the Retirement Fund for an Employer's general corporate use or otherwise in contravention of applicable law.

(C) If RTC, on behalf of an Employer which is placed in receivership, elects to improve benefits, such Employer will be deemed to have withdrawn from the Retirement Fund (following the election to improve benefits) without a qualified successor plan as of the date the Employer was placed into receivership. Alternatively, if RTC neither reaffirms (within the time prescribed in Subsection (B) of this Section 6) the participation in the Retirement Fund of an Employer which was placed into receivership nor elects to improve benefits, the Employer will be deemed to have withdrawn from the Retirement Fund without a qualified successor plan as of the date the Employer was placed into receivership.

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(D)   If an Employer which has a FECO is placed into conservatorship or receivership by RTC and such Employer has not withdrawn (or has not been deemed to withdraw) from the Retirement Fund without a qualified successor plan, RTC may, in accordance with this Subsection (D) and such procedures as may be adopted by the Board, have the FECO made available under the Retirement Fund to another entity (referred to as an "Acquirer") if such Acquirer, in accordance with the Regulations, adopts the Retirement Fund. The maximum amount of the FECO which RTC may make available to an Acquirer is a fraction of the "available FECO," the numerator of which is the PBGC value of the accrued benefits of the Employees who are transferred to the Acquirer and the denominator of which is the PBGC value of the accrued benefits of all of the Employees of the Employer as of the date of the acquisition of such Employer by such Acquirer, inclusive of those Employees being transferred to the Acquirer. The "available FECO" is the total FECO attributable to the Employer as of the date of the acquisition, reduced by the amount of any FECO which could have been, but was not, made available to any previous Acquirer, The maximum amount of FECO that may be made available to an Acquirer shall not be reduced as a result of Employees being terminated by RTC on or after the date of conservatorship or receivership. If an Acquirer does not elect to participate in the Retirement Fund, there shall be deemed to occur a withdrawal by the Employer without a qualified successor plan with respect to the Employees who are transferred to the Acquirer and such Employees shall become 100% vested in their accrued benefit regardless of their number of years of Vesting Service. RTC may apply any portion of the FECO remaining after an acquisition to fund the normal cost or to improve benefits with respect to those Employees who have not been transferred to the Acquirer and who continue to be employed by the Employer. The amount of any FECO which could have been, but was not, transferred to any previous Acquirer will be the first amount to be applied to fund the normal cost or to improve benefits with respect to those Employees who continue to be employed by the Employer. Any FECO remaining after the FECO attributable to an Employer's participation in the Retirement Fund is applied, as provided in this Subsection (D), shall remain in the Retirement Fund.

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

                      ARTICLE XIII TERMINATION OF THE TRUST

(A) The Trust is the sole source of all benefits under the Regulations and shall continue, unless terminated as herein provided, until all assets of the Trust are distributed in accordance with the Regulations. The Trust and the benefit programs embodied in the Regulations may be terminated only upon a two-thirds vote of the Board and of the then participating Employers, in which event termination shall be effective on a date specified after at least 6 months' notice to the Trustee and all members of the Board and Employers. In the event of such termination, (i) the rights of all Members to their Retirement Allowances accrued to the date of termination shall thereupon be nonforfeitable to the extent that such allowances have then been funded by such amount of assets determined by the Retirement Fund to be properly allocable to such Members' allowances, and (ii) the Board shall direct the Trustee to liquidate the assets of the Trust as promptly as it deems prudent. The Board shall-notify the IRS, the PBGC and any other appropriate governmental authority of such termination at least 30 days prior to the termination date or at such other date as applicable law may require, and no distribution of the Trust's assets shall be made until all applicable governmental approvals have been obtained by the Retirement Fund.

(B) The Board shall determine the Trust's net funds remaining after providing for necessary expenses and shall then allocate such funds to the extent necessary and sufficient in the following order of priority:

      (1) Each Member, former Member, Retiree, and Beneficiary or Contingent Annuitant shall be entitled to a share equal to his Accumulated Contributions (or the Accumulated Contributions of the Member on whose behalf the individual is entitled to benefits), if any, less the sum of any allowances received.

      (2) Next, each Retiree, Beneficiary or Contingent Annuitant entitled to an immediate or deferred benefit on the termination date shall be entitled to a share equal to the actuarial liability attributable to his benefits reduced by his share under Paragraph (1) of this Subsection (B).

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

(C)   The Board shall then:

      (1) Determine as of the termination date, in the same manner as described in Article XII, Section 2, Subsection (A), the actuarial liability established by the Retirement Fund for each Employer group of Members as described in Article XII reduced by the amount of any allocations to such Members pursuant to Paragraph (1) of Subsection
            (B);

      (2) Determine the net funds remaining after providing for all allocations under Subsection (B) of this Article XIII;

      (3) Allocate such funds to all such groups of Members as of the termination date on the basis of the ratio of the actuarial liability computed for each group of Members to the total liability for such groups; and

      (4) Allocate such amounts to the individual Members in each group in accordance with the procedure set forth in Article XII, Section 3.

(D)   The amounts determined in accordance with Subsections (B) and (C) of this
      Article XIII shall, subject to the approval of the IRS, the PBGC and any other appropriate governmental authority, be distributed to the individuals described in such Subsections. Any surplus remaining in the Trust after such distribution shall then be distributed to the Employers in such manner as the Board shall deem equitable and appropriate.

      Upon completion of the foregoing distributions, the Trustee shall be relieved of all further obligations under the Trust, but its powers shall continue so long as any assets remain in the Trust.

(E) No asset or liability of the Trust shall in any event be merged, consolidated with or transferred by the Trust to any other plan unless such person affected thereby would, if such plan then terminated immediately after such event, receive thereunder a benefit which is equal to or greater than the benefit to which he would have been entitled if the Retirement Fund had terminated immediately before such event.

(F) Notwithstanding the provisions of this Article XIII, all allocations and distributions made pursuant to this Article XIII shall be made in accordance with Title IV of ERISA.

(G) In the event of the termination of the Retirement Fund, the benefits of any Highly Compensated Employee (and any highly compensated former employee, as defined in Section 414(q) of the IRC and IRS Regulations thereunder), shall be limited to a benefit that is nondiscriminatory under
      Section 401(a)(4) of the IRC.

      The annual payments to a Restricted Employee (as defined below) may not exceed an amount equal to the payments that would be made on behalf of such Restricted Employee under a single life annuity that is the actuarial equivalent of the sum of the Restricted Employee's accrued benefit and his other benefits under the Retirement Fund. However, the restriction described in the foregoing sentence shall not apply if:

      (a) after payment to a Restricted Employee of all Benefits (as defined below), the value of the assets of the Retirement Fund equals or exceed 110% of the value of current liabilities (as defined in Section 412(1)(7) of the IRC) under the Retirement Fund; or

      (b) the value of the Benefits for a Restricted Employee is less that 1% of the value of current liabilities (as defined in Section 412(1)(7) of the IRC) under the Retirement Fund; or

      (c) the value of the Benefits for a Restricted Employee does not exceed $3,500.

      For purposes of this Subsection (G), a "Restricted Employee" means a Member who is a Highly Compensated Employee (or highly compensated former employee of the Employer as defined in Section 414(q) of the IRC and the IRS Regulations thereunder). In any year, the total number of individuals who are subject to the restrictions described in Subsection (G) shall be limited to a group of not less than 25 Highly Compensated Employees and highly compensated former employees and the Employees included in the group shall be determined on the basis of such Employees with the greatest compensation.

      For purposes of this Subsection (G), the term "Benefits" includes loans in excess of amounts set forth in Section 72(p)(2)(A) of the IRC, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Restricted Employee's life.

                ARTICLE XIV ADMINISTRATION AND MANAGEMENT OF FUND

SECTION 1. ADMINISTRATION

(A) The general administration of the Retirement Fund and the general responsibility for carrying out the provisions of the Regulations shall be placed in a Board of Directors who must be Members of the Retirement Fund. The President of the Retirement Fund shall be the chief administrative officer of the Retirement Fund, a member ex officio of the Board and, for purposes of ERISA, the "plan administrator." The Board shall constitute the "named fiduciary" for purposes of ERISA.

(B) The Board may adopt, and amend from time to time, by-laws not inconsistent with the Trust and the Regulations and shall have such duties and exercise such powers as are provided in the Regulations, Trust and by-laws. The number of Directors, their method of election and their terms of office shall be governed by such by-laws. The Board shall hold an annual meeting each year and may hold additional meetings from time to time.

(C) The Board shall select the Trustee of the assets of the Retirement Fund and shall define the investment and other powers and duties of the Trustee and determine the terms and provisions of the Trust, and may, subject to the provisions of the Trust, appoint from time to time a successor trustee or trustees as the Board in its discretion shall determine. The Trust shall constitute a trust fund for the payment of benefits and expenses of the Retirement Fund. All contributions, other income and property received by the Trust shall be held by the Trustee and invested, reinvested and disbursed in accordance with and subject to the provisions of the Trust and the Regulations. All benefits payable under the Regulations shall be payable from the Trust and from no other source. No person shall have interest in, or right to, any part of the corpus or income thereof, except to the extent expressly provided in the Regulations or the Trust.

(D) The Board shall elect a chairman and a vice-chairman of the Board and such officers of the Retirement Fund as the Board deems desirable and shall define

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

      their duties. The Board shall elect annually from its membership an Executive Committee, a Retirement Committee, an Investment Committee, an Audit Committee, a Personnel Committee and a Nominating Committee and shall define their duties. It may appoint such other committees and arrange for and hire such actuarial, legal, accounting, auditing, investment manager or advisory, administrative, medical and other services as it deems appropriate to carry out the Regulations and may act in reliance upon the advice and actions of the persons or firms providing such services. The Board may establish, staff, equip and maintain a Retirement Fund Office to assist it in the administration of the Regulations. The Board may authorize the Trustee or any committee, officer, employee or agent of the Retirement Fund to perform any act pertaining to the Retirement Fund or the administration thereof. The Board shall cause to be maintained proper accounts and accounting procedures, and shall submit an Annual Report on the operations of the Retirement Fund to each Employer for the information of its Members.

(E) The members of the Board shall use ordinary care and reasonable diligence in the performance of their duties and shall serve without compensation, but shall be reimbursed for any reasonable expenses incurred in their capacities as Board members. No bond or other security need be required of the Trustee or any Board member in any jurisdiction.

(F) Each Employer, other than the Retirement Fund Office, by its participation in the Comprehensive Retirement Program, agrees that each Board member, officer and employee of the Retirement Fund shall be indemnified by the Employer for any liability, in excess of that which is covered by insurance, arising out of any act or omission to act in connection with the Regulations or the Trust except for fraud or willful misconduct. The obligation to pay any such expense shall be deemed an administrative expense of the Regulations and shall be allocated among the Employers, other than the Retirement Fund Office, by the Board as nearly as practicable in the same proportions as the then current administrative expenses of the Retirement Fund are borne by the Employers. No Board member or officer of the Retirement Fund shall be personally liable by virtue of any contract or other instrument executed by him or on his behalf in such capacity nor for any mistake of judgment made in good faith.

(G) No Employer shall under any circumstances or for any purpose be deemed an agent of the Board, the Trustee or the Retirement Fund. Neither the Board nor the Trustee shall be required to enforce payment of any contributions payable under the Regulations.

(H) The Board shall adopt, and may change from time to time, actuarial or other tables and the interest rate or rates which shall be used in calculations under the Regulations, and shall establish the contribution rates as provided in Article IX. The actuary designated by the Board shall make an annual actuarial valuation of the Retirement Fund's benefit programs, and on the basis thereof shall recommend to the Board such tables and interest and contribution rates for its adoption.

(I) The expenses of administering the Regulations including (i) the fees and expenses of the Trustee for performance of its duties under the Trust,
      (ii) the expenses incurred by the Board and the Retirement Fund Office in the performance of their duties under the Regulations and the Trust, and
      (iii) all other proper charges and disbursements of the Trustee and the Retirement Fund Office, shall be borne by the Employers in such proportions as shall be determined by the Board, but until paid by the Employers, all of such expenses shall be a charge against the assets of the Trust.

SECTION 2. DISPUTE RESOLUTION

(A) The Board shall have the exclusive right and full discretionary authority to interpret the Regulations and any questions arising under or in connection with the administration of the Retirement Fund, including without limitation, the authority to determine eligibility for employer participation, eligibility for membership and benefits, and the amount and mode of all contributions, benefits and other payments under the Regulations. The decisions or actions of the Board in respect thereof shall be final, conclusive and binding upon all persons having an interest in the Trust or under the Regulations or under any agreement with an insurance company or a financial institution constituting a part of the Regulations and the Trust.

(B) The Board shall have full discretionary authority to delegate to the Retirement Committee, or any other committee of the Board or to the President, all or any part of the interpretative and decisional authority of the Board, described in Subsection (A) of this Section 2, with respect to the Regulations or the administration of the Retirement Fund.

(C) All disputed claims with respect to contributions, benefit eligibility and payments arising under the Regulations shall be submitted in writing to the President of the Retirement Fund at the office of the Retirement Fund. Within 90 days after receipt of such claim, the decision of the President with respect thereto shall be mailed to the claimant and shall be final, binding and conclusive; provided, however, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. The claimant may appeal such decision in writing to the Retirement Committee of the Board, at the office of the Retirement Fund, within 60 days after the mailing to the claimant of such written decision of the President. Such written appeal shall contain all information which the claimant desires the Retirement Committee to consider and the Committee's decision with respect thereto shall be mailed to the claimant within 60 days after its receipt of such appeal unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and claimant shall be so notified in writing. The decision of the President, or in the case of an appeal, the decision of the Retirement Committee, in respect of such claim shall be final, binding and conclusive.

SECTION 3. MANAGEMENT

(A)   The Board shall also have the power, acting directly or through the
      Trustee:

      (1) To purchase, lease for any term, invest or otherwise acquire an interest in any property, real, personal or mixed, and wherever situated, including, but not by way of limitation, real property, whether improved or unimproved, common and preferred stocks, bonds, notes, debentures, mortgages, mutual fund shares, financial futures and options contracts, and certificates of deposit issued by any financial institution including an Employer, without being limited to the class of securities in which trustees are authorized by law or any rules of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Retirement Fund;

      (2) To sell, exchange, manage, lend, lease for any term, improve, or otherwise dispose of, and grant options and security interests with respect to any such property of the Retirement Fund, and any sale or other disposition may be public or private and upon such terms and conditions as the Board may deem best;

      (3) To participate in any plan of reorganization, consolidation, merger, combination or other similar plan relating to such property, and to consent to or oppose any such plan and any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any legal entity;

      (4) To deposit any such property with any protective, reorganization or similar committee, to delegate discretionary power thereto and to pay part of its expenses and compensation and any assessments levied with respect to any such property so deposited;

      (5) To engage suitable employees, agents and professional consultants, and to pay their reasonable compensation and expenses;

      (6)   To extend the time of payment of any obligations;

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

      (7) To enter into stand-by agreements for future investment of the Trust Fund, either with or without a stand-by fee;

      (8) To exercise all conversion and subscription rights and all voting rights with respect to such property and to grant proxies, discretionary or otherwise;

      (9) To cause any investments to be registered and held in the name of one or more nominees of the Board or any custodian of such property, with or without the addition of words indicating that such investments are held in a fiduciary capacity, and to cause any such investments to be held in bearer form;

      (10) To collect and receive any and all money and other property due to the Retirement Fund and to give full discharge and acquittance therefor;

      (11) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Retirement Fund; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Retirement Fund requires it; to represent the Retirement Fund in all suits or legal proceedings in any court of law or equity or before any other body or tribunal; to abstain from the enforcement of any right or claim in its absolute discretion and to abandon, if it shall deem it advisable, any property held by the Retirement Fund;

      (12) To hold uninvested, without liability for interest thereon, any money received by the Retirement Fund until the same shall be invested or disbursed;

      (13) For purposes of the Retirement Fund, to borrow money from others, to issue promissory notes of the Retirement Fund for the same and to secure the repayment thereof by pledging any property of the Retirement Fund and to enter into cash collateral agreements referred to in Article IX, Section 6;

      (14) To make any agency, trust, custodial, advisory, depository, management, administrative or other arrangement (i) with any bank or other financial

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

            institution for the deposit and safekeeping of the assets of the Retirement Fund, and (ii) with any investment advisor or manager for the investment and reinvestment of the assets of the Retirement Fund;

      (15) To transfer for investment purposes any part of the assets of the Retirement Fund (i) to any group trust which meets the requirements of Sections 401(a) and 501(a) of the IRC, with the equitable share of the Retirement Fund in the commingled assets of such trust being part of the Retirement Fund under the Regulations, and (ii) to any group deposit administration annuity contract or other type of contract issued to the Retirement Fund by one or more insurance companies, utilizing under any such contract, general, commingled, or separate investment accounts as the Investment Committee in its discretion shall determine, all such contracts being part of the Retirement Fund under the Regulations;

      (16) To charge against and pay out of the Retirement Fund (in accordance with ERISA and the IRC) (i) taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of the Retirement Fund, the income from any property forming a part thereof, or any security transaction pertaining thereto, and (ii) the expenses incurred by the Board in the performance of its duties in respect of the Retirement Fund and all other proper charges and disbursements of the Retirement Fund;

      (17) To delegate powers, including, without limitation, discretionary powers with respect to any of the foregoing to any Committee of the Board or any officer or employee of the Retirement Fund or investment advisor or manager, custodian or other agent;

      (18) To appoint any bank or trust company, wherever domiciled, as successor trustee under the Declaration of Trust, upon such terms and conditions as the Board deems advisable; and

      (19) Generally to do all acts, whether or not expressly authorized, which the Board may deem necessary or desirable for the administration, management and protection of the Retirement Fund.

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

(B) Persons dealing with the Board or the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Retirement Fund.

SECTION 4. INFORMATION AND COMMUNICATIONS

(A) Each Employer, Member, Retirement and Beneficiary shall file with the Retirement Fund such pertinent information as the Retirement Fund may require, and no Employer, Member, Retiree, Beneficiary or Contingent Annuitant shall have any rights or be entitled to any benefits from the Retirement Fund unless such information is filed in the manner and form specified by the Retirement Fund. The Retirement Fund shall be fully protected in acting upon any such information and shall be under no duty to inquire into the accuracy or truth thereof, and the payment of any amount by the Retirement Fund pursuant to such information shall constitute a complete discharge of the liability therefor. All notices, instructions and other communications shall be in writing and in such form as is prescribed from time to time by the Retirement Fund, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the Retirement Fund.

(B)   (1)   In the case of a qualified joint and survivor annuity as described in Article VII, Section 1, the Retirement Fund shall provide each
            Member no less than 30 days and no more than 90 days prior to the annuity starting date a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Member's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a Member's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity; and (v) the relative values of the various optional forms of benefit under the Retirement Fund.

      (2)   In the case of a preretirement survivor annuity as described in
            Article IV, Section 3(B), the Retirement Fund shall provide each Member within the applicable period for such Member, a written explanation of the preretirement survivor annuity in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements of Paragraph (1) of this Subsection (B) applicable to a qualified joint and survivor annuity.

      (3) The applicable period for a Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35; (ii) a reasonable period ending after the individual becomes a Member; or (iii) a reasonable period ending after the preretirement survivor annuity first applies to the Member. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in the case of a Member who separates from service before attaining age 35.

      (4) For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Member who separates from service before the plan year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Member thereafter returns to employment with the employer, the applicable period for such Member shall be redetermined.

(C) A Member may, in accordance with this Subsection (C) elect to receive his Retirement Allowance in one of the optional forms described in Article VI. Any waiver of a qualified joint and survivor annuity or a preretirement survivor annuity shall not be effective unless: (a) the Member's Spouse consents in writing to the election; (b) the election designates a specific alternate Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Member without any further spousal consent); (c) the Member's Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a notary public. Additionally, a Member's waiver of the qualified joint and survivor annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Member without any further spousal consent.) If it is established to the satisfaction of the Retirement Fund that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a qualified election.

      Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Member without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Member has received notice as provided in Subsection (B) of this Article XIV, Section 4.

      Notwithstanding anything in the Regulations to the contrary, effective for distributions made on or after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the qualified joint and survivor annuity and preretirement survivor annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

                              ARTICLE XV AMENDMENTS

The Board reserves and shall have the right to amend the Regulations or the Trust at any time in whole or in part, for any reason, and without the consent of any Employer, or any Member or other person having an interest in the Trust, or under the Regulations, and each Employer by its adoption of the Regulations shall be deemed to have delegated this authority to the Board; but no amendment shall be adopted which would:

(i) Raise the contribution rate of any Member since last becoming a Member unless he shall consent thereto; or

(ii) Reduce the then accrued benefits of Members or Retirees for which contributions have been received by the Retirement Fund, except to the extent necessary to maintain the Trust as a trust qualified under Section 401(a) of the IRC; or

(iii) Permit any of the assets of the Trust (other than that required to pay taxes, if any, and the expenses described in Article XIV, Section 1(I) to the extent, if any, not paid by the Employers) to be used for or diverted to any purpose other than for the exclusive benefit of Members, Retirees, and their Beneficiaries and Contingent Annuitants under the Regulations, prior to the satisfaction of all liabilities with respect thereto.

                           ARTICLE XVI INTERPRETATION

The Regulations shall be construed in accordance with ERISA and the laws of the State of New York (without regard to the principles of the conflicts of laws thereof).

                                                                         Table I

                                   APPENDIX A

                   Adjusted ERF's For Integrated Calculations

                             1.5% Integrated Formula

                           ---3% ERF's---                                           ---1.5% ERF's---
          SSNRA 65           SSNRA 66           SSNRA 67            SSNRA 65            SSNRA 66          SSNRA 67
     YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later  YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later
AGE   10 C&C       12X    10 C&C     12X    10 C&C     12X      10 C&C      12X     10 C&C     12X     10 C&C     12X    AGE
 65    1.000      1.000    1.000    1.000    1.000    1.000      1.000     1.000     1.000    1.000     1.000    1.000    65
 64    0.970      0.970    0.970    0.970    0.970    0.970      0.985     0.985     0.985    0.985     0.985    0.985    64
 63    0.940      0.940    0.940    0.940    0.940    0.940      0.970     0.970     0.970    0.970     0.970    0.970    63
 62    0.910      0.910    0.910    0.910    0.910    0.910      0.955     0.955     0.955    0.955     0.955    0.965    62
 61    0.880      0.880    0.880    0.880    0.880    0.880      0.940     0.940     0.940    0.940     0.953    0.962    61
 60    0.850      0.850    0.850    0.850    0.850    0.850      0.925     0.825     0.928    0.935     0.952    0.959    60
 59    0.820      0.820    0.820    0.820    0.820    0.824      0.910     0.911     0.928    0.935     0.953    0.959    59
 58    0.790      0.790    0.790    0.790    0.798    0.802      0.905     0.910     0.929    0.934     0.953    0.958    58
 57    0.760      0.760    0.760    0.760    0.775    0.778      0.905     0.911     0.930    0.935     0.954    0.959    57
 56    0.730      0.730    0.730    0.732    0.756    0.760      0.906     0.910     0.931    0.935     0.959    0.963    56
 55    0.700      0.700    0.709    0.714    0.734    0.739      0.907     0.911     0.934    0.938     0.960    0.964    55
 54    0.670      0.670    0.689    0.691    0.713    0.716      0.911     0.914     0.936    0.939     0.961    0.963    54
 53                        0.668    0.668    0.688    0.691                          0.935    0.939     0.958    0.961    53
 52                        0.641    0.643    0.662    0.665                          0.933    0.938     0.955    0.957    52
 51                        0.615    0.617    0.633    0.636                          0.930    0.933     0.949    0.951    51
 50                        0.587    0.589    0.604    0.607                          0.924    0.926     0.942    0.944    50
 49                        0.558    0.559    0.574    0.576                          0.917    0.919     0.934    0.936    49
 48                        0.527    0.528    0.543    0.544                          0.910    0.910     0.925    0.928    48
 47                        0.496    0.498    0.511    0.511                          0.901    0.902     0.918    0.916    47
 46                        0.463    0.464    0.477    0.477                          0.890    0.891     0.903    0.905    46
 45                        0.429    0.430    0.442    0.443                          0.879    0.880     0.892    0.893    45
 44                        0.410    0.411    0.422    0.423                          0.868    0.868     0.880    0.880    44
 43                        0.390    0.391    0.401    0.402                          0.390    0.391     0.401    0.402    43
 42                        0.369    0.369    0.380    0.380                          0.369    0.369     0.380    0.380    42
 41                        0.347    0.347    0.357    0.357                          0.347    0.347     0.357    0.357    41
 40                        0.325    0.325    0.335    0.335                          0.325    0.325     0.335    0.335    40
 39                        0.318    0.318    0.327    0.327                          0.318    0.318     0.327    0.327    39
 38                        0.309    0.310    0.317    0.318                          0.309    0.310     0.317    0.318    38
 37                        0.300    0.301    0.306    0.309                          0.300    0.301     0.308    0.309    37
 36                                          0.299    0.300                                             0.299    0.300    36
 35                                          0.289    0.290                                             0.289    0.290    35
 34                                          0.279    0.280                                             0.279    0.280    34
 33                                          0.268    0.268                                             0.268    0.266    33
 32                                          0.257    0.257                                             0.257    0.257    32
 31                                          0.246    0.246                                             0.246    0.246    31
 30                                          0.235    0.235                                             0.235    0.235    30
 29                                          0.224    0.224                                             0.224    0.224    29
 28                                          0.212    0.212                                             0.212    0.212    28
 27                                          0.200    0.200                                             0.200    0.200    27
 26                                          0.188    0.188                                             0.188    0.188    26
 25                                          0.176    0.176                                             0.176    0.176    25
 24                                          0.163    0.163                                             0.163    0.183    24
 23                                          0.151    0.151                                             0.151    0.151    23
 22                                          0.138    0.138                                             0.138    0.138    22
 21                                          0.125    0.125                                             0.125    0.125    21
 20                                          0.113    0.113                                             0.113    0.113    20
 19                                          0.099    0.099                                             0.099    0.099    19
 18                                          0.086    0.086                                             0.086    0.086    18

                                                                        Table II

                                   APPENDIX A

                   Adjusted ERF's For Integrated Calculations

                             1.75% Integrated Formula

                           ---3% ERF's---                                           ---1.5% ERF's---
          SSNRA 65           SSNRA 66           SSNRA 67            SSNRA 65            SSNRA 66          SSNRA 67
     YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later  YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later
AGE   10 C&C       12X    10 C&C     12X    10 C&C     12X      10 C&C      12X     10 C&C     12X     10 C&C     12X    AGE
 65    1.000      1.000    1.000    1.000    1.000    1.000      1.000     1.000     1.000    1.000     1.000    1.000    65
 64    0.970      0.970    0.970    0.970    0.970    0.970      0.985     0.985     0.985    0.985     0.985    0.985    64
 63    0.940      0.940    0.940    0.940    0.940    0.940      0.970     0.970     0.970    0.970     0.970    0.970    63
 62    0.910      0.910    0.910    0.910    0.910    0.910      0.955     0.955     0.955    0.955     0.955    0.963    62
 61    0.880      0.880    0.880    0.880    0.880    0.880      0.940     0.940     0.940    0.940     0.951    0.957    61
 60    0.850      0.850    0.850    0.850    0.850    0.850      0.925     0.925     0.927    0.933     0.947    0.952    60
 59    0.820      0.820    0.820    0.820    0.820    0.823      0.910     0.911     0.925    0.930     0.944    0.949    59
 58    0.790      0.790    0.790    0.790    0.795    0.799      0.903     0.907     0.922    0.926     0.942    0.946    58
 57    0.760      0.760    0.760    0.760    0.772    0.775      0.900     0.905     0.920    0.924     0.939    0.943    57
 56    0.730      0.730    0.730    0.732    0.751    0.754      0.898     0.901     0.917    0.921     0.940    0.943    56
 55    0.700      0.700    0.707    0.711    0.728    0.731      0.896     0.899     0.918    0.921     0.938    0.941    55
 54    0.670      0.670    0.685    0.687    0.705    0.707      0.896     0.898     0.916    0.918     0.936    0.938    54
 53                        0.660    0.663    0.679    0.681                          0.912    0.915     0.930    0.933    53
 52                        0.634    0.637    0.652    0.654                          0.908    0.910     0.925    0.927    52
 51                        0.608    0.610    0.623    0.625                          0.902    0.904     0.917    0.919    51
 50                        0.579    0.581    0.594    0.595                          0.894    0.896     0.909    0.910    50
 49                        0.550    0.551    0.564    0.565                          0.886    0.887     0.899    0.901    49
 48                        0.519    0.521    0.532    0.533                          0.877    0.877     0.889    0.890    48
 47                        0.489    0.489    0.500    0.501                          0.867    0.867     0.878    0.879    47
 46                        0.456    0.457    0.467    0.468                          0.855    0.856     0.868    0.867    46
 45                        0.423    0.424    0.433    0.434                          0.843    0.844     0.853    0.854    45
 44                        0.404    0.405    0.413    0.414                          0.831    0.832     0.841    0.841    44
 43                        0.384    0.385    0.393    0.393                          0.364    0.385     0.393    0.393    43
 42                        0.363    0.363    0.372    0.372                          0.363    0.363     0.372    0.372    42
 41                        0.341    0.341    0.349    0.349                          0.341    0.341     0.349    0.349    41
 40                        0.320    0.320    0.328    0.328                          0.320    0.320     0.328    0.328    40
 39                        0.312    0.312    0.319    0.319                          0.312    0.312     0.319    0.319    39
 38                        0.303    0.304    0.310    0.310                          0.303    0.304     0.310    0.310    38
 37                        0.294    0.295    0.300    0.301                          0.294    0.295     0.300    0.301    37
 36                                          0.291    0.292                                             0.291    0.292    36
 35                                          0.281    0.282                                             0.281    0.282    35
 34                                          0.271    0.272                                             0.271    0.272    34
 33                                          0.260    0.260                                             0.260    0.260    33
 32                                          0.250    0.249                                             0.250    0.249    32
 31                                          0.239    0.239                                             0.239    0.239    31
 30                                          0.228    0.228                                             0.226    0.228    30
 29                                          0.217    0.217                                             0.217    0.217    29
 28                                          0.206    0.206                                             0.206    0.206    28
 27                                          0.194    0.194                                             0.194    0.194    27
 26                                          0.182    0.182                                             0.182    0.182    26
 25                                          0.171    0.171                                             0.171    0.171    25
 24                                          0.156    0.158                                             0.158    0.158    24
 23                                          0.147    0.147                                             0.147    0.147    23
 22                                          0.134    0.134                                             0.134    0.134    22
 21                                          0.122    0.122                                             0.122    0.122    21
 20                                          0.110    0.110                                             0.110    0.110    20
 19                                          0.097    0.097                                             0.097    0.097    19
 18                                          0.085    0.085                                             0.085    0.085    18

                                                                       Table III

                                   APPENDIX A

                   Adjusted ERF's For Integrated Calculations

                             2.0% Integrated Formula

                           ---3% ERF's---                                           ---1.5% ERF's---
          SSNRA 65           SSNRA 66           SSNRA 67            SSNRA 65            SSNRA 66          SSNRA 67
     YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later  YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later
AGE   10 C&C       12X    10 C&C     12X    10 C&C     12X      10 C&C      12X     10 C&C     12X     10 C&C     12X    AGE
 65    1.000      1.000    1.000    1.000    1.000    1.000      1.000     1.000     1.000    1.000     1.000    1.000    65
 64    0.970      0.970    0.970    0.970    0.970    0.970      0.985     0.985     0.985    0.985     0.985    0.985    64
 63    0.940      0.940    0.940    0.940    0.940    0.940      0.970     0.970     0.970    0.970     0.970    0.970    63
 62    0.910      0.910    0.910    0.910    0.910    0.910      0.955     0.955     0.955    0.955     0.955    0.962    62
 61    0.880      0.880    0.880    0.880    0.880    0.880      0.940     0.940     0.940    0.940     0.949    0.954    61
 60    0.850      0.850    0.850    0.850    0.650    0.850      0.925     0.925     0.927    0.932     0.943    0.948    60
 59    0.820      0.820    0.820    0.820    0.820    0.823      0.910     0.911     0.922    0.927     0.938    0.943    59
 58    0.790      0.790    0.790    0.790    0.794    0.796      0.901     0.905     0.918    0.921     0.934    0.937    58
 57    0.760      0.760    0.760    0.760    0.770    0.772      0.887     0.901     0.913    0.917     0.929    0.933    57
 56    0.730      0.730    0.730    0.731    0.748    0.750      0.692     0.895     0.909    0.911     0.928    0.930    56
 55    0.700      0.700    0.706    0.709    0.723    0.726      0.888     0.991     0.906    0.909     0.923    0.926    55
 54    0.670      0.670    0.682    0.664    0.699    0.700      0.885     0.888     0.903    0.904     0.919    0.921    54
 53                        0.657    0.659    0.672    0.674                          0.897    0.899     0.912    0.914    53
 52                        0.630    0.632    0.645    0.646                          0.890    0.892     0.905    0.907    52
 51                        0.603    0.605    0.616    0.617                          0.884    0.885     0.898    0.895    51
 50                        0.574    0.576    0.588    0.588                          0.875    0.876     0.888    0.887    50
 49                        0.545    0.546    0.556    0.557                          0.865    0.866     0.676    0.877    49
 48                        0.514    0.516    0.525    0.526                          0.855    0.855     0.885    0.866    48
 47                        0.484    0.484    0.494    0.494                          0.844    0.844     0.854    0.854    47
 46                        0.452    0.452    0.461    0.462                          0.831    0.832     0.841    0.841    46
 45                        0.419    0.420    0.428    0.426                          0.819    0.820     0.828    0.829    45
 44                        0.400    0.400    0.408    0.408                          0.807    0.807     0.815    0.815    44
 43                        0.380    0.380    0.387    0.388                          0.380    0.380     0.387    0.388    43
 42                        0.359    0.359    0.367    0.368                          0.359    0.359     0.367    0.368    42
 41                        0.338    0.338    0.345    0.344                          0.338    0.338     0.345    0.344    41
 40                        0.317    0.317    0.323    0.323                          0.317    0.317     0.323    0.323    40
 39                        0.309    0.309    0.315    0.314                          0.309    0.309     0.315    0.314    39
 38                        0.299    0.300    0.305    0.305                          0.299    0.300     0.305    0.305    38
 37                        0.290    0.291    0.295    0.296                          0.290    0.291     0.295    0.298    37
 36                                          0.288    0.287                                             0.286    0.267    36
 35                                          0.276    0.277                                             0.276    0.277    35
 34                                          0.266    0.287                                             0.268    0.267    34
 33                                          0.255    0.255                                             0.255    0.255    33
 32                                          0.245    0.245                                             0.245    0.245    32
 31                                          0.234    0.234                                             0.234    0.234    31
 30                                          0.223    0.223                                             0.223    0.223    30
 29                                          0.213    0.213                                             0.213    0.213    29
 28                                          0.201    0.201                                             0.201    0.201    28
 27                                          0.190    0.190                                             0.190    0.190    27
 26                                          0.179    0.179                                             0.179    0.179    26
 25                                          0.167    0.167                                             0.167    0.167    25
 24                                          0.155    0.155                                             0.155    0.155    24
 23                                          0.144    0.144                                             0.144    0.144    23
 22                                          0.132    0.132                                             0.132    0.132    22
 21                                          0.120    0.120                                             0.120    0.120    21
 20                                          0.109    0.109                                             0.109    0.109    20
 19                                          0.096    0.096                                             0.096    0.096    19
 18                                          0.084    0.084                                             0.084    0.084    18

                                                                        Table IV

                                   APPENDIX A

                   Adjusted ERF's For Integrated Calculations

                            2.25% Integrated Formula

                           ---3% ERF's---                                           ---1.5% ERF's---
          SSNRA 65           SSNRA 66           SSNRA 67            SSNRA 65            SSNRA 66          SSNRA 67
     YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later  YOB 1937 or Earlier  YOB 1938 to 1954  YOB 1955 or Later
AGE   10 C&C       12X    10 C&C     12X    10 C&C     12X      10 C&C      12X     10 C&C     12X     10 C&C     12X    AGE
65     1.000      1.000    1.000    1.000    1.000    1.000      1.000     1.000     1.000    1.000     1.000    1.000    65
64     0.970      0.970    0.970    0.970    0.970    0.970      0.985     0.985     0.985    0.985     0.985    0.985    64
63     0.940      0.940    0.940    0.940    0.940    0.940      0.970     0.970     0.970    0.970     0.970    0.970    63
62     0.910      0.910    0.910    0.910    0.910    0.910      0.355     0.955     0.955    0.955     0.955    0.961    62
61     0.880      0.880    0.880    0.880    0.880    0.880      0.940     0.940     0.940    0.940     0.948    0.952    61
60     0.050      0.850    0.850    0.850    0.850    0.850      0.925     0.925     0.927    0.931     0.940    0.945    60
59     0.820      0.820    0.820    0.820    0.820    0.822      0.910     0.911     0.921    0.924     0.934    0.938    59
58     0.790      0.790    0.790    0.790    0.793    0.797      0.901     0.904     0.914    0.917     0.928    0.931    58
57     0.760      0.760    0.760    0.760    0.768    0.770      0.894     0.898     0.908    0.911     0.922    0.925    57
56     0.730      0.730    0.730    0.731    0.745    0.747      0.889     0.891     0.902    0.905     0.919    0.921    56
55     0.700      0.700    0.705    0.708    0.720    0.722      0.883     0.885     0.898    0.900     0.913    0.915    55
54     0.670      0.670    0.681    0.682    0.695    0.696      0.878     0.880     0.893    0.894     0.907    0.908    54
53                         0.655    0.656    0.668    0.669                          0.886    0.888     0.899    0.901    53
52                         0.627    0.629    0.640    0.641                          0.678    0.880     0.891    0.892    52
51                         0.600    0.601    0.610    0.612                          0.870    0.872     0.881    0.882    51
50                         0.571    0.572    0.581    0.582                          0.860    0.861     0.871    0.871    50
49                         0.541    0.542    0.551    0.552                          0.850    0.851     0.860    0.860    49
48                         0.511    0.512    0.520    0.521                          0.839    0.839     0.848    0.848    48
47                         0.480    0.481    0.489    0.489                          0.826    0.828     0.836    0.837    47
46                         0.449    0.449    0.457    0.457                          0.815    0.816     0.823    0.823    46
45                         0.416    0.417    0.424    0.424                          0.802    0.803     0.810    0.810    45
44                         0.397    0.398    0.404    0.404                          0.790    0.790     0.796    0.797    44
43                         0.377    0.376    0.383    0.364                          0.377    0.378     0.383    0.384    43
42                         0.356    0.356    0.363    0.363                          0.356    0.356     0.363    0.363    42
41                         0.335    0.335    0.341    0.341                          0.335    0.335     0.341    0.341    41
40                         0.314    0.314    0.320    0.320                          0.314    0.314     0.320    0.320    40
39                         0.306    0.306    0.311    0.311                          0.306    0.306     0.311    0.311    39
38                         0.297    0.297    0.301    0.302                          0.297    0.297     0.301    0.302    38
37                         0.287    0.288    0.292    0.292                          0.287    0.288     0.292    0.292    37
36                                           0.282    0.283                                             0.282    0.283    36
35                                           0.272    0.273                                             0.272    0.273    35
34                                           0.262    0.263                                             0.262    0.263    34
33                                           0.252    0.252                                             0.252    0.252    33
32                                           0.241    0.241                                             0.241    0.241    32
31                                           0.231    0.231                                             0.231    0.231    31
30                                           0.220    0.220                                             0.220    0.220    30
29                                           0.209    0.209                                             0.209    0.209    29
28                                           0.198    0.198                                             0.198    0.198    28
27                                           0.187    0.187                                             0.187    0.187    27
26                                           0.176    0.176                                             0.176    0.176    26
25                                           0.165    0.165                                             0.165    0.165    25
24                                           0.153    0.153                                             0.153    0.153    24
23                                           0.142    0.142                                             0.142    0.142    23
22                                           0.130    0.130                                             0.130    0.130    22
21                                           0.119    0.119                                             0.119    0.119    21
20                                           0.107    0.107                                             0.107    0.107    20
19                                           0.095    0.095                                             0.095    0.095    19
18                                           0.083    0.083                                             0.083    0.083    18

                                                                         Table V

                                   APPENDIX A

                   ADJUSTED ERF'S FOR INTEGRATED CALCULATIONS

                             2.5% INTEGRATED FORMULA

                           3% ERF'S                                          1.5% ERF'S
      ------------------------------------------------   ------------------------------------------------
         SSNRA 65          SSNRA 66         SSNRA 67         SSNRA 65        SSNRA 66          SSNRA 67
       YOB 1937 or       YOB 1938 to      YOB 1955 or      YOB 1937 or     YOB 1936 to       YOB 1955 or
         Earlier             1954            Later           Earlier           1954             Later
      --------------   --------------   --------------   --------------   --------------   --------------
AGE   10 C&C    12X    10 C&C    12X    10 C&C    12X    10 C&C    12X    10 C&C    12X    10 C&C    12X    AGE
 65    1.000   1.000    1.000   1.000    1.000   1.000    1.000   1.000    1.000   1.000    1.000   1.000    65
 64    0.970   0.970    0.970   0.970    0.970   0.970    0.985   0.985    0.985   0.985    0.985   0.985    64
 63    0.940   0.940    0.940   0.940    0.940   0.940    0.970   0.970    0.970   0.970    0.970   0.970    63
 62    0.910   0.910    0.910   0.910    0.910   0.910    0.955   0.955    0.955   0.955    0.955   0.960    62
 61    0.880   0.880    0.880   0.880    0.880   0.880    0.940   0.940    0.940   0.940    0.947   0.951    61
 60    0.850   0.850    0.850   0.850    0.850   0.850    0.925   0.925    0.926   0.930    0.939   0.942    60
 59    0.820   0.820    0.820   0.820    0.820   0.822    0.910   0.910    0.919   0.922    0.931   0.934    59
 58    0.790   0.790    0.790   0.790    0.793   0.796    0.900   0.903    0.912   0.915    0.924   0.927    58
 57    0.760   0.760    0.760   0.760    0.767   0.769    0.893   0.895    0.905   0.907    0.917   0.919    57
 56    0.730   0.730    0.730   0.731    0.743   0.745    0.886   0.888    0.898   0.900    0.912   0.914    56
 55    0.700   0.700    0.704   0.707    0.717   0.719    0.878   0.881    0.892   0.894    0.905   0.907    55
 54    0.670   0.670    0.679   0.681    0.692   0.693    0.873   0.874    0.886   0.867    0.896   0.899    54
 53                     0.653   0.654    0.684   0.665                     0.876   0.879    0.889   0.891    53
 52                     0.625   0.627    0.636   0.637                     0.869   0.870    0.880   0.881    52
 51                     0.597   0.599    0.607   6.608                     0.860   0.861    0.870   0.871    51
 50                     0.568   0.570    0.577   0.578                     0.850   0.850    0.859   0.859    50
 49                     0.539   0.540    0.547   0.548                     0.839   0.840    0.847   0.848    49
 48                     0.508   0.509    0.516   0.517                     0.827   0.828    0.835   0.836    48
 47                     0.478   0.478    0.485   0.486                     0.815   0.816    0.823   0.823    47
 46                     0.446   0.447    0.453   0.454                     0.802   0.803    0.809   0.810    46
 45                     0.414   0.415    0.421   0.421                     0.789   0.790    0.796   0.797    45
 44                     0.395   0.395    0.401   0.401                     0.778   0.777    0.782   0.783    44
 43                     0.375   0.375    0.380   0.381                     0.375   0.375    0.380   0.381    43
 42                     0.354   0.354    0.360   0.360                     0.354   0.354    0.360   0.360    42
 41                     0.333   0.333    0.338   0.338                     0.333   0.333    0.338   0.338    41
 40                     0.312   0.312    0.317   0.317                     0.312   0.312    0.317   0.317    40
 39                     0.304   0.304    0.308   0.308                     0.304   0.304    0.308   0.308    39
 38                     0.294   0.295    0.298   0.299                     0.294   0.295    0.296   0.299    38
 37                     0.285   0.285    0.289   0.289                     0.285   0.285    0.289   0.289    37
 36                                      0.279   0.280                                      0.279   0.280    36
 35                                      0.269   0.270                                      0.269   0.270    35
 34                                      0.259   0.260                                      0.259   0.260    34
 33                                      0.249   0.249                                      0.249   0.249    33
 32                                      0.238   0.238                                      0.238   0.238    32
 31                                      0.228   0.228                                      0.228   0.228    31
 30                                      0.217   0.217                                      0.217   0.217    30
 29                                      0.207   0.207                                      0.207   0.207    29
 28                                      0.196   0.196                                      0.196   0.196    28
 27                                      0.165   0.185                                      0.185   0.185    27
 26                                      0.174   0.174                                      0.174   0.174    26
 25                                      0.163   0.163                                      0.163   0.163    25
 24                                      0.151   0.151                                      0.151   0.151    24
 23                                      0.140   0.140                                      0.140   0.140    23
 22                                      0.129   0.129                                      0.129   0.129    22
 21                                      0.117   0.117                                      0.117   0.117    21
 20                                      0.106   0.106                                      0.106   0.106    20
 19                                      0.094   0.094                                      0.094   0.094    19
 18                                      0.083   0.083                                      0.083   0.083    18

                                                                        Table VI

                                   APPENDIX A

                   Adjusted ERP's For Integrated Calculations

                           2.75% Integrated Formula

                         ---3% ERP's---                                                    ---1.5% ERP's---
           SSNRA 65            SSNRA 66           SSNRA 67               SSNRA 65            SSNRA 66           SSNRA 67
     YOB 1937 or Earlier   YOB 1938 to 1954   YOB 1955 or Later     YOB 1937 or Earlier  YOB 1938 to 1954   YOB 1955 or Later
AGE    10 C&C     12X       10 C&C    12X       10 C&C    12X         10 C&C    12X       10 C&C    12X       10 C&C   12X      AGE
 65     1.000    1.000       1.000   1.000       1.000   1.000         1.000   1.000       1.000   1.000       1.000  1.000      65
 64     0.970    0.970       0.970   0.970       0.970   0.970         0.985   0.985       0.985   0.985       0.985  0.985      64
 63     0.940    0.940       0.940   0.940       0.940   0.940         0.970   0.970       0.970   0.970       0.970  0.970      63
 62     0.910    0.910       0.910   0.910       0.910   0.910         0.955   0.955       0.955   0.955       0.955  0.960      62
 6l     0.880    0.880       0.880   0.880       0.880   0.880         0.940   0.940       0.940   0.940       0.946  0.950      61
 60     0.850    0.850       0.850   0.850       0.850   0.850         0.925   0.925       0.926   0.930       0.937  0.940      60
 59     0.820    0.820       0.820   0.820       0.820   0.622         0.910   0.910       0.918   0.921       0.929  0.932      59
 58     0.790    0.790       0.790   0.790       0.793   0.795         0.899   0.902       0.910   0.912       0.921  0.923      58
 57     0.760    0.760       0.760   0.760       0.766   0.768         0.891   0.894       0.902   0.904       0.913  0.915      57
 56     0.730    0.730       0.730   0.731       0.742   0.743         0.883   0.885       0.894   0.896       0.907  0.908      56
 55     0.700    0.700       0.704   0.706       0.715   0.717         0.875   0.877       0.888   0.889       0.899  0.900      55
 54     0.670    0.670       0.678   0.680       0.689   0.690         0.669   0.870       0.880   0.881       0.891  0.892      54
 53                          0.651   0.653       0.661   0.663                             0.871   0.873       0.881  0.883      53
 52                          0.624   0.625       0.633   0.634                             0.862   0.863       0.872  0.673      52
 51                          0.595   0.597       0.604   0.605                             0.852   0.853       0.861  0.862      51
 50                          0.568   0.567       0.574   0.575                             0.841   0.842       0.849  0.850      50
 49                          0.537   0.537       0.544   0.545                             0.830   0.831       0.837  0.836      49
 48                          0.506   0.507       0.513   0.514                             0.818   0.818       0.825  0.825      48
 47                          0.478   0.476       0.482   0.483                             0.806   0.806       0.812  0.813      47
 46                          0.445   0.445       0.451   0.451                             0.793   0.793       0.799  0.799      46
 45                          0.413   0.413       0.419   0.419                             0.779   0.780       0.785  0.786      45
 44                          0.393   0.394       0.399   0.399                             0.768   0.766       0.772  0.772      44
 43                          0.373   0.374       0.378   0.379                             0.373   0.374       0.378  0.379      43
 42                          0.353   0.353       0.358   0.358                             0.353   0.353       0.358  0.358      42
 41                          0.332   0.332       0.336   0.336                             0.332   0.332       0.336  0.338      41
 40                          0.311   0.311       0.315   0.315                             0.311   0.311       0.315  0.315      40
 39                          0.302   0.302       0.306   0.306                             0.302   0.302       0.306  0.306      39
 38                          0.293   0.293       0.298   0.297                             0.293   0.293       0.296  0.297      38
 37                          0.283   0.284       0.287   0.287                             0.283   0.284       0.287  0.287      37
 36                                              0.277   0.278                                                 0.277  0.278      36
 35                                              0.267   0.268                                                 0.267  0.268      35
 34                                              0.257   0.258                                                 0.257  0.258      34
 33                                              0.247   0.247                                                 0.247  0.247      33
 32                                              0.236   0.236                                                 0.236  0.236      32
 31                                              0.226   0.226                                                 0.226  0.226      31
 30                                              0.216   0.216                                                 0.216  0.218      30
 29                                              0.205   0.205                                                 0.205  0.205      29
 28                                              0.194   0.194                                                 0.194  0.194      28
 27                                              0.153   0.183                                                 0.183  0.183      27
 26                                              0.172   0.172                                                 0.172  0.172      26
 25                                              0.162   0.162                                                 0.162  0.162      25
 24                                              0.150   0.150                                                 0.150  0.150      24
 23                                              0.139   0.139                                                 0.139  0.139      23
 22                                              0.128   0.128                                                 0.128  0.128      22
 21                                              0.117   0.117                                                 0.117  0.117      21
 20                                              0.106   0.106                                                 0.108  0.106      20
 19                                              0.094   0.094                                                 0.094  0.094      19
 18                                              0.083   0.083                                                 0.083  0.083      18

                                                                       Table VII

                                   APPENDIX A

                   Adjusted ERF's For Integrated Calculations

                            3.00% Integrated Formula

                        ---3% ERF's---                                                 ---1.5% ERF's---
           SSNRA 65            SSNRA 66           SSNRA 67            SSNRA 65             SSNRA 66         SSNRA 67
     YOB 1937 or Earlier   YOB 1938 to 1954  YOB 1955 or Later  YOB 1937 or Earlier  YOB I938 to 1954  YOB 1955 or Later
AGE  10 C&C         12X    10 C&C      12X   10 C&C       12X   10 C&C         12X   10 C&C      12X   10 C&C      12X      AGE
 65  1.000         1.000   1.000      1.000  1,000       1.000  1.000         1.000  1.000      1.000  1.000      1.000      65
 64  0.970         0.970   0.970      0.970  0.970       0.970  0.985         0.985  0.985      0.985  0.985      0.985      64
 63  0.940         0.940   0.940      0.940  0.940       0.940  0.970         0.970  0.970      0.970  0.970      0.970      63
 62  0.910         0.910   0.910      0.910  0.910       0.910  0.955         0.955  0.955      0.955  0.955      0.959      62
 61  0.880         0.880   0.880      0.880  0.880       0.880  0.940         0.940  0.940      0.940  0.945      0.949      61
 60  0.850         0.850   0.850      0.850  0.850       0.850  0.925         0.925  0.926      0.929  0.936      0.939      60
 59  0.820         0.820   0.820      0.820  0.820       0.822  0.910         0.910  0.917      0.920  0.927      0.930      59
 58  0.790         0.790   0.790      0.790  0.792       0.795  0.899         0.901  0.909      0.911  0.918      0.920      58
 57  0.760         0.760   0.760      0.760  0.785       0.767  0.890         0.892  0.900      0.902  0.910      0.912      57
 56  0.730         0.730   0.730      0.731  0.741       0.742  0.881         0.883  0.891      0.893  0.903      0.904      56
 55  0.700         0.700   0.704      0.705  0.714       0.718  0.873         0.874  0.884      0.885  0.894      0.895      55
 54  0.670         0.670   0.677      0.679  0.687       0.688  0.865         0.867  0.876      0.877  0.885      0.886      54
 53                        0.650      0.651  0.659       0.660                       0.866      0.868  0.875      0.877      53
 52                        0.622      0.623  0.631       0.632                       0.856      0.857  0.865      0.866      52
 51                        0.594      0.595  0.601       0.602                       0.846      0.847  0.854      0.855      51
 50                        0.565      0.566  0.572       0.573                       0.835      0.835  0.842      0.842      50
 49                        0.535      0.536  0.542       0.542                       0.823      0.824  0.830      0.830      49
 48                        0.505      0.505  0.511       0.512                       0.811      0.811  0.817      0.817      48
 47                        0.474      0.475  0.460       0.481                       0.798      0.799  0.804      0.805      47
 46                        0.443      0.443  0.449       0.449                       0.785      0.785  0.790      0.791      46
 45                        0.412      0.412  0.417       0.417                       0.771      0.772  0.777      0.777      45
 44                        0.392      0.392  0.397       0.397                       0.756      0.758  0.763      0.783      44
 43                        0.372      0.372  0.376       0.377                       0.372      0.372  0.376      0.377      43
 42                        0.352      0.352  0.356       0.356                       0.352      0.352  0.356      0.356      42
 41                        0.331      0.331  0.335       0.335                       0.331      0.331  0.335      0.335      41
 40                        0.310      0.310  0.314       0.314                       0.310      0.310  0.314      0.314      40
 39                        0.301      0.301  0.305       0.305                       0.301      0.301  0.305      0.305      39
 38                        0.292      0.292  0.295       0.295                       0.292      0.292  0.295      0.295      38
 37                        0.282      0.282  0.285       0.286                       0.282      0.282  0.285      0.286      37
 36                                          0.276       0.276                                         0.276      0.278      36
 35                                          0.266       0.266                                         0.266      0.268      35
 34                                          0.258       0.258                                         0.256      0.256      34
 33                                          0.245       0.245                                         0.245      0.245      33
 32                                          0.235       0.235                                         0.235      0.235      32
 31                                          0.224       0.224                                         0.224      0.224      31
 30                                          0.214       0.214                                         0.214      0.214      30
 29                                          0.204       0.204                                         0.204      0.204      29
 28                                          0.193       0.193                                         0.193      0.193      28
 27                                          0.182       0.182                                         0.182      0.182      27
 26                                          0.171       0.171                                         0.171      0.171      26
 25                                          0.160       0.160                                         0.160      0.160      25
 24                                          0.149       0.149                                         0.149      0.149      24
 23                                          0.138       0.138                                         0.136      0.136      23
 22                                          0.127       0.127                                         0.127      0.127      22
 21                                          0.116       0.116                                         0.116      0.116      21
 20                                          0.105       0.105                                         0.105      0.105      20
 19                                          0.094       0.094                                         0.094      0.094      19
 18                                          0.082       0.082                                         0.082      0.082      18

                                                                      Appendix B

                 CONVERSION FACTORS WHERE NORMAL FORM = 10 C&C
                             1998 GBB89 ASSUMPTIONS

  AGE             OPTION 1         OPTION 2         OPTION 3
--------          --------         --------         --------
      19           1.001%           0.990%           0.990%
      20           1.001            0.990            0.990
      21           1.001            0.989            0.990
      22           1.001            0.988            0.990
      23           1.001            0.987            0.990
      24           1.001            0.986            0.990
      25           1.001            0.985            0.990
      26           1.001            0.984            0.990
      27           1.001            0.983            0.990
      28           1.001            0.982            0.990
      29           1.001            0.981            0.990
      30           1.002            0.980            0.990
      31           1.002            0.979            0.989
      32           1.002            0.978            0.989
      33           1.002            0.977            0.988
      34           1.002            0.976            0.987
      35           1.002            0.975            0.987
      36           1.002            0.973            0.986
      37           1.002            0.971            0.985
      38           1.002            0.969            0.984
      39           1.002            0.967            0.983
      40           1.003            0.965            0.982
      41           1.003            0.963            0.981
      42           1.003            0.961            0.980
      43           1.003            0.959            0.979
      44           1.003            0.957            0.977
      45           1.004            0.955            0.975
      46           1.004            0.952            0.974
      47           1.005            0.949            0.973
      48           1.005            0.946            0.972
      49           1.006            0.943            0.971
      50           1.007            0.940            0.970
      51           1.008            0.936            0.968
      52           1.009            0.932            0.966
      53           1.010            0.928            0.964
      54           1.011            0.924            0.962
      55           1.012            0.920            0.960
      56           1.015            0.914            0.957
      57           1.018            0.908            0.954
      58           1.021            0.902            0.951
      59           1.024            0.896            0.948
      60           1.027            0.890            0.945
      61           1.032            0.884            0.942
      62           1.037            0.878            0.939
      63           1.042            0.872            0.935
      64           1.047            0.866            0.933
      65           1.052            0.860            0.930

FACTOR B                              0.5%             0.3%
 MAXIMUM                               99%              99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A LIFE ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                                                                      Appendix B

                 CONVERSION FACTORS WHERE NORMAL FORM = 10 C&C
                             1998 GBB89 ASSUMPTIONS

      66           1.061           0.853           0.926
      67           1.070           0.846           0.922
      68           1.079           0.839           0.918
      69           1.088           0.832           0.914
      70           1.097           0.825           0.910
      71           1.112           0.815           0.906
      72           1.127           0.805           0.902
      73           1.142           0.795           0.898
      74           1.157           0.785           0.894
      75           1.172           0.775           0.890
      76           1.196           0.764           0.887
      77           1.220           0.753           0.884
      78           1.244           0.742           0.881
      79           1.268           0.731           0.878
      80           1.292           0.720           0.875
      81           1.329           0.706           0.872
      82           1.366           0.692           0.869
      83           1.403           0.678           0.866
      84           1.440           0.664           0.863
      85           1.477           0.650           0.860
      86           1.529           0.633           0.858
      87           1.581           0.616           0.856
      88           1.633           0.599           0.854
      89           1.685           0.582           0.852
      90           1.737           0.565           0.850

FACTOR B                             0.5%            0.3%
 MAXIMUM                              99%             99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A LIFE ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                                                                      Appendix C

                   CONVERSION FACTORS WHERE NORMAL FORM = 12X
                             1998 GBB89 ASSUMPTIONS

  AGE          OPTION 1       OPTION 2       OPTION 3
--------       --------       --------       --------
      19        1.003%         0.990%         0.990%
      20        1.003          0.990          0.990
      21        1.003          0.989          0.990
      22        1.003          0.988          0.990
      23        1.003          0.887          0.990
      24        1.003          0.986          0.990
      25        1.003          0.985          0.990
      26        1.003          0.984          0.990
      27        1.003          0.983          0.990
      28        1.003          0.982          0.990
      29        1.003          0.981          0.990
      30        1.003          0.980          0.990
      31        1.003          0.979          0.989
      32        1.003          0.978          0.989
      33        1.003          0.977          0.988
      34        1.003          0.976          0.987
      35        1.004          0.975          0.987
      36        1.004          0.973          0.986
      37        1.004          0.971          0.985
      38        1.004          0.969          0.984
      39        1.004          0.967          0.983
      40        1.005          0.965          0.982
      41        1.006          0.963          0.981
      42        1.007          0.961          0.980
      43        1.008          0.959          0.979
      44        1.009          0.957          0.977
      45        1.010          0.955          0.975
      46        1.011          0.952          0.974
      47        1.012          0.949          0.973
      48        1.013          0.946          0.972
      49        1.014          0.943          0.971
      50        1.015          0.940          0.970
      51        1.017          0.936          0.968
      52        1.019          0.932          0.966
      53        1.021          0.928          0.964
      54        1.023          0.924          0.962
      55        1.025          0.920          0.960
      56        1.030          0.914          0.957
      57        1.035          0.908          0.954
      58        1.040          0.902          0.951
      59        1.045          0.896          0.948
      60        1.050          0.890          0.945
      61        1.060          0.884          0.942
      62        1.070          0.878          0.939
      63        1.080          0.872          0.936
      64        1.090          0.866          0.933
      65        1.100          0.860          0.930

FACTOR B                         0.5%           0.3%
 MAXIMUM                          99%            99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A LIFE ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                                                                      Appendix C

                   CONVERSION FACTORS WHERE NORMAL FORM = 12X
                             1998 GBB89 ASSUMPTIONS

      66       1.120       0.853       0.926
      67       1.140       0.846       0.922
      68       1.160       0.839       0.918
      69       1.180       0.832       0.914
      70       1.200       0.825       0.910
      71       1.224       0.815       0.906
      72       1.248       0.805       0.902
      73       1.272       0.795       0.898
      74       1.296       0.785       0.894
      75       1.320       0.775       0.890
      76       1.368       0.764       0.887
      77       1.416       0.753       0.884
      78       1.464       0.742       0.881
      79       1.512       0.731       0.878
      80       1.580       0.720       0.875
      81       1.628       0.706       0.872
      82       1.696       0.692       0.869
      83       1.764       0.678       0.866
      84       1.832       0.664       0.863
      85       1.900       0.650       0.860
      86       2.000       0.633       0.858
      87       2.100       0.616       0.856
      88       2.200       0.599       0.854
      89       2.300       0.582       0.852
      90       2.400       0.565       0.850

FACTOR B                     0.5%        0.3%
 MAXIMUM                      99%         99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A LIFE ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                                                                      Appendix D

                 CONVERSION FACTORS WHERE NORMAL FORM = ST LIFE
                             1998 GBB89 ASSUMPTIONS

  AGE          OPTION 1       OPTION 2       OPTION 3
--------       --------       --------       --------
      19        0.999%         0.990%         0.990%
      20        0.999          0.990          0.990
      21        0.999          0.989          0.990
      22        0.999          0.988          0.990
      23        0.999          0.987          0.990
      24        0.999          0.986          0.990
      25        0.999          0.985          0.990
      26        0.999          0.984          0.990
      27        0.999          0.983          0.990
      28        0.999          0.982          0.990
      29        0.999          0.981          0.990
      30        0.998          0.980          0.990
      31        0.998          0.979          0.989
      32        0.998          0.978          0.989
      33        0.998          0.977          0.988
      34        0.998          0.976          0.987
      35        0.998          0.975          0.987
      36        0.998          0.973          0.986
      37        0.998          0.971          0.985
      38        0.998          0.969          0.984
      39        0.998          0.967          0.983
      40        0.997          0.965          0.982
      41        0.997          0.963          0.981
      42        0.997          0.961          0.980
      43        0.997          0.959          0.979
      44        0.997          0.957          0.977
      45        0.996          0.955          0.975
      46        0.996          0.952          0.974
      47        0.995          0.949          0.973
      48        0.995          0.946          0.972
      49        0.994          0.943          0.971
      50        0.993          0.940          0.970
      51        0.992          0.936          0.968
      52        0.991          0.932          0.966
      53        0.990          0.928          0.964
      54        0.989          0.924          0.962
      55        0.988          0.920          0.960
      56        0.985          0.914          0.957
      57        0.982          0.908          0.954
      58        0.979          0.902          0.951
      59        0.977          0.896          0.948
      60        0.974          0.890          0.945
      61        0.969          0.884          0.942
      62        0.964          0.878          0.939
      63        0.960          0.872          0.936
      64        0.965          0.866          0.933
      65        0.951          0.860          0.930

FACTOR B                         0.5%           0.3%
 MAXIMUM                          99%            99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A 10 YEAR CERTAIN ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                                                                      Appendix D

                 CONVERSION FACTORS WHERE NORMAL FORM = ST LIFE
                             1998 GBB89 ASSUMPTIONS

      66       0.943       0.853       0.926
      67       0.935       0.846       0.922
      68       0.927       0.839       0.918
      69       0.919       0.832       0.914
      70       0.912       0.825       0.910
      71       0.899       0.815       0.906
      72       0.887       0.805       0.902
      73       0.876       0.795       0.898
      74       0.864       0.785       0.894
      75       0.853       0.775       0.890
      76       0.836       0.764       0.887
      77       0.820       0.753       0.884
      78       0.804       0.742       0.881
      79       0.789       0.731       0.878
      80       0.774       0.720       0.875
      81       0.752       0.706       0.872
      82       0.732       0.692       0.869
      83       0.713       0.678       0.866
      84       0.694       0.664       0.863
      85       0.677       0.650       0.860
      86       0.654       0.633       0.858
      87       0.633       0.616       0.856
      88       0.612       0.599       0.854
      89       0.593       0.582       0.852
      90       0.576       0.565       0.850

FACTOR B                     0.5%        0.3%
 MAXIMUM                      99%         99%

THE ABOVE FACTORS FOR OPTIONS 2 AND 3 ASSUME THE MEMBER AND THE CA ARE THE SAME AGE. WHEN THE AGES DIFFER:

      ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

OPTION 1 IS A 10 YEAR CERTAIN ANNUITY, OPTION 2 IS A 100% J&S w/10 YEAR CERTAIN, OPTION 3 IS A 50% J&S

                            APPENDIX E                             Table I(A)

            ACTUARIAL EQUIVALENT EARLY RETIREMENT FACTORS @ AGE 65

AGE      0        1        2        3        4        5        6        7        8        9       10       11
---    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
 20    0.004    0.004    0.004    0.004    0.004    0.004    0.005    0.005    0.005    0.005    0.005    0.005
 21    0.005    0.005    0.005    0.005    0.005    0.005    0.006    0.006    0.006    0.006    0.006    0.006
 22    0.006    0.006    0.006    0.006    0.006    0.006    0.007    0.007    0.007    0.007    0.007    0.007
 23    0.007    0.007    0.007    0.007    0.007    0.007    0.008    0.008    0.008    0.008    0.008    0.008
 24    0.008    0.008    0.008    0.008    0.008    0.008    0.009    0.009    0.009    0.009    0.009    0.009
 25    0.009    0.009    0.009    0.009    0.009    0.009    0.010    0.010    0.010    0.010    0.010    0.010
 26    0.010    0.011    0.012    0.013    0.013    0.014    0.015    0.016    0.017    0.018    0.018    0.019
 27    0.020    0.021    0.022    0.023    0.023    0.024    0.025    0.026    0.027    0.028    0.028    0.029
 28    0.030    0.031    0.032    0.033    0.033    0.034    0.035    0.036    0.037    0.038    0.038    0.039
 29    0.040    0.041    0.042    0.043    0.043    0.044    0.045    0.046    0.047    0.048    0.048    0.049
 30    0.050    0.051    0.052    0.053    0.053    0.054    0.055    0.056    0.057    0.058    0.058    0.059
 31    0.060    0.061    0.062    0.063    0.063    0.064    0.065    0.066    0.067    0.068    0.068    0.069
 32    0.070    0.071    0.072    0.073    0.073    0.074    0.075    0.076    0.077    0.078    0.078    0.079
 33    0.080    0.081    0.082    0.083    0.083    0.084    0.085    0.086    0.087    0.088    0.088    0.089
 34    0.090    0.091    0.092    0.093    0.093    0.094    0.095    0.096    0.097    0.098    0.098    0.099
 35    0.100    0.101    0.102    0.103    0.103    0.104    0.105    0.106    0.107    0.108    0.108    0.109
 36    0.110    0.111    0.112    0.113    0.113    0.114    0.115    0.116    0.117    0.118    0.118    0.119
 37    0.120    0.121    0.122    0.123    0.123    0.124    0.125    0.126    0.127    0.128    0.128    0.129
 38    0.130    0.131    0.132    0.133    0.133    0.134    0.135    0.136    0.137    0.138    0.138    0.139
 39    0.140    0.141    0.142    0.143    0.143    0.144    0.145    0.146    0.147    0.148    0.148    0.149
 40    0.150    0.151    0.152    0.153    0.153    0.154    0.155    0.156    0.157    0.158    0.158    0.159
 41    0.160    0.161    0.162    0.163    0.163    0.164    0.165    0.166    0.167    0.168    0.168    0.169
 42    0.170    0.171    0.172    0.173    0.173    0.174    0.175    0.176    0.177    0.178    0.178    0.179
 43    0.180    0.181    0.182    0.183    0.183    0.184    0.185    0.186    0.187    0.188    0.188    0.189
 44    0.190    0.191    0.192    0.193    0.193    0.194    0.195    0.196    0.197    0.198    0.198    0.199
 45    0.200    0.203    0.205    0.208    0.210    0.213    0.215    0.218    0.220    0.223    0.225    0.228
 46    0.230    0.233    0.235    0.238    0.240    0.243    0.245    0.248    0.250    0.253    0.255    0.258
 47    0.260    0.263    0.265    0.268    0.270    0.273    0.275    0.278    0.280    0.283    0.285    0.288
 48    0.290    0.293    0.295    0.298    0.300    0.303    0.305    0.308    0.310    0.313    0.315    0.318
 49    0.320    0.323    0.325    0.328    0.330    0.333    0.335    0.338    0.340    0.343    0.345    0.348
 50    0.350    0.353    0.355    0.358    0.360    0.363    0.365    0.368    0.370    0.373    0.375    0.378
 51    0.380    0.383    0.385    0.388    0.390    0.393    0.395    0.398    0.400    0.403    0.405    0.408
 52    0.410    0.413    0.415    0.418    0.420    0.423    0.425    0.428    0.430    0.433    0.435    0.438
 53    0.440    0.443    0.445    0.448    0.450    0.453    0.455    0.458    0.460    0.463    0.465    0.468
 54    0.470    0.473    0.475    0.478    0.480    0.483    0.485    0.488    0.490    0.493    0.495    0.498
 55    0.500    0.503    0.507    0.510    0.513    0.517    0.520    0.523    0.527    0.530    0.533    0.537
 56    0.540    0.543    0.547    0.550    0.553    0.557    0.560    0.563    0.567    0.570    0.573    0.577
 57    0.580    0.583    0.587    0.590    0.593    0.597    0.600    0.603    0.607    0.610    0.613    0.617
 58    0.620    0.623    0.627    0.630    0.633    0.637    0.640    0.643    0.647    0.650    0.653    0.657
 59    0.660    0.663    0.667    0.670    0.673    0.677    0.680    0.683    0.687    0.690    0.693    0.697
 60    0.700    0.705    0.710    0.715    0.720    0.725    0.730    0.735    0.740    0.745    0.750    0.755
 61    0.760    0.765    0.770    0.775    0.780    0.785    0.790    0.795    0.800    0.805    0.810    0.815
 62    0.820    0.825    0.830    0.835    0.840    0.845    0.850    0.855    0.860    0.865    0.870    0.875
 63    0.880    0.885    0.890    0.895    0.900    0.905    0.910    0.915    0.920    0.925    0.930    0.935
 64    0.940    0.945    0.950    0.955    0.960    0.965    0.970    0.975    0.980    0.985    0.990    0.995
 65    1.000

                             APPENDIX E                              Table I(B)

                      3% EARLY RETIREMENT FACTORS @ AGE 65

AGE     0       1       2       3       4       5       6       7       8       9      10      11
---   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
 20   0.100   0.101   0.102   0.103   0.103   0.104   0.105   0.106   0.107   0.108   0.108   0.109
 21   0.110   0.111   0.112   0.113   0.113   0.114   0.115   0.116   0.117   0.118   0.118   0.119
 22   0.120   0.121   0.122   0.123   0.123   0.124   0.125   0.126   0.127   0.128   0.128   0.129
 23   0.130   0.131   0.132   0.133   0.133   0.134   0.135   0.136   0.137   0.138   0.138   0.139
 24   0.140   0.141   0.142   0.143   0.143   0.144   0.145   0.146   0.147   0.148   0.148   0.149
 25   0.150   0.151   0.152   0.153   0.153   0.154   0.155   0.156   0.157   0.158   0.158   0.159
 26   0.160   0.161   0.162   0.163   0.163   0.164   0.165   0.166   0.167   0.168   0.168   0.169
 27   0.170   0.171   0.172   0.173   0.173   0.174   0.175   0.176   0.177   0.178   0.178   0.179
 28   0.180   0.181   0.182   0.183   0.183   0.184   0.185   0.186   0.187   0.188   0.188   0.189
 29   0.190   0.191   0.192   0.193   0.193   0.194   0.195   0.196   0.197   0.198   0.198   0.199
 30   0.200   0.201   0.202   0.203   0.203   0.204   0.205   0.206   0.207   0.208   0.208   0.209
 31   0.210   0.211   0.212   0.213   0.213   0.214   0.215   0.216   0.217   0.218   0.218   0.219
 32   0.220   0.221   0.222   0.223   0.223   0.224   0.235   0.226   0.227   0.228   0.228   0.229
 33   0.230   0.231   0.232   0.233   0.234   0.235   0.235   0.236   0.237   0.238   0.238   0.239
 34   0.240   0.241   0.242   0.243   0.243   0.244   0.245   0.246   0.247   0.248   0.248   0.249
 35   0.250   0.251   0.252   0.253   0.253   0.254   0.255   0.256   0.257   0.258   0.258   0.259
 36   0.260   0.261   0.262   0.263   0.263   0.264   0.265   0.266   0.267   0.268   0.268   0.269
 37   0.270   0.271   0.272   0.273   0.273   0.274   0.275   0.576   0.277   0.278   0.278   0.279
 38   0.280   0.281   0.282   0.283   0.283   0.284   0.285   0.586   0.287   0.288   0.288   0.289
 39   0.290   0.291   0.292   0.293   0.293   0.294   0.295   0.296   0.297   0.298   0.298   0.299
 40   0.300   0.302   0.303   0.305   0.307   0.308   0.310   0.312   0.313   0.315   0.317   0.318
 41   0.320   0.322   0.323   0.325   0.327   0.328   0.330   0.332   0.333   0.335   0.337   0.338
 42   0.340   0.342   0.343   0.345   0.347   0.348   0.350   0.352   0.353   0.355   0.357   0.358
 43   0.360   0.362   0.363   0.365   0.367   0.368   0.370   0.372   0.373   0.375   0.377   0.378
 44   0.380   0.382   0.383   0.385   0.387   0.388   0.390   0.392   0.393   0.395   0.397   0.398
 45   0.400   0.402   0.405   0.408   0.410   0.413   0.415   0.417   0.420   0.423   0.425   0.428
 46   0.430   0.432   0.435   0.438   0.440   0.443   0.445   0.447   0.450   0.453   0.455   0.458
 47   0.460   0.462   0.455   0.468   0.470   0.473   0.475   0.477   0.480   0.483   0.485   0.488
 48   0.490   0.492   0.465   0.498   0.500   0.503   0.505   0.507   0.510   0.513   0.515   0.518
 49   0.520   0.522   0.525   0.528   0.530   0.533   0.535   0.537   0.540   0.543   0.545   0.548
 50   0.550   0.552   0.555   0.558   0.560   0.563   0.565   0.567   0.570   0.573   0.575   0.578
 51   0.580   0.582   0.585   0.588   0.590   0.593   0.595   0.597   0.600   0.603   0.605   0.608
 52   0.610   0.612   0.615   0.618   0.620   0.623   0.625   0.627   0.630   0.633   0.635   0.638
 53   0.640   0.642   0.645   0.648   0.650   0.653   0.655   0.657   0.660   0.663   0.665   0.668
 54   0.670   0.672   0.675   0.678   0.680   0.683   0.685   0.687   0.690   0.693   0.695   0.698
 55   0.700   0.702   0.705   0.708   0.710   0.713   0.715   0.717   0.720   0.723   0.725   0.728
 56   0.730   0.732   0.735   0.738   0.740   0.743   0.745   0.747   0.750   0.753   0.755   0.758
 57   0.760   0.762   0.765   0.768   0.770   0.773   0.775   0.777   0.780   0.783   0.785   0.788
 58   0.790   0.792   0.795   0.798   0.800   0.803   0.805   0.807   0.810   0.813   0.815   0.818
 59   0.820   0.822   0.825   0.828   0.830   0.833   0.835   0.837   0.840   0.843   0.845   0.848
 60   0.850   0.852   0.855   0.858   0.860   0.863   0.865   0.867   0.870   0.873   0.875   0.878
 61   0.880   0.882   0.885   0.888   0.890   0.893   0.895   0.897   0.900   0.903   0.905   0.908
 62   0.910   0.912   0.915   0.918   0.920   0.923   0.925   0.927   0.930   0.933   0.935   0.938
 63   0.940   0.942   0.945   0.948   0.950   0.953   0.955   0.957   0.960   0.963   0.965   0.968
 64   0.970   0.972   0.975   0.978   0.980   0.983   0.985   0.987   0.990   0.993   0.995   0.998
 65   1.000

                             APPENDIX E                              Table I(C)

                 R/70 & R/80 EARLY RETIREMENT FACTORS @ AGE 65

AGE     0       1       2       3       4       5       6       7       8       9      10       11
---   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
 45   0.700   0.701   0.703   0.704   0.705   0.706   0.708   0.709   0.710   0.711   0.713   0.714
 46   0.715   0.716   0.718   0.719   0.720   0.721   0.723   0.724   0.725   0.726   0.728   0.729
 47   0.730   0.731   0.733   0.734   0.735   0.736   0.738   0.739   0.740   0.741   0.743   0.744
 48   0.745   0.746   0.748   0.749   0.750   0.751   0.753   0.754   0.755   0.756   0.758   0.759
 49   0.760   0.761   0.763   0.764   0.765   0.766   0.768   0.769   0.770   0.771   0.773   0.774
 50   0.775   0.776   0.778   0.779   0.780   0.781   0.783   0.784   0.785   0.786   0.788   0.789
 51   0.790   0.791   0.793   0.794   0.795   0.796   0.798   0.799   0.800   0.801   0.803   0.804
 52   0.805   0.806   0.808   0.809   0.810   0.811   0.813   0.814   0.815   0.816   0.818   0.819
 53   0.820   0.821   0.823   0.824   0.825   0.826   0.828   0.829   0.830   0.831   0.833   0.834
 54   0.835   0.836   0.838   0.839   0.840   0.841   0.843   0.844   0.845   0.846   0.848   0.849
 55   0.850   0.851   0.853   0.854   0.855   0.856   0.858   0.859   0.860   0.861   0.863   0.864
 56   0.865   0.866   0.868   0.869   0.870   0.871   0.873   0.874   0.875   0.876   0.878   0.879
 57   0.880   0.881   0.883   0.884   0.885   0.886   0.888   0.889   0.890   0.891   0.893   0.894
 58   0.895   0.896   0.898   0.899   0.900   0.901   0.903   0.904   0.905   0.906   0.908   0.909
 59   0.910   0.911   0.913   0.914   0.915   0.916   0.918   0.919   0.920   0.921   0.923   0.924
 60   0.925   0.926   0.928   0.929   0.930   0.931   0.933   0.934   0.935   0.936   0.938   0.939
 61   0.940   0.941   0.943   0.944   0.945   0.946   0.948   0.949   0.950   0.951   0.953   0.954
 62   0.955   0.956   0.958   0.959   0.960   0.961   0.963   0.964   0.965   0.966   0.968   0.969
 63   0.970   0.971   0.973   0.974   0.975   0.976   0.978   0.979   0.980   0.981   0.983   0.984
 64   0.985   0.986   0.988   0.989   0.990   0.991   0.993   0.994   0.995   0.996   0.998   0.999
 65   1.000

                                   APPENDIX E                        Table II(A)

         ACTUARIAL EQUIVALENT EARLY RETIREMENT FACTORS UNREDUCED AGE 62

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 20   0.080  0.081  0.082  0.083  0.083  0.084  0.085  0.086  0.087  0.088  0.088  0.089
 21   0.090  0.091  0.092  0.093  0.093  0.094  0.095  0.096  0.097  0.098  0.098  0.099
 22   0.100  0.101  0.102  0.103  0.103  0.104  0.105  0.106  0.107  0.108  0.108  0.109
 23   0.110  0.111  0.112  0.113  0.113  0.114  0.115  0.116  0.117  0.118  0.118  0.119
 24   0.120  0.121  0.122  0.123  0.123  0.124  0.125  0.126  0.127  0.128  0.128  0.129
 25   0.130  0.131  0.132  0.133  0.133  0.134  0.135  0.136  0.137  0.138  0.138  0.139
 26   0.140  0.141  0.142  0.143  0.143  0.144  0.145  0.146  0.147  0.148  0.148  0.149
 27   0.150  0.151  0.152  0.153  0.153  0.154  0.155  0.156  0.157  0.158  0.158  0.159
 28   0.160  0.161  0.162  0.163  0.163  0.164  0.165  0.166  0.167  0.168  0.168  0.169
 29   0.170  0.171  0.172  0.173  0.173  0.174  0.175  0.176  0.177  0.178  0.178  0.179
 30   0.180  0.181  0.182  0.183  0.183  0.184  0.185  0.186  0.187  0.188  0.188  0.189
 31   0.190  0.191  0.192  0.193  0.193  0.194  0.195  0.196  0.197  0.198  0.198  0.199
 32   0.200  0.201  0.202  0.203  0.203  0.204  0.205  0.206  0.207  0.208  0.208  0.209
 33   0.210  0.211  0.212  0.213  0.213  0.214  0.215  0.216  0.217  0.218  0.218  0.219
 34   0.220  0.221  0.222  0.223  0.223  0.224  0.225  0.226  0.227  0.228  0.228  0.229
 35   0.230  0.231  0.232  0.233  0.233  0.234  0.235  0.236  0.237  0.238  0.238  0.239
 36   0.240  0.241  0.242  0.243  0.243  0.244  0.245  0.246  0.247  0.248  0.248  0.249
 37   0.250  0.251  0.252  0.253  0.253  0.254  0.255  0.256  0.257  0.258  0.258  0.259
 38   0.260  0.261  0.262  0.263  0.263  0.264  0.565  0.266  0.267  0.268  0.268  0.269
 39   0.270  0.271  0.272  6.273  0.273  0.274  0.275  0.276  0.277  0.278  0.278  0.279
 40   0.280  0.282  0.283  0.285  0.287  0.288  0.290  0.292  0.293  0.295  0.297  0.298
 41   0.300  0.302  0.303  0.305  0.307  0.308  0.310  0.312  0.313  0.315  0.377  0.318
 42   0.320  0.322  0.323  0.325  0.327  0.328  0.330  0.332  0.333  0.335  0.337  0.338
 43   0.340  0.342  0.343  0.345  0.347  0.348  0.350  0.352  0.353  0.355  0.357  0.358
 44   0.360  0.362  0.363  0.365  0.367  0.368  0.370  0.372  0.373  0.375  0.377  0.378
 45   0.380  0.383  0.385  0.388  0.390  0.393  0.395  0.398  0.400  0.403  0.405  0.408
 46   0.410  0.413  0.415  0.418  0.420  0.423  0.425  0.428  0.430  0.433  0.435  0.438
 47   0.440  0.443  0.445  0.448  0.450  0.453  0.455  0.458  0.460  0.463  0.465  0.468
 48   0.470  6.473  0.475  0.478  0.480  0.483  0.485  0.488  0.490  0.493  0.495  0.498
 49   0.500  0.503  0.505  0.508  0.510  0.513  0.515  0.518  0.520  0.523  0.525  0.528
 50   0.530  0.533  0.535  0.538  0.540  0.543  0.545  0.548  0.550  0.553  0.555  0.558
 51   0.560  0.563  0.565  0.568  0.570  0.573  0.575  0.578  0.580  0.583  0.585  0.588
 52   0.590  0.593  0.595  0.598  0.600  0.603  0.605  0.608  0.610  0.613  0.615  0.618
 53   0.620  0.623  0.625  0.628  0.630  0.633  0.635  0.638  0.640  0.643  0.645  0.648
 54   0.650  0.653  0.655  0.658  0.660  0.663  0.665  0.668  0.670  0.673  0.675  0.678
 55   0.680  0.683  0.687  0.690  0.693  0.697  0.700  0.703  0.707  0.710  0.713  0.717
 56   0.720  0.723  0.727  0.730  0.733  0.737  0.740  0.743  0.747  0.750  0.753  0.757
 57   0.760  0.763  0.767  0.770  0.773  0.777  0.780  0.783  0.787  0.790  0.793  0.797
 58   0.800  0.803  0.807  0.810  0.813  0.817  0.820  0.823  0.827  0.830  0.833  0.837
 59   0.840  0.843  0.847  0.850  0.853  0.857  0.860  0.863  0.867  0.870  0.873  0.877
 60   0.880  0.885  0.890  0.895  0.900  0.905  0.910  0.915  0.920  0.925  0.930  0.935
 61   0.940  0.945  0.950  0.955  0.960  0.965  0.970  0.975  0.980  0.985  0.990  0.995
 62   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 63   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 64   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 65   1.000

                                   APPENDIX E                        Table II(B)

                  3% EARLY RETIREMENT FACTORS UNREDUCED AGE 62

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 20   0.190  0.191  0.192  0.193  0.193  0.194  0.195  0.196  0.197  0.198  0.198  0.199
 21   0.200  0.201  0.202  0.203  0.203  0.204  0.205  0.206  0.207  0.208  0.208  0.209
 22   0.210  0.211  0.212  0.213  0.213  0.214  0.215  0.216  0.217  0.218  0.218  0.219
 23   0.220  0.221  0.222  0.223  0.223  0.224  0.225  0.226  0.227  0.228  0.228  0.229
 24   0.230  0.231  0.232  0.233  0.233  0.234  0.235  0.236  0.237  0.238  0.238  0.239
 25   0.240  0.241  0.242  0.243  0.243  0.244  0.245  0.246  0.247  0.248  0.248  0.249
 26   0.250  0.251  0.252  0.253  0.253  0.254  0.255  0.256  0.257  0.258  0.258  0.259
 27   0.260  0.261  0.262  0.563  0.263  0.264  0.265  0.266  0.267  0.268  0.268  0.269
 28   0.270  0.271  0.272  0.273  0.273  0.274  0.275  0.276  0.277  0.278  0.278  0.279
 29   0.280  0.281  0.282  0.283  0.283  0.284  0.285  0.286  0.287  0.288  0.288  0.289
 30   0.290  0.291  0.292  0.293  0.293  0.294  0.295  0.296  0.297  0.298  0.298  0.299
 31   0.300  0.301  0.302  0.303  0.303  0.304  0.305  0.306  0.307  0.308  0.308  0.309
 32   0.310  0.311  0.312  0.313  0.313  0.314  0.315  0.316  0.317  0.318  0.318  0.319
 33   0.320  0.321  0.322  0.323  0.323  0.324  0.325  0.326  0.327  0.328  0.328  0.329
 34   0.330  0.331  0.332  0.333  0.333  0.334  0.335  0.336  0.337  0.338  0.338  0.339
 35   0.340  0.341  0.342  0.343  0.343  0.344  0.345  0.346  0.347  0.348  0.348  0.349
 36   0.350  0.351  0.352  0.353  0.353  0.354  0.355  0.356  0.357  0.358  0.358  0.359
 37   0.360  0.361  0.362  0.363  0.363  0.364  0.365  0.366  0.367  0.368  0.368  0.369
 38   0.370  0.371  0.372  0.373  0.373  0.374  0.375  0.376  0.377  0.378  0.378  0.379
 39   0.380  0.381  0.382  0.383  0.383  0.384  0.385  0.386  0.387  0.388  0.388  0.389
 40   0.390  0.392  0.393  0.395  0.397  0.398  0.400  0.402  6.403  0.405  0.407  0.408
 41   0.410  0.412  0.413  0.415  0.417  0.418  0.420  0.422  0.423  0.425  0.427  0.428
 42   0.430  0.432  0.433  0.435  0.437  0.438  0.440  0.442  0.443  0.445  0.447  0.448
 43   0.450  0.452  0.453  0.455  0.457  0.458  0.460  0.462  0.463  0.465  0.467  0.468
 44   0.470  0.472  0.473  0.475  0.477  0.478  0.480  0.482  0.483  0.485  0.487  0.488
 45   0.490  0.492  0.495  0.498  0.500  0.503  0.505  0.507  0.510  0.513  0.515  0.518
 46   0.520  0.522  0.525  0.528  0.530  0.533  0.535  0.537  0.540  0.543  0.545  0.548
 47   0.550  0.552  0.555  0.558  0.560  0.563  0.565  0.567  0.570  0.573  0.575  0.578
 48   0.580  0.582  0.585  0.588  0.590  0.593  0.595  0.597  0.600  0.603  0.605  0.608
 49   0.610  0.612  0.615  0.618  0.620  0.623  0.625  0.627  0.630  0.633  0.635  0.638
 5O   0.640  0.642  0.645  0.648  0.650  0.653  0.655  0.657  0.660  0.663  0.665  0.668
 51   0.670  0.672  0.675  0.678  0.680  0.683  0.685  0.687  0.690  0.693  0.695  0.698
 52   0.700  0.702  0.705  0.708  0.710  0.713  0.715  0.717  0.720  0.723  0.725  0.728
 53   0.730  0.732  0.735  0.738  0.740  0.743  0.745  0.747  0.750  0.753  0.755  0.758
 54   0.760  0.762  0.765  0.768  0.770  0.773  0.775  0.777  0.780  0.783  0.785  0.788
 55   0.790  0.792  0.795  0.798  0.800  0.803  0.805  0.807  0.810  0.813  0.815  0.818
 56   0.820  0.822  0.825  0.828  0.830  0.833  0.835  0.837  0.840  0.843  0.845  0.848
 57   0.850  0.852  0.855  0.858  0.860  0.863  0.865  0.867  0.870  0.873  0.875  0.878
 58   0.880  0.882  0.885  0.888  0.890  0.893  0.895  0.897  0.900  0.903  0.905  0.908
 59   0.910  0.912  0.915  0.918  0.920  0.923  0.925  0.927  0.930  0.933  0.935  0.938
 60   0.940  0.942  0.945  0.948  0.950  0.953  0.955  0.957  0.960  0.963  0.965  0.968
 61   0.970  0.972  0.975  0.978  0.980  0.983  0.985  0.987  0.990  0.993  0.995  0.998
 62   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 63   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 64   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 65   1.000

                                   APPENDIX E                        Table II(C)

             R/70 & R/80 EARLY RETIREMENT FACTORS UNREDUCED AGE 62

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
45    0.745  0.746  0.748  0.749  0.750  0.751  0.753  0.754  0.755  0.756  0.758  0.759
46    0.760  0.761  0.763  0.764  0.765  0.766  0.768  0.769  0.770  0.771  0.773  0.774
47    0.775  0.776  0.778  0.779  0.780  0.781  0.783  0.784  0.785  0.786  0.788  0.789
48    0.790  0.791  0.793  0.794  0.795  0.796  0.798  0.799  0.800  0.801  0.803  0.804
49    0.805  0.806  0.808  0.809  0.810  0.811  0.813  0.814  0.815  0.816  0.818  0.819
50    0.820  0.821  0.823  0.824  0.825  0.826  0.828  0.829  0.830  0.831  0.833  0.834
51    0.835  0.836  0.838  0.839  0.840  0.841  0.843  0.844  0.845  0.846  0.848  0.849
52    0.850  0.851  0.853  0.854  0.855  0.856  0.858  0.859  0.860  0.861  0.863  0.864
53    0.865  0.866  0.868  0.869  0.870  0.871  0.873  0.874  0.875  0.876  0.878  0.879
54    0.880  0.881  0.883  0.884  0.885  0.886  0.888  0.889  0.890  0.891  0.893  0.894
55    0.895  0.896  0.898  0.899  0.900  0.901  0.903  0.904  0.905  0.906  0.908  0.909
56    0.910  0.911  0.913  0.914  0.915  0.916  0.918  0.919  0.920  0.921  0.923  0.924
57    0.925  0.926  0.928  0.929  0.930  0.931  0.933  0.934  0.935  0.936  0.938  0.939
58    0.940  0.941  0.943  0.944  0.945  0.946  0.948  0.949  0.950  0.951  0.953  0.954
59    0.955  0.956  0.958  0.959  0.960  0.961  0.963  0.964  0.965  0.966  0.968  0.969
60    0.970  0.971  0.973  0.974  0.975  0.976  0.978  0.979  0.980  0.981  0.983  0.984
61    0.985  0.986  0.988  0.989  0.990  0.991  0.993  0.994  0.995  0.996  0.998  0.999
62    1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
63    1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
64    1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
65    1.000

                                   APPENDIX E                       Table III(A)

         ACTUARIAL EQUIVALENT EARLY RETIREMENT FACTORS UNREDUCED AGE 60

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 20   0.200  0.201  0.202  0.203  0.203  0.204  0.205  0.206  0.207  0.208  0.208  0.209
 21   0.210  0.211  0.212  0.213  0.213  0.214  0.215  0.216  0.217  0.218  0.218  0.219
 22   0.220  0.221  0.222  0.223  0.223  0.224  0.225  0.226  0.227  0.228  0.228  0.229
 23   0.230  0.231  0.232  0.233  0.233  0.234  0.235  0.236  0.237  0.238  0.238  0.239
 24   0.240  0.241  0.242  0.243  0.243  0.244  0.245  0.246  0.247  0.248  0.248  0.249
 25   0.250  0.251  0.252  0.253  0.253  0.254  0.255  0.256  0.257  0.258  0.258  0.259
 26   0.260  0.261  0.262  0.263  0.263  0.264  0.265  0.266  0.267  0.268  0.268  0.269
 27   0.270  0.271  0.272  0.273  0.273  0.274  0.275  0.276  0.277  0.278  0.278  0.279
 28   0.280  0.281  0.282  0.283  0.283  0.284  0.285  0.286  0.287  0.288  0.288  0.289
 29   0.290  0.291  0.292  0.293  0.293  0.294  0.295  0.296  0.297  0.298  0.298  0.299
 30   0.300  0.301  0.302  0.303  0.303  0.304  0.305  0.306  0.307  0.308  0.308  0.309
 31   0.310  0.311  0.312  0.313  0.313  0.314  0.315  0.316  0.317  0.318  0.318  0.319
 32   0.320  0.321  0.322  0.323  0.323  0.324  0.325  0.326  0.327  0.328  0.328  0.329
 33   0.330  0.331  0.332  0.333  0.333  0.334  0.535  0.336  0.337  0.338  0.338  0.339
 34   0.340  0.341  0.342  0.343  0.343  0.344  0.345  0.346  0.347  0.348  0.348  0.349
 35   0.350  0.351  0.352  0.353  0.353  0.354  0.555  0.356  0.357  0.358  0.358  0.359
 36   0.360  0.361  0.362  0.363  0.363  0.364  0.365  0.366  0.367  0.368  0.368  0.369
 37   0.370  0.371  0.372  0.373  0.373  0.374  0.375  0.376  0.577  0.378  0.378  0.379
 38   0.380  0.381  0.382  0.383  0.383  0.384  0.385  0.386  0.387  0.388  0.388  0.389
 39   0.390  0.391  0.392  0.393  0.393  0.394  0.395  0.396  0.397  0.398  0.398  0.399
 40   0.400  0.402  0.403  0.405  0.407  0.408  0.410  0.412  0.413  0.415  0.417  0.418
 41   0.420  0.422  0.423  0.425  0.427  0.428  0.430  0.432  6.433  0.435  0.437  0.438
 42   0.440  0.442  0.443  0.445  0.447  0.448  0.450  0.452  0.453  0.455  0.457  0.458
 43   0.460  0.462  0.463  0.465  0.467  0.468  0.470  0.472  0.473  0.475  0.477  0.478
 44   0.480  0.482  0.483  0.485  0.487  0.488  0.490  0.492  0.493  0.495  0.497  0.498
 45   0.500  0.503  0.505  0.508  0.510  0.513  0.515  0.518  0.520  0.523  0.525  0.528
 46   0.530  0.533  0.535  0.538  0.540  0.543  0.545  0.548  0.550  0.553  0.555  0.558
 47   0.560  0.563  0.565  0.568  0.570  0.573  0.575  0.578  0.580  0.583  0.585  0.588
 48   0.590  0.593  0.595  0.598  0.600  0.603  0.605  0.608  0.610  0.613  0.615  0.618
 49   0.620  0.623  0.625  0.628  0.630  0.633  0.635  0.638  0.640  0.643  0.645  0.648
 50   0.650  0.653  0.655  0.658  0.660  0.663  0.665  0.668  0.670  0.673  0.675  0.678
 51   0.680  0.683  0.685  0.688  0.690  0.693  0.695  0.698  0.700  0.703  0.705  0.708
 52   0.710  0.713  0.715  0.718  0.720  0.723  0.725  0.728  0.730  0.733  0.735  0.738
 53   0.740  0.743  0.745  0.748  0.750  0.753  0.755  0.758  0.760  0.763  0.765  0.768
 54   0.770  0.773  0.775  0.778  0.780  0.783  0.785  0.788  0.790  0.793  0.795  0.798
 55   0.800  0.803  0.807  0.810  0.813  0.817  0.820  0.823  0.827  0.830  0.833  0.837
 56   0.840  0.843  0.847  0.850  0.853  0.857  0.860  0.863  0.867  0.870  0.873  0.877
 57   0.880  0.883  0.887  0.890  0.893  0.897  0.900  0.903  0.907  0.910  0.913  0.917
 58   0.920  0.923  0.927  0.930  0.933  0.937  0.940  0.943  0.947  0.950  0.953  0.957
 59   0.960  0.963  0.967  0.970  0.973  0.977  0.980  0.983  0.987  0.990  0.993  0.997
 60   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 61   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 62   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 63   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 64   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 65   1.000

                                   APPENDIX E                       Table III(B)

                  3% EARLY RETIREMENT FACTORS UNREDUCED AGE 60

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 20   0.250  0.251  0.252  0.253  0.253  0.254  0.255  0.256  0.257  0.258  0.258  0.259
 21   0.260  0.261  0.262  0.263  0.263  0.264  0.265  0.266  0.267  0.268  0.268  0.269
 22   0.270  0.271  0.272  0.273  0.273  0.274  0.275  0.276  0.277  0.278  0.278  0.279
 23   0.280  0.281  0.282  0.283  0.283  0.284  0.285  0.286  0.287  0.288  0.288  0.289
 24   0.290  0.291  0.292  0.293  0.293  0.294  0.295  0.296  0.297  0.298  0.298  0.299
 25   0.300  0.301  0.302  0.303  0.303  0.304  0.305  0.306  0.307  0.308  0.308  0.309
 26   0.310  0.311  0.312  0.313  0.313  0.314  0.315  0.316  0.317  0.318  0.318  0.319
 27   0.320  0.321  0.322  0.323  0.323  0.324  0.325  0.326  0.327  0.328  0.328  0.329
 28   0.330  0.331  0.332  0.333  0.333  0.334  0.335  0.336  0.337  0.338  0.338  0.339
 29   0.340  0.341  0.342  0.343  0.343  0.344  0.345  0.346  0.347  0.348  0.348  0.349
 30   0.350  0.351  0.352  0.353  0.353  0.354  0.355  0.356  0.357  0.358  0.358  0.359
 31   0.360  0.361  0.362  0.363  0.363  0.364  0.365  0.366  0.367  0.368  0.368  0.369
 32   0.370  0.371  0.372  0.373  0.373  0.374  0.375  0.376  0.377  0.378  0.378  0.379
 33   0.380  0.381  0.382  0.383  0.383  0.384  0.385  0.386  0.387  0.388  0.388  0.389
 34   0.390  0.391  0.392  0.393  0.393  0.394  0.395  0.396  0.397  0.398  0.398  0.399
 35   0.400  0.401  0.402  0.403  0.403  0.404  0.405  0.406  0.407  0.408  0.408  0.409
 36   0.410  0.411  0.412  0.413  0.413  0.414  0.415  0.416  0.417  0.418  0.418  0.419
 37   0.420  0.421  0.422  0.423  0.423  0.424  0.425  0.426  0.427  0.428  0.428  0.429
 38   0.430  0.431  0.432  0.433  0.433  0.434  0.435  0.436  0.437  0.438  0.438  0.439
 39   0.440  0.441  0.442  0.443  0.443  0.444  0.445  0.446  0.447  0.448  0.448  0.449
 40   0.450  0.452  0.453  0.455  0.457  0.458  0.460  0.462  0.463  0.465  0.467  0.468
 41   0.470  0.472  0.473  0.475  0.477  0.478  0.480  0.482  0.483  0.485  0.487  0.488
 42   0.490  0.492  0.493  0.495  0.497  0.498  0.500  0.502  0.503  0.505  0.507  0.508
 43   0.510  0.512  0.513  0.515  0.517  0.518  0.520  0.522  0.523  0.525  0.527  0.528
 44   0.530  0.532  0.533  0.535  0.537  0.538  0.540  0.542  0.543  0.545  0.547  0.548
 45   0.550  0.552  0.555  0.558  0.560  0.563  0.565  0.567  0.570  0.573  0.575  0.578
 46   0.580  0.582  0.585  0.588  0.590  0.593  0.595  0.597  0.600  0.603  0.605  0.608
 47   0.610  0.612  0.615  0.618  0.620  0.623  0.625  0.627  0.630  0.633  0.635  0.638
 48   0.640  0.642  0.645  0.648  0.650  0.653  0.655  0.657  0.660  0.663  0.665  0.668
 49   0.670  0.672  0.675  0.678  0.680  0.683  0.685  0.687  0.690  0.693  0.695  0.698
 50   0.700  0.702  0.705  0.708  0.710  0.713  0.715  0.717  0.720  0.723  0.725  0.728
 51   0.730  0.732  0.735  0.738  0.740  0.743  0.745  0.747  0.750  0.753  0.755  0.758
 52   0.760  0.762  0.765  0.768  0.770  0.773  0.775  0.777  0.780  0.783  0.785  0.788
 53   0.790  0.792  0.795  0.798  0.800  0.803  0.805  0.807  0.810  0.813  0.815  0.818
 54   0.820  0.822  0.825  0.828  0.830  0.833  0.835  0.837  0.840  0.843  0.845  0.848
 55   0.850  0.852  0.855  0.858  0.860  0.863  0.865  0.867  0.870  0.873  0.875  0.878
 56   0.880  0.882  0.885  0.888  0.890  0.693  0.895  0.897  0.900  0.903  0.905  0.908
 57   0.910  0.912  0.915  0.918  0.920  0.923  0.925  0.927  0.930  0.933  0.935  0.938
 58   0.940  0.942  0.945  0.948  0.950  0.953  0.955  0.957  0.960  0.963  0.965  0.968
 59   0.970  0.972  0.975  0.976  0.980  0.983  0.985  0.987  0.990  0.993  0.995  0.998
 60   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 61   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 62   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 63   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 64   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 65   1.000

                                   APPENDIX E                       Table III(C)

             R/70 & R/80 EARLY RETIREMENT FACTORS UNREDUCED AGE 60

AGE     0      1      2      3      4      5      6      7      8      9     10     11
---   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 45   0.775  0.776  0.778  0.779  0.780  0.781  0.783  0.784  0.785  0.786  0.788  0.789
 46   0.790  0.791  0.793  0.794  0.795  0.796  0.798  0.799  0.800  0.801  0.803  0.804
 47   0.805  0.806  0.808  0.809  0.810  0.811  0.813  0.814  0.815  0.816  0.818  0.819
 48   0.820  0.821  0.823  0.824  0.825  0.826  0.828  0.829  0.830  0.831  0.833  0.834
 49   0.835  0.836  0.838  0.839  0.840  0.841  0.843  0.844  0.845  0.846  0.848  0.849
 50   0.850  0.851  0.853  0.854  0.855  0.856  0.858  0.859  0.860  0.861  0.863  0.864
 51   0.865  0.866  0.868  0.869  0.870  0.871  0.873  0.874  0.875  0.876  0.878  0.879
 52   0.880  0.881  0.883  0.884  0.885  0.886  0.888  0.889  0.890  0.891  0.893  0.894
 53   0.895  0.896  0.898  0.899  0.900  0.901  0.903  0.904  0.905  0.906  0.908  0.909
 54   0.910  0.911  0.913  0.914  0.915  0.916  0.918  0.919  0.920  0.921  0.923  0.924
 55   0.925  0.926  0.928  0.929  0.930  0.931  0.933  0.934  0.935  0.936  0.938  0.939
 56   0.940  0.941  0.943  0.944  0.945  0.946  0.948  0.949  0.950  0.951  0.953  0.954
 57   0.955  0.956  0.958  0.959  0.960  0.961  0.963  0.964  0.965  0.966  0.968  0.969
 58   0.970  0.971  0.973  0.974  0.975  0.976  0.978  0.979  0.980  0.981  0.983  0.984
 59   0.985  0.986  0.988  0.989  0.990  0.991  0.993  0.994  0.995  0.996  0.998  0.999
 60   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 61   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 62   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 63   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 64   1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000  1.000
 65   1.000

1/15 1/30 EARLY RETIREMENT FACTORS            Appendix E                Table IV

AGE         0         1         2         3         4         5         6         7         8         9        10        11
---       -----     -----     -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
 20       0.004     0.004     0.004     0.004     0.004     0.004     0.005     0.005     0.005     0.005     0.005     0.005
 21       0.005     0.005     0.005     0.005     0.005     0.005     0.006     0.006     0.006     0.006     0.006     0.006
 22       0.006     0.006     0.006     0.006     0.006     0.006     0.007     0.007     0.007     0.007     0.007     0.007
 23       0.007     0.007     0.007     0.007     0.007     0.007     0.008     0.008     0.008     0.008     0.008     0.008
 24       0.008     0.008     0.008     0.008     0.008     0.008     0.009     0.009     0.009     0.009     0.009     0.009
 25       0.009     0.009     0.009     0 009     0.009     0.009     0.010     0.010     0.010     0.010     0.010     0.010
 26       0.010     0.011     0.012     0.013     0.013     0.014     0.015     0.016     0.017     0.018     0.018     0.019
 27       0.020     0.021     0.022     0.023     0.023     0.024     0.025     0.026     0.027     0.028     0.028     0.029
 28       0.030     0.031     0.032     0.033     0.033     0.034     0.035     0.036     0.037     0.038     0.038     0.039
 29       0.040     0.041     0.042     0.043     0.043     0.044     0.045     0.046     0.047     0.048     0.048     0.049
 30       0.050     0.051     0.052     0.053     0.053     0.054     0.055     0.056     0.057     0.058     0.058     0.059
 31       0.060     0.061     0.062     0.063     0.063     0.064     0.065     0.066     0.067     0.068     0.068     0.069
 32       0.070     0.071     0.072     0.073     0.073     0.074     0.075     0.076     0.077     0.078     0.078     0.079
 33       0.080     0.081     0.082     0.083     0.083     0.084     0.085     0.086     0.087     0.088     0.088     0.089
 34       0.090     0.091     0.092     0.093     0.093     0.094     0.095     0.096     0.097     0.098     0.098     0.099
 35       0.100     0.101     0.102     0.103     0.103     0.104     0.105     0.106     0.107     0.108     0.108     0.109
 36       0.110     0.111     0.112     0.113     0.113     0.114     0.115     0.116     0.117     0.118     0.118     0.119
 37       0.120     0.121     0.122     0.123     0.123     0.124     0.125     0.126     0.127     0.128     0.128     0.129
 38       0.130     0.131     0.132     0.133     0.133     0.134     0.135     0.136     0.137     0.138     0.138     0.139
 39       0.140     0.141     0.142     0.143     0.143     0.144     0.145     0.146     0.147     0.148     0.148     0.149
 40       0.150     0.151     0.152     0.153     0.153     0.154     0.155     0.156     0.157     0.158     0.158     0.159
 41       0.160     0.161     0.163     0.163     0.163     0.164     0.165     0.166     0.167     0.168     0.168     0.169
 42       0.170     0.171     0.172     0.173     0.173     0.174     0.175     0.176     0.177     0.178     0.178     0.179
 43       0.180     0.181     0.182     0.183     0.183     0.184     0.185     0.186     0.187     0.188     0.188     0.189
 44       0.190     0.191     0.192     0.193     0.193     0.194     0.195     0.196     0.197     0.198     0.198     0.199
 45       0.200     0.203     0.205     0.208     0.210     0.213     0.215     0.218     0.220     0.223     0.225     0.228
 46       0.230     0.233     0.235     0.236     0.240     0.243     0.245     0.248     0.250     0.253     0.255     0.258
 47       0.260     0.263     0.265     0.268     0.270     0.273     0.275     0.278     0.280     0.283     0.285     0.288
 48       0.290     0.293     0.295     0.298     0.300     0.303     0.305     0.308     0.310     0.313     0.315     0.318
 49       0.320     0.323     0.325     0.328     0.330     0.333     0.335     0.338     0.340     0.343     0.345     0.348
 50       0.350     0.353     0.355     0.358     0.360     0.363     0.365     0.368     0.370     0.373     0.375     0.378
 51       0.380     0.383     0.385     0.388     0.390     0.393     0.395     0.398     0.400     0.403     0.405     0.408
 52       0.410     0.413     0.415     0.418     0.420     0.423     0.425     0.428     0.430     0.433     0.435     0.438
 53       0.440     0.443     0.445     0.448     0.450     0.453     0.455     0.458     0.460     0.463     0.465     0.468
 54       0.470     0.473     0.475     0.478     0.480     0.483     0.485     0.488     0.490     0.493     0.495     0.498
 55       0.500     0.503     0.506     0.508     0.511     0.514     0.517     0.519     0.522     0.525     0.528     0.530
 56       0.533     0.536     0.539     0.542     0.544     0.547     0.550     0.553     0.556     0.559     0.561     0.564
 57       0.567     0.570     0.573     0.575     0.578     0.581     0.584     0.586     0.589     0.592     0.595     0.597
 58       0.600     0.603     0.606     0.608     0.611     0.614     0.617     0.619     0.622     0.625     0.628     0.630
 59       0.633     0.636     0.639     0.642     0.644     0.647     0.650     0.653     0.656     0.659     0.661     0.664
 60       0.667     0.673     0.678     0.684     0.689     0.695     0.700     0.706     0.711     0.717     0.722     0.728
 61       0.733     0.739     0.744     0.750     0.755     0.761     0.767     0.772     0.778     0.783     0.789     0.794
 62       0.800     0.806     0.811     0.817     0.822     0.828     0.834     0.839     0.845     0.850     0.856     0,861
 63       0.867     0.873     0.878     0.884     0.889     0.895     0.900     0.906     0.911     0.917     0.922     0.928
 64       0.933     0.939     0.944     0.950     0.955     0.961     0.967     0.972     0.978     0.983     0.989     0.994
 65       1.000

                                                                      Appendix F

                          100% J&S W/O 10 YEAR CERTAIN
                             1998 GBB89 ASSUMPTIONS

AGE           OPTION 4
---           --------
19             0.990%
20             0.990
21             0.989
22             0.988
23             0.987
24             0.986
25             0.985
26             0.984
27             0.983
28             0.982
29             0.981
30             0.980
31             0.979
32             0.978
33             0.977
34             0.976
35             0.975
36             0.973
37             0.971
38             0.969
39             0.967
40             0.965
41             0.963
42             0:961
43             0.959
44             0.957
45             0.955
46             0.952
47             0.949
48             0.946
49             0.943
50             0.940
51             0.936
52             0.932
53             0.928
54             0.924
55             0.920
56             0.915
57             0.910
58             0.905
59             0.900
60             0.895
61             0.889
62             0.883
63             0.877
64             0.871
65             0.865

FACTORS B        0.5%
MAXIMUM         0.99%

WHEN THE MEMBER AND CA AGES DIFFER:

ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER

SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER

                                                                      Appendix F

                          100% J&S W/O 10 YEAR CERTAIN
                             1998 GBB89 ASSUMPTIONS

66           0.859
67           0.853
68           0.847
69           0.841
70           0.835
71           0.829
72           0.823
73           0.817
74           0.811
75           0.805
76           0.800
77           0.795
78           0.790
79           0.785
80           0.780
81           0.776
82           0.772
83           0.768
84           0.764
85           0.760
86           0.756
87           0.752
88           0.748
89           0.744
90           0.740
FACTOR B       0.5%
MAXIMUM       0.99%

WHEN THE MEMBER AND CA AGES DIFFER:

ADD FACTOR B FOR EACH YEAR THE CA IS OLDER THAN THE MEMBER

SUBTRACT FACTOR B FOR EACH YEAR THE CA IS YOUNGER THAN THE MEMBER